As filed with the Securities and Exchange Commission on March 28, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YIELDSTREET ALTNOTES LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	35-2650811 (I.R.S. Employer Identification Number)

597 Fifth Avenue
6th Floor
New York, New York 10017
(844) 943-5378
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ivor C. Wolk, Esq.
General Counsel
YieldStreet Inc.
597 Fifth Avenue
6th Floor
New York, New York 10017
(844) 943-5378
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:
Jeffrey W. Acre, Esq. K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, Pennsylvania 15222 (412) 355-6500	C. Todd Gibson, Esq. K&L Gates LLP State Street Financial Center One Lincoln Street Boston, Massachusetts 02111 (617) 261-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Borrower Payment Dependent Notes	$250,000,000	100%	$250,000,000	$30,300.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated March 28, 2019
YIELDSTREET ALTNOTES LLC
$250,000,000 Borrower Payment Dependent Notes

This is a public offering of up to $250,000,000 in aggregate principal amount of Borrower Payment Dependent Notes (“Notes”) issued by YIELDSTREET ALTNOTES LLC, a Delaware limited liability company. We will offer the Notes through an online investment portal (the “YieldStreet Investment Portal”), available at www.yieldstreet.com, which is owned and operated by YieldStreet Inc. (“YieldStreet”), our parent company. We will fund, acquire or originate certain commercial and consumer loans, assignments, leases and participation interests (“Loan Interests”), as described further in this prospectus. We will conduct our business in each case through one or more wholly-owned special purpose vehicles (each, an “SPV”) to fund, acquire or originate one or more Loan Interests.
We are managed by YieldStreet Management, LLC (the “Manager”), which is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager, which is wholly-owned and controlled by YieldStreet, oversees the management of our activities and is responsible for making investment decisions with respect to the Loan Interests.
Payments for each series of Notes will be solely dependent on payments each corresponding SPV receives (and therefore, in turn, we receive) on a specific Loan Interest described on the YieldStreet Investment Portal. All offerings of Notes will be posted on the YieldStreet Investment Portal, as described further in this prospectus. In addition, each offering of Notes will be described in a separate prospectus supplement.
The Notes will be issued pursuant to an indenture (the “Indenture”), which will be between us and Delaware Trust Company, as trustee (the “Trustee”), and the Trustee will have a security interest in deposit sub-accounts owned by us associated with the SPVs (“Series Sub-Accounts”) and the limited liability company membership interests of each SPV wholly-owned by us (collectively, the “Collateral”), on behalf of Noteholders, as further described in this prospectus.
Important terms of the Notes include the following, each of which is described in further detail in this prospectus:
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The Notes will be special, limited obligations of ours only and will not be obligations of YieldStreet or of the Loan Interest obligors under the corresponding Loan Interests.

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Our obligation to make payments on a Note will be limited to an amount equal to the Noteholder’s pro rata share of amounts we receive with respect to the corresponding Loan Interest, net of any Administration Fee (as defined herein), management fees, servicing fees and other costs and fees, if applicable. Neither we nor YieldStreet will guarantee payment of the Notes or the corresponding Loan Interests.

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The Notes will bear interest from the date of issuance and have a fixed or variable rate. The interest rate on each series of Notes will depend on the interest rate payable to us on each underlying Loan Interest. We expect that the interest rate on each series of Notes generally will range from 6% to 15%, although actual returns may be lower.

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The maturity for each series of Notes will vary. Generally, the maturity for series of Notes will be between six months and four years, with the possibility of maturities of less than six months or up to six years.

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We will offer the Notes to investors at 100% of their principal amount.

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Certain SPVs from time to time may borrow funds from a bank or other source of credit (which may be YieldStreet or an affiliate thereof) to fund, acquire or originate Loan Interests. In certain cases, such borrowings may be used for the purposes of “leverage”, and in such cases the nature of and the risks associated with these borrowings will be described in the relevant prospectus supplement for that series of Notes.

To purchase Notes, you must establish an account through the YieldStreet Investment Portal and complete and execute a subscription agreement (a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part) for a specific dollar amount equal to or greater than the then applicable minimum permitted subscription amount. To the extent you do not already have such an account, you also must establish an account in your name at Evolve Bank & Trust (“Evolve Bank”), an FDIC insured bank (or any successor to Evolve Bank we may contract with), through the YieldStreet Investment Portal, which we refer to as your “YieldStreet Wallet.” Subscription payments may be made from funds already available in your YieldStreet Wallet at the time the subscription is submitted to us or may be deposited by you into your YieldStreet Wallet at the time of subscription via ACH debit from another account maintained by you. We will withdraw your subscription payment held in your YieldStreet Wallet upon acceptance of your subscription. In the event that you have not established a YieldStreet Wallet, we may in our discretion accept subscription payments via ACH debits or wire transfer.
The Notes will be issued in electronic form only and will not be listed on any securities exchange. Notes are generally non-transferable; however, we may, in our sole discretion, permit the transfer of beneficial ownership of the Notes in certain limited circumstances, such as in the event of the death of the Noteholder or pursuant to a qualified domestic relations order. Currently, no trading market exists for the transfer of the Notes, and there can be no assurance that a trading market for the transfer of Notes will develop in the future. Therefore, Note purchasers must be prepared to hold their Notes to maturity.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and are eligible for reduced reporting requirements for this prospectus and future filings that we make with the SEC.
This offering is highly speculative, and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. (See “Risk Factors” for more information.)
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2019.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC pursuant to which we may, from time to time, offer and sell or otherwise dispose of the Notes covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Notes are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus.
The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered continuously, and sales of the Notes through the YieldStreet Investment Portal may occur on a daily basis. When we post offering materials related to a series of Notes on the YieldStreet Investment Portal, that posting will constitute an offer by us to sell that series of Notes. It has generally been YieldStreet’s practice that all of the YieldStreet Investment Portal clients only transact in one or more Loan Interest, and such vehicles do not typically own economic interests in the same Loan Interest or Loan Interests as are held by other YieldStreet Investment Portal clients. However, the Manager may allocate some of the Loan Interests to other YieldStreet Investment Portal clients, including, for example, other private pooled investment vehicles managed by affiliates of YieldStreet. If the Manager does so, it will allocate interests in Loan Interests among its clients (including us) in a fair and equitable manner, as determined by the Manager in its sole discretion. In exercising such discretion, the Manager may consider, among other considerations: (a) whether the risk-return profile of the proposed Loan Interest(s) is consistent with our objectives or the objectives of an Other Account, which objectives may be considered (i) solely in light of the specific Loan Interest(s) under consideration or (ii) in the context of the available capital; (b) potential tax consequences; (c) legal or regulatory restrictions; (d) the need to re-size risk; and (e) whether we and/or such other YieldStreet Investment Portal clients have a substantial amount of investable cash (e.g., during a “ramp-up” period). We will provide information about the most recent offerings of Notes on the YieldStreet Investment Portal and the Loan Interests that correspond to such offerings. We also will file prospectus supplements describing the corresponding Loan Interests, interest rate and maturity date for each series of Notes sold through the YieldStreet Investment Portal (each a “Series Note Supplement”).
The Notes may not be available for offer and sale to residents of every state, although we intend to register the offer and sale of the Notes in all 50 states, the District of Columbia and Puerto Rico unless there is an available exemption from registration in any such state. The YieldStreet Investment Portal will indicate the states where offers and sales of Notes is prohibited. We will post on the YieldStreet Investment Portal and include in the relevant Series Note Supplement any special suitability standards or other conditions applicable to purchases of the Notes in certain states that are not otherwise set forth in this prospectus.
We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Notes and the distribution of this prospectus outside of the United States.
This offering is being made directly by us, and we have not retained an underwriter, dealer manager or broker dealer in connection with the offer and sale of the Notes offered pursuant to this prospectus. As a result, there will be no sales load or other discounts or commissions charged in connection with the sale of the Notes offered pursuant to this prospectus. (See “Plan of Distribution.”)
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus.
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This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our Notes other than the Notes covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. (See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”)
Except as the context requires otherwise, as used in this prospectus, “we,” “us” and “our” refer to YIELDSTREET ALTNOTES LLC, a Delaware limited liability company.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1 with the SEC in connection with this offering (the “Registration Statement”). This prospectus is part of the Registration Statement. In addition, following the effectiveness of the Registration Statement, we will be required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the Registration Statement and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. YieldStreet also maintains a website at http://www. yieldstreet.com. We will make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through such website, as soon as reasonable practicable after those reports and other information are electronically filed with or furnished to the SEC. YieldStreet’s website and the information contained therein or connected thereto will not be deemed to be incorporated into this prospectus or the Registration Statement.
This prospectus is part of the Registration Statement and does not contain all of the information included in the Registration Statement and the exhibits, schedules and amendments to the Registration Statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, YieldStreet, the Manager and the Notes, please refer to the Registration Statement and to the exhibits and schedules to the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the Registration Statement.
Pursuant to Item 12(b) of Form S-1, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effectiveness of the Registration Statement will be deemed to be incorporated by reference in this prospectus.
You may obtain a copy of any of our filings, at no cost, by contacting us at 597 Fifth Avenue, 6th Floor, New York, New York 10017, or by telephone at (844) 943-5378, or by emailing us at investments@yieldstreet.com.
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing in this prospectus, including the financial statements and related notes, and the risk factors, before deciding whether to purchase the Notes.
YieldStreet and the YieldStreet Investment Portal.   YieldStreet operates the YieldStreet Investment Portal, which has enabled accredited investors to access asset-based investment opportunities across multiple asset classes and provides borrowers with a source of affordable capital. Through the use of the YieldStreet Investment Portal, investors can browse and screen alternative investment opportunities, view details of a prospective investment and then complete the investment process online. We are a wholly-owned subsidiary of YieldStreet.
YieldStreet developed the YieldStreet Investment Portal and owns the proprietary technology that makes the operation of the YieldStreet Investment Portal possible. Since May 2018, YieldStreet has made available private investment opportunities to accredited investors, including through a borrower payment dependent note issuer sponsored by it and managed by YieldStreet Management, LLC (the “Manager”), namely YS ALTNOTES I LLC, a Delaware limited liability company and a wholly-owned subsidiary of YieldStreet (“YS ALTNOTES I”), in transactions exempt from registration under the Securities Act. YS ALTNOTES II LLC, a Delaware limited liability company and a wholly-owned subsidiary of YieldStreet (collectively with YS ALTNOTES I, the “YS Private BPDN Issuers”), was formed in January 2019 to similarly issue such borrower payment dependent notes in transactions exempt from registration under the Securities Act. In addition, shares of an investment company managed by the Manager and registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), YieldStreet Multi-Asset Fund Inc., are also available through the YieldStreet Investment Portal. We expect to offer and sell the Notes through the YieldStreet Investment Portal in a similar manner to which the YS Private BPDN Issuers have offered and sold notes through the YieldStreet Investment Portal, except that while the YS Private BPDN Issuers offer and sell notes solely to accredited investors in transactions exempt from registration under the Securities Act, we may publicly offer and sell the Notes. The YS Private BPDN Issuers, YieldStreet Multi-Asset Fund Inc., other series of private investment vehicles and any future managed additional private or public investment vehicles are collectively referred to herein as the “YieldStreet Platform.”
Our business model is predicated on working with loan originators or asset managers, which may include credit funds and specialty finance companies (collectively, “Originators”) who can provide potentially attractive investment opportunities and other deal flow. The Manager, a wholly-owned subsidiary of YieldStreet and an affiliate of ours, works to identify and cultivate relationships with experienced Originators that it believes to have significant experience in their specific asset class and have experience and a track record originating and servicing the Loan Interests. The Originators typically work with and perform due diligence on borrowers to structure and fund the Loan Interests, and the Originators generally retain responsibility for servicing the Loan Interest through its life cycle. The Manager vets and conducts due diligence on the Originators, their background and their credit and underwriting policies. The Manager also evaluates their loan book and performance, business policies and servicing standards, among other things. Once an Originator has been vetted to the satisfaction of the Manager, then the Manager evaluates potential investment opportunities with the Originator that are suitable for the YieldStreet Platform. In addition, in certain circumstances, where the Manager has in-house expertise or has partnered with an expert in a particular asset class, we, through our SPVs, will make direct loans to borrowers. In such circumstances, those Loan Interests are typically serviced by an experienced third-party servicer (each such third-party servicer or the Manager or the Originator, in its role servicing the Loan Interests, a “Servicer”).
About YIELDSTREET ALTNOTES LLC.   We were formed on January 3, 2019 and have not conducted operations to date. Our objective is to present prospective investors in our Notes with specialty finance credit investment opportunities that are sufficiently collateralized to preserve capital and will generate income in accordance with our desired investment characteristics. To achieve our objectives, we will, through our wholly-owned SPVs:
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fund, make, acquire, originate and/or purchase loans directly or indirectly secured by interests in real or personal property;

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fund, make, acquire, originate and/or purchase commercial and business loans directly or indirectly secured by assets other than real estate, including, without limitation, automotive loans, corporate loans, receivable financing, litigation financing, purchase order financing, consumer loans, retail point of sale financing, marine finance such as shipping or container financing, and vessel deconstruction financing, asset based financing, cash flow loans, working capital loans, law firm financing, short-term loans, merchant cash advances, art finance loans, oil and gas-related loans, and equipment financing;

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fund, make, acquire, originate and/or purchase leases related to equipment, vehicles, and other goods and merchandise; and

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fund and/or purchase a participation interest (“Participation Interest”) in the loans and leases described above and/or one or more portfolios of such loans or leases.

The loans, leases, and Participation Interests described above are referred to collectively in this prospectus as the “Loan Interests”
We will create a wholly-owned SPV that corresponds to each series of Notes solely to fund, acquire or originate, in each case, one or more related Loan Interests. We will limit our purchase of Loan Interests to those that, in our opinion and the opinion of our Manager, will permit us to rely on an exclusion from the definition of an “investment company” under Section 3(c)(6) of the Investment Company Act.
If corresponding Loan Interests are prefunded, they may be funded, or assigned to the related SPV, by a third-party funding source, or by a funding source that is an affiliate of YieldStreet, including YieldStreet itself  (any such funding, a “Funding Facility,” and any such entity, a “Funding Entity”). In such event, the Trustee will secure the Collateral pursuant to the Indenture (and a UCC-1 filing will be made) securing our limited liability company membership interests in the subject SPV; provided, however, that such Funding Entity will be granted a senior security interest in our equity interest in the subject SPV until the SPV has been paid in full with respect to such funding or assignment made to it. This will occur only after the equivalent of the entire principal balance of the subject SPV’s Loan Interest(s) is funded by Noteholders and received by us. We expect this process to take approximately two to three weeks, but this period could be shorter or longer. (See “Risk Factors — Risks Related to Borrower Defaults” below.)
In addition, our SPVs may obtain secured term or revolving credit facilities (or other similar arrangements) or repurchase agreement arrangements (each a “Leverage Facility” and collectively with “Funding Facility”, each a “Credit Facility”) from one or more secured lenders, including YieldStreet or an affiliate thereof, as leverage to increase the potential returns on the Notes (each a “Leverage Provider,” and collectively with any Funding Entity, an “SPV Facility Provider”). Use of leverage through Leverage Facilities may enhance returns on the Notes but may expose Noteholders to greater risk of loss than would have existed in the absence of such leverage. The total amount of leverage outstanding at any time with respect to an SPV will be set forth in each applicable Series Note Supplement. We expect that each Credit Facility will be secured by all or a significant portion of the assets of the SPV borrowing under that Credit Facility. A Credit Facility may also be guaranteed by us and secured by our equity interest in such SPV and may also be cross-defaulted to other Credit Facilities entered into by other SPVs. We have the right to augment or replace a Credit Facility in the future, and any such augmented or replacement Credit Facility or similar arrangement may contain terms that are materially different from those of any existing Credit Facilities. The rights of Leverage Providers and any other creditors to receive payments of interest on, and repayments of principal of, advances under the lending arrangement and unused facility fees, are structurally senior to our rights (and therefore Noteholders) with respect to the payment of proceeds and other distributions from SPVs and Loan Interests, and upon liquidation. Furthermore, the SPV Facility Provider will be granted a senior security interest in our equity interest in any SPV, to the extent that the SPV has outstanding obligations or commitments under Credit Facilities. All leverage entails certain risks, including the increased risk of losses. (See “Risk Factors — Risks Related to Use of Leverage.”)
Prospective investors should note that we are an “emerging growth company” under the federal securities laws and therefore are eligible for reduced public company reporting requirements for this prospectus and future filings that we make with the SEC. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in

Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have elected to “opt out” of this extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period is irrevocable.
The Borrower Payment Dependent Notes.   We intend to issue multiple series of Notes on an ongoing basis. All net payments received by an SPV on a Loan Interest will be distributed to us, as the SPV’s sole member. Payments of principal and interest on the Notes of each series will be solely dependent on the related underlying SPV’s receipt of payments from each related underlying Loan Interest obligor and the obligations of the SPV to any SPV Facility Provider. Each time we offer a series of Notes, we will prepare a Series Note Supplement (which will be posted on the YieldStreet Investment Portal and filed with the SEC) with the terms, risks, and other relevant information about the applicable series of Notes, and the corresponding Loan Interest(s), as applicable, for that series. We reserve the right, in our sole discretion, not to disclose the name or identity of the Loan Interest borrower and/or obligor with respect to any series of Notes. In such circumstances, investors must make their respective investment decisions based solely on information provided about the Loan Interest borrower and/or obligor, the Note, the underlying Loan Interest and other material facts in this prospectus and applicable Series Note Supplement, but without knowledge of the identity or name of the Loan Interest borrower and/or obligor.
We will pay each Noteholder principal and interest on the Notes in an amount equal to each such Noteholder’s pro rata portion of the principal and interest payments, if any, that we receive on the corresponding Loan Interest, net of fees and expenses described in greater detail below and net of amounts owing by the related underlying SPV to any SPV Facility Provider. Payments made under a Note will be net of:
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fees to the Manager;

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the Administration Fees (as defined below), if any;

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third-party fees and expenses paid by the SPV with respect to the servicing and administration of the Loan Interest;

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upfront fees, origination and exit fees and other similar fees paid by the Loan Interest obligor and received by the SPV or an affiliate of YieldStreet, if any;

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any profit share or residual payments and/or amounts retained by the SPV or an affiliate of YieldStreet, if any;

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loan extension and modification fees paid by the Loan Interest obligor and received by the SPV, if any;

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attorneys’ fees or any collection fees imposed in connection with collection efforts on a delinquent asset by the SPV, the Originator, us, the Manager, the Servicer or a collection agency in respect of such Loan Interest or asset;

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forbearance fees, late fees, late charges, prepayment penalties, default interest and other similarly related fees incurred and paid by the borrower to the SPV (including, without limitation, other fees authorized by transaction documents for work performed), as may be applicable; and

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principal, interest and fees payable by each related SPV to any SPV Facility Provider.

Noteholders of each series will be assessed a charge in the amount of 0.25%, per annum, of the outstanding principal amount of Loan Interests held by the corresponding SPV payable at the same frequency as interest payments made on the Note of that series (the “Administration Fee”). This charge will be used to reimburse the Manager for expenses and costs associated with the operation and maintenance of the SPVs and the Notes, which include, but are not limited to:
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mandated expenses required by the SEC, such as registration fees, and expenses associated with regulatory filings;

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state blue sky registration fees and expenses associated with such filings;

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out-of-pocket legal fees and expenses, if any, and organizational expenses incurred to structure and document us, any SPV and/or any Loan Interest;

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our and any related SPV’s annual Delaware franchise and registered agent fees;

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the annual fees of the Trustee (as defined below) and other fees associated with the Indenture (as described below); and

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annual audit fees and costs associated with preparation of our and SPVs’ annual tax returns.

The assessment of the Administration Fee will reduce the interest distributions to such Noteholders as set forth in the Indenture and the Notes.
We will establish individual sub-accounts of our main operating account with respect to each series of Notes (each, a “Series Sub-Account”). The Notes are debt obligations of ours that will be collateralized by the Series Sub-Account (the “Sub-Account Collateral”) and the limited liability company membership interests of each SPV wholly-owned by us (the “Equity Collateral” and together with the Series Sub-Account Collateral, the “Collateral”). However, to the extent an SPV acquires a Loan Interest funded pursuant to a Credit Facility, unless provided otherwise in the applicable Series Note Supplement, the SPV Facility Provider will have a first priority security interest in the Equity Collateral, and the Trustee’s security interest in the Equity Collateral, for the ratable benefit of the Noteholders, will be subordinated to the security interest of the SPV Facility Provider until the repayment of amounts borrowed by the SPV from the SPV Facility Provider(s) (the repayment of such amounts the “Final Repayment”). Each SPV will own the corresponding Loan Interest that will entitle the SPV to receive payments therefrom. Accordingly, our obligations to make payments to holders of Notes of any series will be solely dependent upon the payments received by the corresponding SPV pursuant to the corresponding Loan Interest it owns. Each purchaser of a Note will receive a promissory note in electronic form pursuant to the Indenture, substantially identical to the form of promissory note which is filed as an exhibit to the Registration Statement of which this prospectus forms a part.
Each distribution from an SPV, representing payments under each Loan Interest owned by that SPV after deduction of fees and expenses of that SPV and obligations owed by that SPV under any Credit Facility, will be deposited in the Series Sub-Account for that SPV and will be paid from that Series Sub-Account in the following order:
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to pay the Administration Fee, other costs, fees, charges, and advances paid or incurred by us or our affiliates or payable to us (including but not limited to fees to the Manager, certain annual operating expenses of ours (as described above and in each Series Note Supplement), and any additional expenses and advances made by us or the Manager associated with litigation, defaults or foreclosure) in such order as we, in our sole and absolute discretion, elect,

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to pay interest on the Notes of the corresponding series,

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to repay principal of the Notes of the corresponding series, and

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to pay any excess proceeds or residual amounts, if any, to us, unless otherwise specified in the Series Note Supplement.

An investment in the Notes is subject to a variety of restrictions as detailed herein, the applicable Subscription Agreement and the Note. The Manager will receive certain compensation from us and is subject to several conflicts of interest, including, without limitation, its affiliate relationship with us. (See “Risk Factors” and “Conflicts of Interest” below.) Prospective investors should understand and consider that material federal income tax risks exist associated with investing in the Notes. (See “Material U.S. Federal Income Tax Considerations” below.)
The specific maturity date, interest rates and other terms and conditions will vary subject to the specific Note. (See “The Offering” below.) The Notes will be structurally subordinate to indebtedness and other obligations of each corresponding SPV and will be subordinate to any senior indebtedness we may incur, which may include, but is not limited to, any credit facility from a bank or financial institution, and other secured creditors. We do not intend to incur senior indebtedness at the level of the issuer of the Notes.
The offering of the Notes pursuant to this prospectus will be conducted on an ongoing and “best efforts” basis. The offering of the Notes pursuant to this prospectus will continue subject to our sole and absolute discretion to shorten or extend the offering period. No minimum offering amount has been set. The Notes will not be listed on any securities exchange.
The Indenture.   The Notes will be issued pursuant to an indenture to be entered into by and between us and the Trustee and qualified under the Trust Indenture Act of 1939, as amended. The Indenture will constitute a legally binding and enforceable agreement between us and the Trustee, pursuant to which, among other things (a) the Notes are issued by us in accordance with terms set forth in the Indenture and the Notes; (b) we grant a security interest in the Collateral to the Trustee for itself and for the ratable benefit of all Noteholders; provided that the security interest in the Equity Collateral will be expressly subordinated to the security interest of any corresponding SPV Facility Provider until the Final Repayment of the applicable Credit Facility; (c) the Trustee has the right to take control of the Collateral upon the occurrence and continuance of an Event of Default, except such right with respect to the Equity Collateral will be subject to the SPV Facility Provider’s senior security interest, if any; (d) we will, on behalf of the Trustee, file UCC-1 financing statements to perfect the security interest of the Trustee, acting as secured party for the ratable benefit of the Noteholders, in the Collateral in which a security interest can be perfected by filing a UCC-1 financing statement; and (e) we will serve as the initial paying agent to hold and distribute payments to the Noteholders in accordance with the terms of their respective Notes; provided that upon the occurrence and continuance of a bankruptcy or insolvency-related Event of Default, the Trustee will act as paying agent and distribute payments to Noteholders. Upon the occurrence and continuance of any other Event of Default, the Trustee will have the right, but not the obligation, to become paying agent under the Note. The Trustee has entered into a certain side letter with Esquire Bank, National Association (“Esquire Bank”) related to Esquire Bank’s duty to provide the Trustee with certain Noteholder information in the event that the Trustee becomes paying agent pursuant to the terms of the Indenture. To the extent the Trustee is provided such Noteholder information by Esquire Bank, we and the Trustee have agreed, on their behalf and on behalf of the Noteholders and any third-party beneficiaries, that such bank will have no liability at law or in equity related, directly or indirectly, to such information that it provides to the Trustee. The Trustee may exercise its legal rights to the Collateral only if an Event of Default has occurred under the Indenture. Only the Trustee, not the holders of the Notes, will have a secured claim to the above Collateral, subject to the senior security interest of the SPV Facility Provider(s), if any, and subject to the prior rights of the SPV Facility Provider(s), if any, to Final Repayment of the Credit Facilities.
If the Trustee were to exercise its legal rights to the Collateral and thereby foreclose on the Loan Interests, the Indenture provides that amounts distributed from any SPV collected on a particular Loan Interest (minus allowable fees and expenses) are to be applied to amounts due and owing on the corresponding Note. Such amounts distributed by an SPV will represent amounts collected on a particular Loan Interest (minus allowable fees and expenses and amounts owing under any Credit Facility of that SPV. The security interest in the Equity Collateral granted to the Trustee, on behalf of the Noteholders, will be expressly subordinated to the security interest of SPV Facility Providers, to the extent that the SPV has outstanding obligations or commitments under Credit Facilities. Further, there can be no assurance that the Trustee, or ultimately the Noteholders, would realize any amounts from the Collateral.

The Indenture may be updated, amended or supplemented from time to time in accordance with the terms of the Indenture (as amended from time to time). Amended, updated or supplemental indentures will be executed by the Trustee and/or us (as applicable) and made available to the Noteholders on the YieldStreet Investment Portal.
The Indenture provides that the Trustee will be required to keep all information obtained by it from us (including without limitation the names and addresses of Noteholders) strictly confidential and may not disclose such information with any third-party, except as required by law or regulation or use such information other than for the purpose of fulfilling its duties under the Indenture.
The Indenture provides that we will cause each SPV, directly or through us an affiliate of ours or a third-party servicer, to use commercially reasonable efforts to service and collect the Loan Interests of the SPV, in good faith, accurately and in accordance with industry standards customary for servicing loans or participations such as the Loans Interests. Notwithstanding the generality of the foregoing, each SPV, directly or through us, an affiliate of ours and any third-party servicer of a Loan Interest, will have the right, at any time and from time to time and subject to the foregoing servicing standard, to change the stated maturity of the principal of, or any installment of principal or interest on, such Loan Interest or reduce the principal amount thereof or the rate of interest thereon or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity date thereof, or amend or waive any term of such Loan Interest, or write off and cancel such Loan Interest without the consent of any Noteholder of the series corresponding to such Loan Interest.
The Indenture permits the Trustee and us, with the consent of the holders of not less than fifty-one percent (51%) in aggregate principal amount of each series of Notes affected thereby at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holder of a Note under such series and under the Indenture. However, no such supplemental indenture may: (1) subject to the servicing standard (in the immediately preceding paragraph) change the stated maturity of the principal of, or any installment of principal or interest on, a Note, or reduce the principal amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such amendment or supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) with respect to the Notes, (3) modify any of the provisions of the Indenture relating to “waiver of past defaults”, “rights of holders to receive payment” or “supplemental indentures with consent of holders”, except to increase the percentage of outstanding Notes of such series required for such actions to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby or (4) modify any provision of the Indenture that affects the rights of, or adversely affects, any SPV Facility Provider with respect to such provision (without its prior written consent).
The Indenture also permits the holders of at least fifty-one percent (51%) in aggregate principal amount of the Notes of all affected series at the time outstanding, on behalf of the holders of all the Notes of such series, to waive, insofar as those series are concerned, our compliance with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the holder of a Note (unless revoked as provided in the Indenture) will be conclusive and binding upon such holder and upon all future holders and owners of the Note and any Notes that may be issued upon the registration of transfer thereof or, irrespective of whether or not any notation thereof is made upon the Note or other such Notes. The Trustee will have no duty or liability with regards to the servicing of the underlying Loan Interests.
Notes held or purchased by us or our affiliates are considered “outstanding” for purposes of the Indenture but are not counted in determining whether the threshold for actions by holders have been met unless the Notes held by us are pledged and the pledgee establishes that it is not an affiliate of ours.

The Indenture prohibits us from consolidating with or merging into another business entity or conveying, transferring or leasing its properties and assets substantially as an entirety to any business entity, unless: (1)(a) we are the continuing corporation or limited liability company after such consolidation, merger or sale of assets or (b)(i) the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and (ii) it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture; (2) immediately after giving effect to the transaction, no default will have occurred or be continuing; and (3) we have delivered to the Trustee an officers’ certificate stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the Indenture and all conditions precedent relating to such transaction have been complied with.
Under the terms of the Indenture, any of the following events will constitute an Event of Default for a series of Notes: (1) subject to the limitations on required payments contained in the Indenture and the Notes and subject to the limitation in the next paragraph, our failure to make required payments on any Note of such series on the applicable due date and the continuance of such default for thirty (30) days; (2) certain specified events relating to our bankruptcy, insolvency or reorganization; (3) a final decision by a court of competent jurisdiction will have determined that we have committed criminal or civil fraud; or (4) any other Event of Default that is specifically provided with respect to a series of Notes.
It is not a default or Event of Default under the terms of the Indenture if we do not make payments on a series of Notes when the corresponding SPV has not distributed requisite funds owing to the failure of a borrower to make payments on the underlying Loan Interest(s) and/or a lender of record does not make a payment on the underlying loan(s) in which the SPV has taken a Participation Interest. In that case, we are not required to make payments on the Notes, so no default occurs. However, if such SPV fails to repay its obligations outstanding under a Credit Facility, such failure to pay may be an event of default under the Credit Facility, and the SPV Facility Provider of such Credit Facility may choose to foreclose on the Collateral securing such Credit Facility. (See “Risk Factors” generally for more information).
If an Event of Default related to our bankruptcy or insolvency as provided in the Indenture occurs and is continuing, then the stated principal amount of all outstanding Notes will become due and payable immediately without any act by the Trustee or any holder of Notes.
The holders of at least fifty-one percent (51%) in aggregate principal amount of the outstanding Notes of any series, by notice to the Trustee (and without notice to any other holder of Notes), may on behalf of the holders of all Notes of the series rescind an acceleration and the consequences thereof so long as (1) such rescission does not conflict with any judgment or decree and (2) all Events of Default have been cured or waived. There will be no acceleration of principal of any Notes upon the occurrence and continuance of an Event of Default other than one related to our bankruptcy or insolvency. Notwithstanding the forgoing, neither the Trustee nor any Noteholder will exercise any rights or remedies under the Indenture until the applicable Funding Entity or Leverage Provider, if any, has been paid in full with respect to any funding advances or assignments made to the related SPV.
The holders of at least fifty-one percent (51%) in aggregate principal amount of the outstanding Notes of any series, by notice to the Trustee (and without notice to any other holder of Notes), may on behalf of the holders of all Notes of the series waive an existing default with respect to such Notes, except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the Indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is permanently and irrevocably waived, it is deemed cured, but no such waiver will extend to any subsequent or other default or impair any consequent right.
A Noteholder may not institute a suit against us for enforcement of such holder’s rights under the Indenture or pursue any other remedy with respect to the Indenture or the Notes unless: (1) the holder gives the Trustee written notice stating that an Event of Default with respect to a series of Notes has occurred and is continuing; (2) the holders of at least fifty-one percent (51%) aggregate principal amount of the outstanding Notes of that series make a written request to the Trustee to pursue the remedy; (3) such holder or holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the Trustee; (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and (5) the holders of at least fifty-one percent (51%) aggregate principal amount of the outstanding Notes of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.
The Indenture provides that Noteholders may not use the Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder (but the Trustee has no affirmative duty to determine whether or not any such actions or forbearances are unduly prejudicial to such other Noteholders). The Indenture further provides that Noteholders may not use the Indenture to obtain confidential information relating to other Noteholders that is either unnecessary to pursue a remedy under the Indenture or would be prejudicial to the privacy rights of other Noteholders or prejudicial to our business.
The Indenture will generally cease to be of any further effect with respect to a series of Notes and the Notes of that series will no longer be outstanding under the Indenture if  (1) all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation or (2) all Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one (1) year and we have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes. In either case, we must also pay or cause to be paid all other sums payable under the Indenture by it and deliver to the Trustee an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the Indenture have been complied with. The Indenture does not contain any provisions for legal or covenant defeasance of the Notes.
Use of SPVs.   We will fund, acquire or originate Loan Interests through one or more SPVs that are each wholly-owned by us and managed by the Manager. Each SPV owns the Loan Interests associated with a particular series of Notes. Unless otherwise stated in the Series Note Supplement for a series of Notes with regard to the SPV corresponding to that series, each SPV will be a Delaware limited liability company.
We will cause each SPV to use commercially reasonable efforts to service and collect the Loan Interests of the SPV, directly or through us, the Originator, an affiliate of ours or a third-party servicer. Such servicing and collection shall be in good faith, accurately and in accordance with industry standards customary for servicing loans or participations such as the Loans Interests. Notwithstanding the generality of the foregoing, each SPV, directly or through us, an affiliate of ours and any third-party servicer of a Loan Interest, will have the right, at any time and from time to time and subject to the foregoing servicing standard, to change the stated maturity of the principal of, or any installment of principal or interest on, such Loan Interest or reduce the principal amount thereof or the rate of interest thereon or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity date thereof, or amend or waive any term of such Loan Interest, or write off and cancel such Loan Interest without the consent of any Noteholder of the series corresponding to such Loan Interest.
The operating agreement or other charter documents for each SPV will contain provisions that ensure the separateness of the SPV from us and from YieldStreet and that prohibit the SPV from consolidating with or merging into another business entity or conveying, transferring or leasing its properties and assets substantially as an entirety to any business entity.
Each SPV will maintain its own deposit accounts (each such deposit account a “Series Deposit Account”), which will be separate from our deposit account and any Series Sub-Account thereof.
Each SPV may incur indebtedness under Credit Facilities and may pledge all of its assets to the related SPV Facility Provider to secure its obligations under any such Credit Facility. We may pledge our equity ownership interest in an SPV as further security for an SPV’s obligations under a Credit Facility and may enter into guarantees or security agreements as necessary in connection with such a pledge. However, the obligations of an SPV under a Credit Facility will not be cross-supported by any other SPV (or the Series Sub-Account corresponding to any other SPV) or cross-collateralized to assets of any other SPV, unless the prospectus supplements in respect of all applicable series of Notes provide otherwise.
YieldStreet Investment Portal Structure Diagram
The following diagram illustrates the basic structure of the YieldStreet Investment Portal for two distinct, hypothetical series of Notes (Series 1 and Series 2) that do not involve Credit Facilities. This graphic is intended to be a general summary of the YieldStreet Investment Portal structure and is not intended to demonstrate all details of the YieldStreet Investment Portal, including the effect of prepayments, late payments, late fees or collection fees. (See “About the YieldStreet Investment Portal” for more information.)

SERIES 1 NOTEHOLDER
SERIES 2 NOTEHOLDER
Payments of principal and interest to each series of Notes correspond directly (and only) to a particular SPV, e.g., Series 1 corresponds to Loan interests held by SPV 1
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$
Investors must register as users on the YieldStreet Investment Portal and fund a YieldStreet Wallet, or at our discretion ACH or wire funds, to purchase Notes
YIELDSTREET WALLET
$
$
SERIES 1 NOTES
SERIES 2 NOTES
YIELDSTREET INVESTMENT PORTAL
DELAWARE TRUST COMPANY (TRUSTEE)
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$
BPDN Issuer owns 100% of equity interests in SPVs
YIELDSTREET ALTNOTES LLC (BPDN ISSUER)
Collateral held by Trustee for benefit of Noteholders
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$
$
$
SPV 1 (LOAN INTERESTS)
SPV 2 (LOAN INTERESTS)

THE OFFERING
Issuer
YIELDSTREET ALTNOTES LLC is a Delaware limited liability company and its principal place of business is located at 597 Fifth Avenue, 6th Floor, New York, NY 10017. We will create a wholly-owned SPV that corresponds to each series of Notes solely to fund, acquire or originate, in each case, one or more related Loan Interests. (See “Information about YIELDSTREET ALTNOTES LLC” below.)
Securities offered
We will be offering a maximum of  $250,000,000 in aggregate principal amount of Notes, issued in separate series. The initial per investor minimum amount will be disclosed in the relevant Series Note Supplement, and such minimum amount may be subject to change (the “Minimum Investment Amount”). Additional information regarding any changes to the Minimum Investment Amount applicable to a series of Notes will be provided on the YieldStreet Investment Portal. We intend to limit the offering of Notes as further set forth herein.
The Manager
Our manager is YieldStreet Management, LLC, a subsidiary of YieldStreet. The Manager is registered as an investment adviser with the SEC. Under the terms of an Investment Management Agreement (the “Investment Management Agreement”) the Manager will receive compensation for its services to us and is subject to several conflicts of interest, including, without limitation, its affiliate relationship with us. The Manager’s compensation will vary among series of Notes and will be described in the relevant Series Note Supplement (See “Prospectus Summary — The Borrower Payment Dependent Notes” above.)
Offering price
100% of the principal amount of each Note. No commissions for selling Notes will be paid to us, the Manager or our or the Manager’s respective officers or employees. YieldStreet, us or our respective affiliates may receive and retain certain fees (for example, due diligence or origination fees) paid by third parties (such as borrowers or Originators) in connection with the funding, acquisition or origination of Loan Interests, as described herein. While Notes are expected to be offered and sold directly by us, the Manager and our respective officers and employees, we and the Manager reserve the right in our or its sole discretion to offer and sell Notes through the services of independent broker/dealers or third party registered investment advisers who are member firms of the Financial Industry Regulatory Authority. Qualified broker/dealers may be entitled to receive commissions for referring potential investors to us. The amount and nature of any commissions payable to broker/dealers and/or registered investment advisers is expected to vary in specific instances and would be agreed on a case-by-case basis.
Maturity date
The maturity for each series of Notes will vary and will be set forth in the relevant Series Note Supplement. Generally, the maturity for series of Notes will be between six months and four years, with the possibility of maturities of less than six months or up to six years. We may prepay all or a portion of any Note before the stated maturity date of the Note in our sole and absolute discretion. We will not incur any penalties for prepaying any Note at any time. Noteholders will not have any right to cause us to redeem or repurchase any Note prior to the stated maturity of the Note.
Interest rate
The Notes will bear interest from the date of issuance and have a fixed or variable rate, as set forth in the applicable Series Note Supplement. The interest rate on each series of Notes will depend on the interest rate payable to us on each underlying Loan Interest. We expect that the interest rate on each series of Notes generally will range from 6% to 15%, although actual returns may be lower.
Setting interest rate for Notes
Unless specified otherwise in the Series Note Supplement, the interest rate on each Note is equal to the interest rate on the corresponding Loan Interest (which already is net of certain other fees and expenses), net of the applicable management fee payable to the Manager.
Payments on the Notes
All net payments received by the SPVs on Loan Interest(s) will be distributed to us, as the sole member of such SPV. Payment of interest on and principal of the Notes will be solely dependent on the payments the SPV (and therefore in turn us) receives from obligors and borrowers under the Loan Interest(s) after payment of the SPVs obligations, including to SPV Facility Providers. (See “Information about YIELDSTREET ALTNOTES LLC” below.)

Neither we, nor any of our affiliates (including YieldStreet or the Manager) guarantee payment of the Notes or the underlying Loan Interests, and the Notes are not obligations of the underlying Loan Interest borrowers. To the extent an SPV (and in turn us) is unable to collect payments (or portions thereof) under an underlying Loan Interest, we will not be obligated to make any corresponding payment (or portion thereof) to Noteholders based on such underlying Loan Interest(s).

We will pay principal of and interest on any Note an investor purchases in an amount equal to the investor’s pro rata portion of the principal and interest payments we receive on the corresponding Loan Interest, if any, net of the Administration Fee, the management fee and other charges, and such interest payments will be paid on a schedule, i.e.monthly or quarterly, or dependent on the occurrence of certain events, as set forth in the corresponding Series Note Supplement. For more information, see “Prospectus Summary — The Borrower Payment Dependent Notes” above. Each Note will provide for interest payments over a term equal to the corresponding Loan Interest. The payment dates for the Notes will be after the due date for each installment of principal and interest on the corresponding Loan Interest, although interest will be deemed to accrue thereon only through each corresponding loan payment date. (See “Information about YIELDSTREET ALTNOTES LLC — The Indenture”) for more information.
Status of Notes & Security Interest
The Notes will not be contractually senior or contractually subordinated to other indebtedness, if any, that we incur but they will be structurally subordinated to SPV Facility Providers and the security interest in our equity interest of the SPVs held by the Trustee for the ratable benefit of the Noteholders will be subordinated to the security interest of the SPV Facility Providers, in each case, to the extent any SPV has outstanding obligations owing to SPV Facility Providers. All Notes will be special, limited obligations of ours. We were formed by YieldStreet with the intention that, in the event of YieldStreet’s bankruptcy, the Loan Interests that we own (through our wholly-owned SPVs) should be shielded from claims by YieldStreet’s creditors, thereby protecting the interests of Noteholders in those Loan Interests and the proceeds thereof. This is achieved by placing certain restrictions on our activities, including restrictions in our organizational documents on our ability to incur additional indebtedness, and by implementing certain formalities designed to expressly reinforce our status as a distinct legal entity from YieldStreet. We have instituted similar restrictions for each of our SPVs, subject to their availability to incur obligations to SPV Facility Providers. Nevertheless, the Notes themselves do not restrict our incurrence of other indebtedness or our ability to grant liens or security interests on our assets, and holders of the Notes do not themselves have a direct security interest in the corresponding Loan Interest or the proceeds of the related Loan Interest or in the equity of any SPV. Accordingly, in the event of our bankruptcy or similar proceeding, the relative rights of a holder of a Note may be uncertain.

To further mitigate the risk of our insolvency, we have granted the Trustee, for the benefit of the Noteholders, a security interest in our equity interest in each SPV, the payments and proceeds that we receive from each SPV on Loan Interests, the Series Sub-Account in which the Loan Interest payments are transferred by the SPV; provided, however, that the security interest in our equity interest in any SPV will be subordinated to the security interest of the SPV Facility Provider, to the extent that the SPV has outstanding obligations or commitments under Credit Facilities. The Trustee may exercise its legal rights to the Collateral only if an Event of Default has occurred under the Indenture, which would include us becoming subject to a bankruptcy or similar proceeding. Only the Trustee, not the holders of the Notes, has a security interest in the above Collateral. If the Trustee were to exercise its legal rights to the Collateral, the Indenture provides that amounts collected on a particular Loan Interest (minus allowable fees and expenses) are to be applied to amounts due and owing on the corresponding Note. There can be no assurance, however, that the Trustee, or ultimately the Noteholders, would realize any amounts from the Collateral. (See “Risk Factors — Risks Related to Us and YieldStreet Inc., the YieldStreet Investment Portal and Our Ability to Service the Notes” for more information.)

In the event that a Loan Interest(s) is prefunded, the Loan Interest may be funded or assigned by a Funding Entity. In such event, the Trustee will secure the pledged collateral pursuant to the Indenture, and we (on behalf of the Trustee) will file a UCC-1 financing statement securing the membership interests of the subject SPV provided, however, that such Funding Entity will be granted a senior security interest in our equity interest in the subject SPV until the SPV has been paid in full with respect to such funding or assignments made to it. This will occur only once the equivalent of the entire principal balance of the subject SPV’s Loan Interest(s) is funded by Noteholders and received by us.
Fees and other charges
YieldStreet Management, LLC, a Delaware limited liability company, will serve as our Manager. The Manager will receive compensation for its services to us and is subject to several conflicts of interest, including, without limitation, its affiliate relationship with us. We, YieldStreet and/or our respective affiliates may also receive a variety of compensation and income from third parties (such as borrowers or Originators) that will be retained by us or an affiliate of ours and not paid to Noteholders. The Manager’s compensation will vary among series of Notes and will be described in the relevant Series Note Supplement. (See “Risk Factors” and “Conflicts of Interest” below.)

Noteholders of each series will be assessed a charge in an amount equal to 0.25%, per annum, of the outstanding principal amount of Loan Interests held by the corresponding SPV payable at the same frequency as interest payments made on the Note of that series (the “Administration Fee”). This charge will be used to reimburse the Manager for expenses and costs associated with the operation and maintenance of the SPVs and the Notes, which include, but are not limited to:
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mandated expenses required by the SEC, such as registration fees, and expenses associated with regulatory filings;

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state blue sky registration fees and expenses associated with such filings;

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out-of-pocket legal fees and expenses, if any, and organizational expenses incurred to structure and document us, any SPV and/or any Loan Interest;

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our and any related SPV’s annual Delaware franchise and registered agent fees;

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the Trustee’s annual fees and other fees associated therewith; and

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annual audit fees and costs associated with preparation of our and the SPVs’ annual tax returns.

The assessment of the Administration Fee will reduce the interest distributions to such Noteholders as set forth in the Indenture and the Note. If there are no interest distributions, such Administration Fee will accrue but payment thereon will be deferred.
Use of proceeds
We will use the proceeds of the Notes to: (i) capitalize SPVs to facilitate the funding, origination, or purchase of Loan Interests; or (ii) to repay a Funding Entity for funds borrowed by the SPV to fund Loan Interests and/or to pay for the assignment of a Loan Interest by the lender to the SPV.
Electronic form and transferability
The Notes will be issued in electronic form only and will not be listed on any securities exchange. Notes are generally non-transferable; however, we may, in our sole discretion, permit the transfer of beneficial ownership of the Notes in certain limited circumstances, such as in the event of the death of the Noteholder or pursuant to a qualified domestic relations order. Currently, no trading market exists for the transfer of the Notes, and there can be no assurance that a trading market for the transfer of Notes will develop in the future. Therefore, Noteholders must be prepared to hold their Notes to maturity. (See “Risk Factors — Risks Inherent in Investing in the Notes” for more information.)
U.S. federal income tax consequences
No authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. Although the matter is not free from doubt, we intend to treat the Notes as indebtedness of YieldStreet (as our sole owner) for U.S. federal income tax purposes. Under this treatment the Notes will have original issue discount (“OID”) for U.S. federal income tax purposes because we and/or YieldStreet are not unconditionally obligated to pay interest on the Notes, and payments are made to the Noteholders only to the extent payments are received by us from the SPV in respect of underlying Loan Interest(s). Furthermore, a Noteholder will generally be required to include the OID as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such Noteholder’s regular method of tax accounting.

Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. (See “Material U.S. Federal Income Tax Considerations” for more information.)
Loss Reserve
We may elect to cause any SPV to establish a loss reserve to protect against damages or losses caused by potential unrecoverable losses. The loss reserve will be evaluated and established on a case-by-case basis at the sole and absolute discretion of the Manager. Although the loss reserve will help reduce the impact of defaults temporarily, ultimate repayment or resale of the Loan Interests will be jeopardized to the extent that any Loan Interests are in default and are not eventually repaid or resold, whether by the applicable borrower or by us, to protect available Collateral. Depending on reserve overages and the weighted risk levels of the portfolio, reserve amounts may be reduced, eliminated or increased accordingly in the sole and absolute discretion of the Manager. The loss reserve may be funded from the SPV’s cash flow and/or capital contributions funded by our own cash flow or profits (as is determined by the Manager in its sole discretion). In addition, the Manager on behalf of the appropriate SPV will have no responsibility or obligation to establish a loss reserve or restore it once it has been depleted. The loss reserve for any SPV will be available to satisfy claims of SPV Facility Providers before being available to Noteholders of the corresponding series.
Purchasing Notes
Prospective purchasers of Notes will need to register as a user on the YieldStreet Investment Portal and fund a YieldStreet Wallet account with Evolve Bank, an FDIC insured bank (or any successor to Evolve Bank we may contract with). (See “Information about YIELDSTREET ALTNOTES LLC — How to Purchase Notes” for additional details.) Your subscription amount for Notes will be deducted from your YieldStreet Wallet account. In the event that you have not established a YieldStreet Wallet, we may in our discretion accept subscription payments via ACH debits or wire transfer.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, information appearing under “Information about YIELDSTREET ALTNOTES LLC,” “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus includes forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
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the performance of the Notes, which, in addition to being speculative investments, are special, limited obligations that are not guaranteed or insured;

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our ability to make payments on the Notes, including in the event that Loan Interest obligors fail to make payments on the corresponding Loan Interests;

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our ability to attract potential investors to the YieldStreet Investment Portal;

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the reliability of the information about Loan Interest obligors that is supplied by Loan Interest obligors including actions by some Loan Interest obligors to defraud investors;

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the ability of Originators or third-party servicers to service the Loan Interests, and our ability or the ability of a third party debt collector to pursue collection against any Loan Interest obligor, including in the event of fraud;

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credit risks posed by the creditworthiness of borrowers and, in the case of borrowers who are specialty finance companies, the borrowers to whom such specialty finance companies extended credit;

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potential efforts by state regulators or litigants to impose liability that could affect the lender’s (or any subsequent assignee’s) ability to continue to charge to borrowers the interest rates that they agreed to pay at origination of their loans or its ability to collect principal on deemed usury loans, which may be considered null and void;

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our compliance with applicable regulations and regulatory developments affecting our business;

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the impact of current economic or geopolitical conditions on the performance of the Notes;

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our compliance with applicable local, state and federal law, including the Advisers Act, the Investment Company Act and other laws;

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the application of federal and state bankruptcy and insolvency laws to Loan Interest obligors, us and our affiliates;

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the impact of Loan Interest obligor delinquencies, defaults and prepayments on the returns on the Notes;

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the lack of a public trading market for the Notes;

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the illiquidity of the Notes and the inability of Noteholders to redeem Notes at their option;

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the federal income tax treatment of an investment in the Notes;

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the bankruptcy-remoteness of us and each SPV and of any special purpose company created by a specialty finance company or other Originator to hold assets underlying Loan Interests;

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the terms of indebtedness or other leverage incurred by any SPV to any SPV Facility Provider; and

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our ability to prevent security breaches, disruptions in service, and comparable events that could compromise the personal and confidential information held on our data systems, reduce the attractiveness of the YieldStreet Investment Portal or adversely impact our ability to make payments on the Notes.

There may be other factors that may cause actual results to differ materially from the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does occur, what impact they will have on either of our results of operations and financial conditions. You should carefully read the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.
All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

RISK FACTORS
The Notes involve a high degree of risk. You should carefully consider the risks described below before making a decision to invest in the Notes. If any of the following risks actually occur, you might lose all or part of your investment in the Notes. Before making an investment decision, you should carefully consider these risks. While we believe the risks and uncertainties described below include all material risks currently known by us, it is possible that these may not be the only ones we face. If any of the risks actually occur, our business, financial condition, operating results and prospects could be materially and adversely affected.
Loan Interests will have different risk characteristics, and therefore there will be differences in some of the risks associated with different series of Notes. Noteholders should carefully review the relevant Series Note Supplement for a description of risks associated with a specific series of Notes in addition to risks described below.
Risks Related to Borrower Defaults
The Notes are risky and speculative investments for suitable investors only.
You should be aware that the Notes offered through the YieldStreet Investment Portal are risky and speculative investments. The Notes are our special, limited obligations and depend entirely for payment on our receipt of payments from Loan Interest obligors under the corresponding Loan Interests. Notes are suitable only for investors of adequate financial means. If you cannot afford to lose the entire amount of your investment in the Notes you purchase, you should not invest in the Notes.
Payments on the Notes depend entirely on payments we receive on corresponding Loan Interests. If a Loan Interest obligor fails to make any payments on the corresponding Loan Interest related to your Note, payments on your Note will be correspondingly reduced.
We only will make payments pro rata on a series of Notes after we receive a Loan Interest obligor’s payment on the corresponding Loan Interest, net of the Administration Fee, management fee, servicing and other fees. We also will retain from the funds received from the relevant Loan Interest obligor and otherwise available for payment on the Notes any non-sufficient funds fees and the amounts of any attorneys’ fees or collection fees a third-party servicer or collection agency imposes in connection with collection efforts. Under the terms of the Notes, if we do not receive any or all payments on the corresponding Loan Interest, payments on your Note will be correspondingly reduced in whole or in part. If the relevant Loan Interest obligor does not make a payment on a specific scheduled loan payment date, no payment will be made on your Note on the corresponding succeeding scheduled Note payment date.
If a Loan Interest obligor defaults on the Loan Interest corresponding to an investor’s Note, the investor will be unlikely to receive the full principal and interest payments that were expected on the Note, and the investor may not recover the original purchase price on the Note.
If a Loan Interest obligor defaults on a Loan Interest, we may pursue reasonable collection efforts in respect of the Loan Interest. If payment amounts on a delinquent Loan Interest are received from a Loan Interest obligor after the Loan Interest has been referred to an outside collection agency and/or law firm, we will incur legal fees in collecting on the Loan Interest or foreclosing on the related Collateral, and that collection agency may retain a percentage of that payment as a fee before any principal or interest becomes payable to an investor. Collection and legal fees may constitute a significant portion of recovered amounts, in addition to any transaction fees associated with accepting payments incurred in the collection effort.
For some non-performing or defaulted Loan Interests, we may not be able to recover any of the unpaid Loan Interest balance and, as a result, an investor who has purchased a corresponding Note may receive little, if any, of the unpaid principal and interest payable under the Note. In all cases, investors must rely on our collection efforts or the applicable law firm and/or collection agency to which such Loan Interests are referred, and are not permitted to collect or attempt collection of payments on the Loan Interests in any manner.
In certain circumstances our payment on a Loan Interest may be interrupted by the bankruptcy of any special purpose company created by a specialty finance company or other Originator to hold assets underlying such Loan Interest.

Loss rates on the Loan Interests may increase as a result of economic conditions beyond our control and beyond the control of the Loan Interest obligor.
Loan Interest loss rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual Loan Interest obligors. In particular, loss rates on Loan Interests may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors.
The Loan Interests may not restrict Loan Interest obligors from incurring additional unsecured or secured debt, nor might they impose any financial restrictions on Loan Interest obligors during the term of the Loan Interest, which may reduce the likelihood that an investor will receive the full principal and interest payments that such investor expects to receive on a Note.
If a Loan Interest obligor incurs additional debt after the date a Note is offered, the additional debt may impair the ability of that Loan Interest obligor to make payments on his or her Loan Interest and, as such, reduce the likelihood that an investor will receive the principal and interest payments that such investor expects to receive on a corresponding Note. Moreover, the additional debt may adversely affect the Loan Interest obligor’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the Loan Interest obligor. To the extent that the Loan Interest obligor has or incurs other indebtedness and cannot pay all of his or her indebtedness, the Loan Interest obligor may choose to make payments to other creditors, rather than to us.
To the extent Loan Interest obligors incur other indebtedness that is secured, the ability of the secured creditors to exercise remedies against the assets of the Loan Interest obligor may impair the Loan Interest obligor’s ability to repay the Loan Interest on which an investor’s Note is dependent for payment.
Some of the Loan Interests do not contain any cross-default or similar provisions. If a Loan Interest obligor defaults on any of its other debt obligations, our ability to collect on the Loan Interest on which an investor’s Note is dependent for payment may be substantially impaired.
The Loan Interests may contain cross-default provisions. A cross-default provision makes a default under certain debt of a Loan Interest obligor an automatic default on other debt of that Loan Interest obligor. Because the Loan Interests may not contain cross-default provisions, a Loan Interest will not be placed automatically in default upon that Loan Interest obligor’s default on any of the Loan Interest obligor’s other debt obligations. If a Loan Interest obligor defaults on debt obligations owed to a third party and continues to satisfy the payment obligations under the Loan Interest, the third party may seize the Loan Interest obligor’s assets or pursue other legal action against the Loan Interest obligor before the Loan Interest obligor defaults on the Loan Interest, which may affect our ability to collect from the Loan Interest obligor when or if the Loan Interest becomes delinquent.
Loan Interest obligors may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of an investor’s Notes.
Loan Interest obligors may seek protection under federal bankruptcy law or similar laws. If a Loan Interest obligor files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending foreclosure or collection actions on the Loan Interest on hold and prevent further foreclosure or collection action absent bankruptcy court approval. Whether any payment will ultimately be made or received on a Loan Interest after a Loan Interest obligor has filed for bankruptcy depends on our ability to foreclose on the Collateral securing the Loan Interest, the value to be obtained from such Collateral and the Loan Interest obligor’s particular financial situation. Depending on the foregoing, an investor who has purchased a corresponding Note may not receive the remaining unpaid principal and interest payable on the Note.
The Federal Holder in Due Course Rule may substantially impair an investor’s ability to recoup the full purchase price of a Note or to receive the interest payments that such investor expects to receive on the Note.
The Federal Trade Commission’s Holder in Due Course Rule, which in certain circumstances permits borrowers to assert any claims and defenses that they would have had against a seller of goods or services obtained with the proceeds of a Loan Interest against an originator or subsequent purchaser of the Loan Interest, could allow certain borrowers to raise such defenses against such originator or subsequent purchaser to the extent of the outstanding Loan Interest balance. If such defenses are successfully raised, the originator or subsequent purchaser of the Loan Interest may be unable to collect on the Loan Interest, which would have a material adverse impact on our ability to make any further payments on the corresponding Notes.
Borrower bankruptcy will prevent the prompt exercise of foreclosure remedies.
If a Loan Interest borrower or a special purpose company created by a specialty finance company or other Originator to hold assets underlying a Loan Interest enters bankruptcy, an automatic stay of all proceedings against the borrower’s or such special purpose company’s, as applicable, assets will be granted. This stay will prevent the lender of record with respect to the Loan Interest from foreclosing on the borrower’s assets unless relief from the stay can be obtained from the bankruptcy court, and there is no guarantee that any such relief will be obtained. Significant legal fees and costs may be incurred in attempting to obtain relief from a bankruptcy stay from the bankruptcy court and, even if such relief is ultimately granted, it may take several months or more to obtain. In such event, the lender of record will be unable to promptly exercise its foreclosure remedy and realize any proceeds from an asset sale.
In addition, bankruptcy courts have broad powers to permit a sale of assets free and clear of the lender of record’s lien, to compel the lender of record to accept an amount less than the balance due under the Loan Interest and to permit the borrower or special purpose company, as applicable, to repay the Loan Interest over a term which may be substantially longer than the original term of the Loan Interest.
Risks Inherent in Investing in the Notes
The Notes are special, limited obligations of ours only and, except for the security interest in the collateral granted to the Trustee, are not secured by any other collateral or guaranteed or insured by any third party.
While the underlying Loan Interests that have been acquired may be secured by a mortgage, security agreement or other assets, the Notes themselves are our special, limited obligations and will not represent an obligation of the Loan Interest obligor or any other party, except us. The Notes are not secured by any collateral except for a security interest in, inter alia, the Series Sub-Account and our equity interest granted to the Trustee, and are not guaranteed or insured by any governmental agency, instrumentality or any third party. Noteholders may look only to us for payment of the Notes and then only to the extent of payments received with respect to the specific underlying Loan Interest. Furthermore, if a Loan Interest obligor fails to make any payments on the underlying Loan Interest, Noteholders in the related Notes will not receive any payments on their respective Notes. Noteholders will not be able to pursue collection against the Loan Interest obligor and are prohibited from contacting the Loan Interest obligor about the defaulted Loan Interest.
In the event that corresponding Loan Interests are prefunded, they may be funded, or assigned to the related SPV, by a third-party funding source, or by a funding source that includes YieldStreet or an affiliate thereof. In such event, the Trustee will secure the Collateral pursuant to the Indenture (and a UCC-1 filing will be made) securing the Series Sub-Account and the limited liability company membership interests of the subject SPV; provided, however, that such Funding Entity will be granted a senior security interest in our equity interest in the subject SPV until the SPV has been paid in full with respect to such funding or assignment made to the SPV. This will occur only after the equivalent of the entire principal balance of the subject SPV’s Loan Interest(s) is funded by Noteholders and received by us. We expect this process to take approximately two to three weeks, but this period could be shorter or longer. (See “Risk Factors — Risks Related to Borrower Defaults” below.)
The Trustee will act as the secured party with respect to the Collateral for itself and for the ratable benefit of the Noteholders. We will be required pursuant to the terms of the Indenture to file a UCC-1 financing statement, on behalf of the Trustee, to perfect the security interest in the applicable Collateral pursuant to the Indenture for the ratable benefit of the Noteholders.
The Trustee’s security interest in the Series Deposit Account and each Series Sub-Account will not be perfected by control. Identifiable cash distributed to us from our SPVs in respect of our equity interests in the SPVs will be temporarily perfected for a period of twenty (20) days from receipt thereof. We anticipate that each such distribution will be deposited into the Series Sub-Account within the temporary perfection period before the next payment date on the Notes. There can be no assurance that such cash distributions will be made within the temporary perfection period, which would cause the Trustee’s security interest thereon to be not perfected. Further, it is anticipated that from time to time, the SPV will retain such cash distributions in a reserve account longer than the temporary perfection period, which would cause the Trustee’s security interest thereon to be not perfected. Amounts received from Noteholders in respect of the purchase price of the Notes will be deposited in the appropriate Series Sub-Account for further remittance to the Series Deposit Account of the related SPV. We anticipate that Note offering proceeds received in a Series Sub-Account will be transferred promptly (within several business days) to the related Series Deposit Account. However, the note offering proceeds held in a Series Sub-Account will not be perfected. After such amounts are remitted to the Series Deposit Account of the appropriate SPV they will be assets of the SPV in which we own the entire equity ownership interest in which the Trustee has a security interest perfected by control. However, the SPV’s Series Deposit Account may be pledged to a SPV Facility Provider and our right to receive distributions from that deposit account prior to an event of default by the SPV on an outstanding Credit Facility will be structurally subordinated to the claims of any SPV Facility Provider and after an event of default by the SPV will be further limited by the right of the SPV Facility Provider to foreclose on the related Series Deposit Account and Equity Collateral.
Upon the occurrence and continuance of an “Event of Default” (as defined in the Indenture) relating to bankruptcy or insolvency, the Trustee will take possession of the Collateral and become the paying agent to distribute payments to Noteholders pursuant to the terms of the Notes. Upon the occurrence and continuance of any other Event of Default, the Trustee will have the right, but not the obligation, to become paying agent under the terms of the Notes. To the extent the Trustee becomes paying agent and is provided certain Noteholder information by Esquire Bank, we and the Trustee have agreed, on their behalf and on behalf of the Noteholders and any third-party beneficiaries, that such bank will have no liability at law or in equity related, directly or indirectly, to such information that it provides to the Trustee. (See “Information about YIELDSTREET ALTNOTES LLC — The Indenture” below.)
The collateral securing the Notes is limited to our rights under the terms of the Loan Interests.
Noteholders do not themselves have a direct security interest in the specific underlying Loan Interest or the right to payment thereunder. If an Event of Default were to occur, upon the Trustee’s seizing the Collateral, the Trustee would then own the applicable membership interests in the SPV which in turn own the specific underlying Loan Interest. If the SPV owns a Loan Interest that is a loan, then the Trustee would have control of the SPV as the lender of record; if the SPV owns a Participation Interest, then the Trustee would have the powers of a participant with respect to such Participation Interest which are, in many cases, more limited.
The collateral securing the Notes may remain subordinated due to third party credit facilities.
In the event that a Loan Interest is prefunded, the Loan Interest may be funded by a Funding Entity. In addition, an SPV may obtain longer-term leverage financing under Credit Facilities from a Leverage Provider. In either of such cases, the related SPV’s assets (including the related Loan Interest and the SPV’s Series Deposit Accounts) will be subject to the security interest of the SPV Facility Provider. In addition, the Trustee’s security interest in our equity interest in that SPV will be subordinated to the senior security interest of the Funding Entity or Leverage Provider until all obligations to the applicable SPV Facility Provider has been paid in full. In the case of obligations owed to a Leverage Provider under a Credit Facility this could result in subordination for a significant period of time, potentially through the maturity date of the Note. In the case of obligations owed to a Funding Entity this will occur only once the equivalent of the entire principal balance of a given SPV’s Loan Interests is funded by Noteholders, which we expect should typically take two to three weeks but could be shorter or significantly longer. In the event we are unable to fully subscribe prospective investors with the equivalent of the entire principal balance of the Loan Interests, Noteholders may end up having a subordinated security interest until the equivalent of the entire principal balance of the Loan Interests owned by the subject SPV is subscribed. This may result in the Noteholders remaining subordinated to the SPV Facility Provider upon the occurrence and continuance of an Event of Default under the Indenture and Note, and could result in potential loss of interest income or principal.

Use of leverage through Leverage Facilities may enhance returns on the Notes but may expose Noteholders to greater risk of loss than would have existed in the absence of such leverage. We expect that each Leverage Facility will be secured by all or a significant portion of the assets of the SPV borrowing under that Leverage Facility. A Leverage Facility may also be guaranteed by us and secured by our equity interest in such SPV and may also be cross-defaulted to other Leverage Facilities entered into by other SPVs. We have the right to augment or replace a Leverage Facility in the future, and any such augmented or replacement Leverage Facility or similar arrangement may contain terms that are materially different from those of any existing Leverage Facilities. The rights of Leverage Providers and any other creditors to receive payments of interest on, and repayments of principal of, advances under the lending arrangement and unused facility fees, are senior to our rights (and therefore Noteholders) with respect to the payment of proceeds and other distributions from SPVs and Loan Interests, and upon liquidation. Furthermore, the Noteholders’ security interest in the equity of any SPV will be subordinated to the security interest of the SPV Facility Provider(s), if any, for so long as that SPV has outstanding obligations or commitments under Credit Facilities. All leverage entails certain risks, including the increased risk of losses (See “— Risks of Use of Leverage” below).
The terms of the Notes are set in a manner which is favorable to us.
We have set the terms of the Notes in a manner which is favorable to us and have not made an attempt to consider the favorability or suitability of such terms for any prospective investors. Accordingly, you may find that the terms of any one or more series of Notes in which you invest are not tailored to your particular interests or the interests of the holders of such series of Notes as a whole.
We and our management have no way of knowing or predicting whether the target rate of return associated with any particular series of Notes is realistic and achievable or whether such return will ever be realized for an investment.
Any projected return or estimate for investments by us is only a target and is in no way a financial projection, estimated result, guarantee, warranty, representation or promise of ours. We and our management have no way of knowing or predicting whether the target rate of return associated with any particular series of Notes is realistic and achievable or whether such return will ever be realized for an investment.
The loss position of the Notes creates a risk that a Noteholder may not recover any of its principal investment.
Although the Noteholder will be able to assess the assets securing the underlying Loan Interest, in the event of a default under the underlying Loan Interest, we may not be able to foresee or prevent a potential foreclosure and subsequent sale of the assets securing the underlying Loan Interest. If this were to occur, and insufficient proceeds remained after sale of the assets securing the underlying Loan Interest, the loss position of the Notes creates a risk that the subject Noteholder may not receive any of its principal investment. In addition, the Noteholder will have no recourse against us or our affiliates.
Long-term investment loss experience is unknown.
We are a newly-formed entity with no operating history. The performance of previous investments may not be indicative of the future performance of our investments relating to similar Notes, and we do not yet know what our long-term investment loss experience will be.
If an investor decides to invest through the YieldStreet Investment Portal and concentrate his or her investment in a single Note, the investor may increase his or her risk of borrower defaults.
The expected return on an investor’s investment in Notes depends on the performance of the borrowers under the corresponding Loan Interests. Notes are offered through the YieldStreet Investment Portal with respect to a wide range of corresponding Loan Interests, and we expect that some Loan Interest obligors may default on their Loan Interests. If an investor decides to invest through the YieldStreet Investment Portal and concentrate his or her investment in a single Note, the investor’s entire return will depend on the performance of a single Loan Interest. Investors may find it desirable to diversify their portfolio in order to reduce the risk that they could lose their entire investment due to a single default. However, even diversification across obligors, asset classes, geographies, maturity date, structure and so forth does not eliminate the risk that investors may lose some, or all, of their investment in Notes. Neither we nor any of our affiliates provide any advice to investors regarding any diversification strategy or undertake to cause any investor’s portfolio of Notes to be diversified to any extent, or at all.
Loan Interest prepayments will extinguish or limit an investor’s ability to receive additional interest payments on a Note.
Loan Interest prepayment occurs when a borrower decides to pay some or the entire principal amount on a Loan Interest earlier than originally scheduled. Borrowers may decide to prepay all or a portion of the remaining principal amount due under a Loan Interest at any time without penalty or premium. In the event of a prepayment of the entire remaining unpaid principal amount of a Loan Interest on which an investor’s Note is dependent for payment, such investor will receive his or her share of such prepayment but further interest will not accrue on such Loan Interest or on such Note after the date on which the payment is made. If the borrower prepays a portion of the remaining unpaid principal balance, the term of the Loan Interest will not change, but interest will cease to accrue on the prepaid portion, and an investor will not receive all of the interest payments that such investor originally expected to receive on the Note corresponding to such Loan Interest. In addition, such investor may not be able to find a similar rate of return on another investment at the time at which the Loan Interest is prepaid. Prepayments made by a borrower will include the pro rata portion of the Administration Fee that was accrued by such borrower while the borrower’s principal amount was outstanding.
Prevailing interest rates may change during the term of the Notes. If the Note interest rate is fixed and prevailing interest rates change during the term of the Notes, investors may receive less value from the purchase of Notes in comparison to other ways they may invest their money.
In certain circumstances, the Loan Interests on which the Notes are dependent for payment bear fixed, not floating, rates of interest. In such event, if prevailing interest rates increase, the interest rates on Notes investors purchase might be less than the rate of return they could have earned if they had invested the purchase price in a different investment at a higher interest rate.
Fluctuations in interest rates may cause investors to liquidate their investment.
If prevailing interest rates rise above the average interest rate being earned by Notes, the Noteholders may wish to liquidate their investment to take advantage of higher available returns but may be unable to do so due to restrictions on transfer and redemption.
Changing interest rates and prepayment features may decrease the value of Loans Interests.
We may invest in fixed interest rate Loans Interests. The value of fixed interest rate Loan Interests generally has an inverse relationship with future interest rates. Currently there is no market or mechanism by which an investor can determine the value of such Loan Interests or sell their Loan Interest, accordingly, if interest rates rise, the value of such instruments may decline. In addition, to the extent that the assets underlying specific financial instruments may be prepaid without penalty or premium, the value of such financial instruments may be negatively affected by increasing prepayments. Such prepayments tend to occur more frequently as interest rates decline.
Variable rate Notes expose Noteholders to interest rate basis and other risks that will not be hedged; you may suffer losses on your notes if interest rates rise; variable rates based on LIBOR are subject to uncertainty caused by the anticipated phase-out of LIBOR.
If specified in the Series Note Supplement, the Notes of the corresponding series will bear interest at a variable rate equal to an applicable spread over the London Interbank Offered Rate (“LIBOR”), a prime rate (also known as prime interest rate or prime lending rate), such as the United States Prime Rate or another index. Although the variable rate may equal the net interest rate on the corresponding Loan Interests for that series, in some cases the variable rate may accrue at a different rate or on a different basis than the underlying Loan Interests.

Unless otherwise provided in the Series Note Supplement for a series of Notes, we will not enter into any interest rate swaps or interest rate caps in connection with the issuance of Notes. If the variable rate payable by us on the Notes of a series increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by us, exceeds the amount of collections and other funds available in the applicable Series Sub-Account to make such payments, we may not have sufficient funds to make payments on the Notes of that series. If we do not have sufficient funds to make payments on the Notes of a series, an investor in Notes of that series may experience delays or reductions in the interest and principal payments on those Notes.
Issues with the succession of LIBOR may also affect the accrual of interest on variable rate Notes and affect the relationship between the accrual of interest on Notes of a series and on the underlying Loan Interests.
Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR could adversely affect the market value of the Notes and/or limit your ability to resell them.
The chief executive of the United Kingdom Financial Conduct Authority, or the “FCA”, which regulates LIBOR, announced in July 2017 that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is unknown whether any banks will continue to voluntarily submit rates for the calculation of LIBOR after 2021 or whether LIBOR will continue to be published by its administrator based on these submissions or on any basis. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United States, United Kingdom, or elsewhere. The resulting uncertainly could adversely affect the market value of Notes and/or limit your ability to resell them.
The Notes limit Noteholders’ rights in some important respects.
To protect us from having to respond to multiple claims by Noteholders in the event of an alleged breach or default with respect to a series of Notes and the Indenture, the Indenture restricts Noteholders’ rights to pursue remedies individually in connection with such breach or default.
“Events of Default” under the Notes are narrowly limited.
Under the Notes and the Indenture, our bankruptcy or a similar event related to our insolvency is deemed to be an Event of Default, upon which the Trustee will succeed us as paying agent and the entire outstanding principal balance of the Notes and all accrued and unpaid interest thereon will become immediately due and payable; provided that (A) neither the Trustee nor any Noteholder will exercise any rights or remedies under the Indenture and (B) no payments will be made, in each case with respect to any holder of Notes until the SPV Facility Provider has been paid in full with respect to any advances to the SPV related to such Notes. Our failure to make payment on the Notes after our receipt of payment on the underlying Loan Interest which continues un-remedied for 60 days will constitute an Event of Default; in addition, if a final decision by a court of competent jurisdiction will have determined that we have committed criminal or civil fraud, that would constitute an Event of Default; however neither such Event of Default would result in the entire principal balance becoming due and payable. Instead, the Trustee would have the right to seize the Collateral to the extent permitted by the Indenture, and the right (but not the obligation, except in the case of a bankruptcy or insolvency-related Event of Default), to become the paying agent under the Notes and distribute such payments. The Trustee has entered into a certain side letter with Esquire Bank related to Esquire Bank’s duty to provide the Trustee with certain Noteholder information in the event that the Trustee becomes paying agent pursuant to the terms of the Indenture. Any delay in the Trustee’s access to necessary information and its ability to assume the role of paying agent could have an adverse effect on Noteholders. Other acts or omissions by us that may represent breaches of contract, including our failure to act in good faith in collecting on underlying Loans Interests, do not represent Events of Default under the Notes.
No trading or secondary market for the transfer of Notes exists, and there can be no assurance a trading market for the transfer of Notes will develop in the future.
The Notes will not be listed on any securities exchange, and all Notes must be held by registered investors. There can be no assurance that a trading platform for the Notes will develop in the future. We may, in our sole discretion, permit the transfer of Notes in certain limited circumstances, such as in the event of the death of the Noteholder or pursuant to a qualified domestic relations order. Therefore, Note purchasers must be prepared to hold their Notes to maturity. In addition, the resulting lack of liquidity for the Notes could reduce investor demand for the Notes, which would adversely affect our business.
Our ability to pay principal of and interest on a Note may be affected by our ability to match the timing of our income and deductions for U.S. federal income tax purposes.
Investors should be aware that our ability to pay principal and interest on a Note may be affected by our ability, for U.S. federal income tax purposes, to match the timing of income we receive from a corresponding Loan Interest that our SPV holds and the timing of deductions that we may be entitled to in respect of payments made on the Notes that we issue. For example, if the Notes are treated as contingent payment debt instruments for U.S. federal income tax purposes but the corresponding Loan Interests are not, there could be a potential mismatch in the timing of our income and deductions for U.S. federal income tax purposes, and our resulting tax liabilities could affect our ability to make payments on the Notes.
Our affiliates’ participation in the funding or acquisition of Loan Interests could be viewed as creating a conflict of interest.
From time to time, affiliates of ours, pooled investment vehicles managed by the Manager, or other borrower payment dependent note issuers selling notes on the YieldStreet Investment Portal may fund, acquire or otherwise have an economic interest in portions of Loan Interests held by one or more of our SPVs. Even though the funding of these Loan Interests will be on arms-length commercially reasonable terms, such funding may be perceived as involving a conflict of interest. Furthermore, even though participation in acquiring these Loan Interests will be under the same terms and conditions and through the use of the same information that is made available to other all potential investors on the YieldStreet Investment Portal, such participation may be perceived as involving a conflict of interest.
Loss rates on investments may increase as a result of economic conditions, natural disasters, war, terrorist attacks, or acts of God beyond our control.
Loss rates on investments may be significantly affected by economic downturns or general economic conditions, natural disasters, war, terrorist attacks, or Acts of God beyond our control and beyond the control of individual Loan Interest obligors. In particular, loss rates on corresponding Loan Interests may increase due to factors such as (among other things) local real estate market conditions, prevailing interest rates, the rate of unemployment, the level of consumer confidence, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors. Price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. Loss rates may also increase due to certain natural disasters, such as fires, floods, hurricanes, tornados, tsunamis, or earthquakes, war, terrorist attacks, or other Acts of God.
Risks Related to Use of Leverage
The SPVs may use leverage to acquire corresponding Loan Interests, thereby increasing the risk of loss.
We may utilize leverage in the acquisition of Loan Interests, including by borrowing funds (e.g., a line of credit) and pledging the SPV’s corresponding Loan Interests and the equity interests in the SPV as collateral for the loan. Secured lenders to an SPV will therefore have a first priority security interest in the corresponding Loan Interests owned by that SPV. Our right to receive distributions from an SPV will be subordinated to claims of secured lenders to that SPV. While the use of leverage can increase returns if the SPV earns a greater return on the Loan Interests funded, purchased, or acquired with leverage than it pays for such leverage, the use of leverage can decrease returns if the relevant SPV fails to earn as much on such incremental corresponding Loan Interests as it pays for such borrowings. The effect of leverage may therefore result in a greater decrease in the residual cash flow and liquidation value of an SPV that would have existed if such SPV was not so leveraged.

SPVs using leverage will pay interest on any borrowings, including advances under a line of credit and unused facility fees. As such, SPVs may be exposed to interest rate risk due to fluctuations in the prevailing market rates. In addition, there is no guarantee that any leverage obtained by an SPV will be refinanced upon maturity either on terms that are acceptable to us or the Manager, or at all. If we cannot refinance leverage, an SPV may be required to sell a portion of its assets in order to repay the leverage. Finally, prospective Noteholders should understand that the terms of the leverage between the SPV and Leverage Provider, including with respect to any line of credit, may restrict an SPV’s ability to make distributions of income or principal repayments to us (and therefore restrict payments to Noteholders).
Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on Loan Interests purchased or acquired with borrowed money. Interest on borrowings, including advances under a line of credit and unused facility fees, will be an expense of the SPV and will reduce returns. While such leveraging will increase the funds available for investment by the SPV, it will also increase the risk of loss.
If the SPVs do not make sufficient distributions, we will not be able to make payment on the Notes. In addition, the structural subordination of the Notes to the SPVs’ liabilities to SPV Facility Providers may limit our ability to make payment on the Notes.
We are a holding company with no business operations, sources of income or assets other than ownership interests in our SPV subsidiaries. The Notes are secured principally by our equity interests in the SPVs, which represent 100% of the residual economic interests of each SPV. The Notes are therefore structurally subordinated to all indebtedness and other obligations of the relevant SPVs. The effect of structural subordination is magnified by the fact that the security interest granted by us to the Trustee in our equity interest in the SPVs is subordinated to the SPV Facility Providers until they are paid in full.
Challenges to the separateness of SPVs may limit our ability to make payment on the Notes.
Each SPV is established in such a way as to be separate from each other and remote from the risk of becoming a debtor in its own bankruptcy or substantively consolidated with YieldStreet or us. However, if the assets of an SPV are insufficient to pay all amounts owing to a SPV Facility Provider, the SPV Facility Provider may seek to disregard the separate existence of that SPV and obtain recourse from us and potentially could seek to obtain an order of a bankruptcy court or other court substantively consolidating the assets and liability of the SPV with those of us, of other SPVs or of YieldStreet. In such a case of substantive consolidation, the assets that are earmarked to one series of Notes may be applied to satisfy obligations of SPVs related to other series of Notes. Although each of our SPVs have one or more independent directors or managers whose approval is required for the relevant entity to commence a voluntary bankruptcy case, there is no assurance that we would not seek to replace the independent directors or managers in order to facilitate the filing of a voluntary bankruptcy petition by one or more SPVs.
Risks Related to Us and YieldStreet, the YieldStreet Investment Portal and Our Ability to Service the Notes
We expect to hold a significant portion of Loan Interests until maturity and thus the Notes are expected to be illiquid.
We generally intend to hold Loan Interests until maturity and are thus expected to be illiquid. Should we determine it to be advisable to dispose of any illiquid investments prior to their maturity, we may have difficulty doing so. Alternatively, we may only be able to sell such Loan Interests at substantial discounts to face value. In certain circumstances, we may be prohibited by contract from selling investments for defined periods of time. Depending on the types of Loan Interests held by us, such Loan Interests may require a substantial period of time to liquidate. There can be no assurances that there will be a liquid market for resale of such Loan Interests, and illiquidity may result from the absence of an established market for certain investments and loans as well as from legal or contractual restrictions.
We may experience errors on the YieldStreet Investment Portal that result in incorrect information provided to Note investors.
We depend on complex programs, algorithms and inputs to store, retrieve, process and manage data. Errors or other design defects within these programs, algorithms and inputs may result in a negative experience for YieldStreet Investment Portal users (including Noteholders), delay introductions of new features or enhancements, or impact the information displayed on the YieldStreet Investment Portal. They could also result in negative publicity and unfavorable media coverage, harm to our reputation, litigation, regulatory inquiries or proceedings, loss of or damage to our relationships with Originators, Leverage Providers, or investors or loss of revenue or liability for damages, any of which could adversely affect our business and financial results.
If YieldStreet fails to maintain operations in bankruptcy or otherwise, investors may experience a delay and increased cost in respect of their expected principal and interest payments on Notes.
YieldStreet owns and has not transferred to us, ownership of, the YieldStreet Investment Portal and the computer hardware that it uses to host and maintain the YieldStreet Investment Portal and the www.yieldstreet.com website. YieldStreet also has not transferred to us any agreements with third parties relating to the hosting and maintenance of the YieldStreet Investment Portal or the www.yieldstreet.com website. In the event of a bankruptcy of YieldStreet, although YieldStreet’s retention of the YieldStreet Investment Portal and such hardware and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of YieldStreet and us (or our and their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of YieldStreet (because of or during its bankruptcy or otherwise) would materially impair and delay our ability or the ability of a back-up service provider to retrieve data and information in the possession of YieldStreet relevant to the Loan Interests and the servicing of the Notes. Any such delay or impairment that did not affect existing Noteholders, because we prove able to continue perform as paying agent with respect to the Notes, could nonetheless delay or eliminate our ability to facilitate the origination of new Loan Interests and issue new Notes through the YieldStreet Investment Portal, which could adversely affect our business operations and financial results.
Although we and each of our SPVs have been organized in a manner that is intended to minimize the likelihood that we will become subject to a bankruptcy proceeding, if this were to occur, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited, suspended or stopped.
Although we and each SPV has been organized and is operated in a manner that is intended to minimize the likelihood that it will become subject to a bankruptcy or similar proceeding, if this were to occur, the recovery, if any, of a holder of a Note may be substantially delayed in time (for example, due to the imposition of a stay on payments by the bankruptcy court) and may be substantially less in amount than the principal and interest due and to become due on the Note even if a holder’s portfolio of Notes is well diversified and the Loan Interests are paying on schedule. For example, we have structured our organizational documents, and agreed to covenants in the Indenture, that limit our activities in a manner that is intended to limit the possibility that we would voluntarily file for or could be required to file for bankruptcy. There is no guarantee, however, that our fee income will be sufficient to fund our contingent and other liabilities or that we will not enter into transactions that cause us to face solvency issues that ultimately could cause us to file for bankruptcy. Further, although we have granted the Trustee, for the benefit of the Noteholders, a subordinated security interest in our equity interests in the SPVs (which own all of the Loan Interests), to the extent any SPV Facility Provider has not been paid in full, as well as a security interest in the relevant Series Sub-Account into which the Loan Interest payments are deposited, the holders of the Notes would still be subject to risks associated with our insolvency, bankruptcy or a similar proceeding.
Although we and our SPVs have one or more independent directors or managers whose approval is required for the relevant entities to commence a voluntary bankruptcy case, there is no assurance that YieldStreet as our equity owner and we, as equity owner of the SPVs, would not seek to replace the independent directors or managers in order to facilitate the filing of a voluntary bankruptcy petition by us or one or more SPVs.
We have not voluntarily implemented various corporate governance measures, in the absence of which Noteholders may have fewer protections against interested director transactions, conflicts of interest and other matters.
The Sarbanes-Oxley Act of 2002 and other federal legislation have resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Some of these measures have been adopted by companies in response to specific applicable legal requirements. Other such measures have been adopted by companies in response to the requirements of national securities exchanges on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, the adoption of a code of ethics and the adoption of a related persons transaction policy. We have not adopted any of these other corporate governance measures as of this time, and, since our securities are not listed on a national securities exchange, we are not required to do so. Further, we currently do not plan to list any securities we have issued or will issue on any national securities exchange.
We have not adopted corporate governance measures such as an audit committee or other independent committees of our board of managers (the “Board”). It is possible that if we were to adopt some or all of these corporate governance measures at any time in the future, Noteholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested managers and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent managers, decisions concerning matters such as the terms of related party transactions, the amount of fees paid to related parties and recommendations for manager nominees may be made by a majority of managers who have an interest in the outcome of the matters being decided. Prospective Noteholders should bear in mind our current corporate governance measures in formulating their investment decisions.
If we or any SPV become subject to a bankruptcy or similar proceeding, borrowers may delay payments or cease making payments at all.
Borrowers may delay or suspend making payments because of the uncertainties occasioned by us becoming subject to a bankruptcy or similar proceeding, even if the borrowers have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes of a series corresponding to the SPV that owns those Loan Interests. In addition, the commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent us from making regular payments on the Notes, even if the funds to make such payments are available. Because the Trustee would be required to enforce its security interest in the Collateral in a bankruptcy or similar proceeding to the extent permitted by the terms of the Indenture, the Trustee’s ability to make payments under the Notes would be delayed, which may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.
If we or any SPV become subject to a bankruptcy or similar proceeding, interest accruing upon and following such bankruptcy or similar proceeding may not be paid.
In a bankruptcy or similar proceeding for us, interest accruing on the Notes during the proceedings may not be part of the allowed claim of a holder of a Note. If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter. Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.
The holder of a Note may not have any priority right to payment from the corresponding Loan Interest and may not have any ability to access funds in a Series Sub-Account.
If we fail to perfect the security interest granted to the Trustee under the Indenture (including during the period that obligations are owing to SPV Facility Providers), investors may be required to share the proceeds of the Loan Interests upon which their Notes are dependent for payment with our or our SPVs’ other creditors, including SPV Facility Providers. To the extent that distributions from SPVs with net proceeds of the Loan Interests would be shared with our or our SPVs’ other creditors, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to investors on the corresponding Notes.
If we were to file for bankruptcy protection, the legal right to administer the funds in the Series Sub-Accounts would vest with the bankruptcy trustee or debtor in possession. In that case, while neither we nor our creditors should be able to reach those funds, the Trustee or the investors may have to seek a bankruptcy court order lifting the automatic stay and permitting them to withdraw their funds. Investors may suffer delays in accessing their funds in the Series Sub-Accounts as a result. Moreover, U.S. bankruptcy courts have broad powers at law and in equity and, if we have failed to properly segregate or handle investors’ funds, a bankruptcy court could determine that some or all of such funds were beneficially owned by us and therefore that they became available to our creditors generally.
Although we have been organized in a manner that is intended to prevent us from being substantively consolidated with YieldStreet in the event of YieldStreet’s bankruptcy, if we were substantively consolidated in this manner, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited, suspended or stopped.
Although we have been organized and are operated in a manner that is intended to prevent us from being substantively consolidated with YieldStreet in the event of YieldStreet’s bankruptcy, if YieldStreet became subject to a bankruptcy or similar proceeding and we were substantively consolidated with YieldStreet, the risks described in the immediately preceding risk factors regarding (i) payment delays, (ii) uncollectability of interest accrued during the bankruptcy proceeding, (iii) being subordinated to the interests of our other creditors, and (iv) the Trustee’s inability to access funds in the Series Sub-Account would all be present and, in addition, the same considerations would apply in relation to the claims of creditors of YieldStreet, including that such creditors of YieldStreet may be determined to have perfected security interests or unsecured claims that take precedence over or are at least equal in priority to those of creditors of ours (including holders of Notes).
For a discussion of the restrictions we have imposed upon ourself and the formalities we have adopted under our organizational documents and agreed to in the Indenture to prevent our being substantively consolidated with YieldStreet in the event of YieldStreet’s bankruptcy, see “Information About YIELDSTREET ALTNOTES LLC”.
The Servicer has the authority to waive or modify the terms of a Loan Interest without the consent of the Noteholders in accordance with the servicing standard.
We or another Servicer on behalf of an SPV has the right, in accordance with the servicing standard set forth in the Indenture, to change the stated maturity of the principal of, or any installment of principal or interest on, a Loan Interest or reduce the principal amount thereof or the rate of interest thereon or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on a Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity date thereof, or amend or waive any term of such Loan Interest, or write off and cancel such Loan Interest without the consent of any Noteholder of the series corresponding to such Loan Interest. There can be no assurance that we or any Servicer acting on behalf of an SPV will be able to collect the principal amount or interest rate agreed to and/or sell defaulted Loan Interests in the future as a result of business, regulatory or other considerations. In addition, other YieldStreet Platform investors (which may include officers, directors, managers or employees of the Manager or YieldStreet) may have parallel investments in the same Notes related to such Loan Interest, which may create a conflict of interest for us or the Manager, in the event that we or the Manager is the Servicer (see “Conflict of Interest” below).
We have not earned any income since inception and may incur net losses in the future.
We have not earned any income since our inception, and we may incur net losses in the future. Our failure to obtain sufficient capitalization and, ultimately, to achieve profitable operations and positive cash flow from operations could adversely affect our ability to perform our obligations. In such event, our ability to continue to make payments on the Notes could be materially impaired.
We may be unable to manage our growth effectively and meet the demands that such growth places on our facilities, employees and infrastructure.
As the YieldStreet Investment Portal grows in size, YieldStreet will need to increase its facilities, personnel and infrastructure in order to continue performing its obligations effectively and to accommodate the effects that such growth will have on our marketplace needs. YieldStreet must constantly add new hardware and update its software and the YieldStreet Investment Portal, expand customer support services, and add new employees to maintain the operations of the YieldStreet Investment Portal as well as to satisfy its other obligations. If YieldStreet is unable to increase the capacity of the YieldStreet Investment Portal and maintain the necessary infrastructure to perform its duties, we, or one or more other third-party service providers engaged by us, will have to perform the duties otherwise performed by YieldStreet, and investors may experience delays in receipt of payments on their Notes and periodic downtime of the YieldStreet Investment Portal.
We have no operating history.
We are a recently formed limited purpose vehicle with no operating history. We may retain certain fees in relation to Loan Interests (see “Prospectus Summary — The Borrower Payment Dependent Notes” above). We believe that these income sources are sufficient to cover our reasonably anticipated obligations. While we believe that we are adequately capitalized to meet our foreseeable obligations, and that our income is sufficient to meet our ongoing operating costs, our financial resources are limited and could prove to be insufficient. In addition, we have no employees and rely on YieldStreet, as the operator of the YieldStreet Investment Portal, the Manager, and other third-party service providers, to perform most of our day-to-day operations. The lack of our own employees, our lack of an operating history, and the fact that our capitalization is less than that of YieldStreet could make it difficult for us to operate at a level that will be sustainable. Absent the services to be provided to us by the Manager, our risk management process and ability to originate and analyze the credit quality of Loan Interests would be substantially hindered. Moreover, absent the services to be provided to us by YieldStreet with respect to the YieldStreet Investment Portal, our ability to act as paying agent on the Notes would be materially and adversely affected.
The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.
The online lending and alternative investment market is competitive and rapidly changing. With the introduction of new technologies or products and the influx of new entrants, we expect competition to persist and intensify in the future, which could harm our ability to increase volume on the YieldStreet Investment Portal. Our principal competitors include major banking institutions, as well as other marketplace lending platforms, including LendingClub, Prosper Funding, PeerStreet, CrowdStreet, FundRise and Realty Mogul. Competition could result in reduced volumes, reduced fees or the failure of the YieldStreet Investment Portal to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition including companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the platform lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and its operating results could be harmed.
Many of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their marketplaces and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the use of the YieldStreet Investment Portal could stagnate or substantially decline.
If we fail to promote and maintain our brand in a cost-effective manner, we may lose market share and our revenue may decrease.
To succeed, we must increase transaction volumes on the YieldStreet Investment Portal by increasing deal flow and attracting a large number of investors in a cost-effective manner, many of whom have not previously participated in marketplace lending. If we are not able to increase deal flow and attract sufficient investors, we will not be able to increase our transaction volumes. We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of the YieldStreet Investment Portal and attracting new deal flow and investors. Furthermore, we believe that the importance of brand recognition will increase as competition in the platform lending industry increases. Successful promotion of our brand will depend largely on the effectiveness of marketing efforts and the user experience on the YieldStreet Investment Portal. These brand promotion activities may not yield increased revenues. If we fail to successfully promote and maintain our brand, we may lose our existing users to competitors or be unable to attract new users, which would cause our revenue to decrease and may impair our ability to continue to operate through the YieldStreet Investment Portal.
YieldStreet owns and did not transfer to us ownership of, the YieldStreet Investment Portal and the computer hardware that it uses to host and maintain the YieldStreet Investment Portal and the www.yieldstreet.com website. YieldStreet also did not transfer to us any agreements with third parties relating to the hosting and maintenance of the YieldStreet Investment Portal or the www.yieldstreet.com website. Although YieldStreet’s retention of such assets and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of YieldStreet and us (or our and their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of YieldStreet (because of or during its bankruptcy or otherwise) would materially impair and delay our ability or the ability of a back-up service provider to retrieve data and information in the possession of YieldStreet and relevant to Loan Interest and Note servicing and may eliminate our ability to continue to offer Notes through the YieldStreet Investment Portal.
We are subject to extensive federal, state and local regulation that could adversely impact our ability to service the Notes.
We are subject to extensive federal, state and local regulation, non-compliance with which could have a negative impact on our ability to service the Notes or operate as we plan through the YieldStreet Investment Portal. Because we currently rely on YieldStreet to oversee the operation of the YieldStreet Investment Portal, if YieldStreet does not comply with applicable laws, YieldStreet or the Manager could face federal or state government enforcement proceedings, which may have an adverse effect on our ability to continue to operate through the YieldStreet Investment Portal.
We (or our SPVs) may purchase portfolios of consumer Loan Interests from originators of direct loans to consumers (or from their affiliates). In either event, we (or our SPVs) may be subject to the following laws and regulations which affect consumer lending. In the event that any such laws and/or regulations are not adhered to by the relevant entity, our ability to service the Notes corresponding to such consumer Loan Interests could be severely impacted.
The federal Equal Credit Opportunity Act (“ECOA”) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, or the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from applicants and from making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application. These requirements apply both to a lender as well as to a party that regularly implements and communicates a credit decision. Investors may also be subject to the ECOA in their capacity as purchasers of Notes, if they are deemed to regularly participate in credit decisions. ECOA also requires creditors to provide consumers with timely notices of adverse action taken on credit applications.
The federal Fair Credit Reporting Act (“FCRA”) promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies. FCRA requires a permissible purpose to obtain a consumer credit report, and requires persons to report loan payment information to credit bureaus accurately. FCRA also imposes disclosure requirements on creditors who take adverse action on credit applications based on information contained in a credit report.
The federal Servicemembers Civil Relief Act (“SCRA”) allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA, as well as certain state laws with similar protections for military members, require a lender to adjust the interest rate of borrowers who qualify for and request relief. We do not take military service into account with respect to consumer Loan Interests and we do not disclose the military status of consumer Loan Interest obligors to investors.
The Federal Fair Debt Collection Practices Act and similar state debt collection laws regulate debt collection practices by “debt collectors” and prohibit debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans. Some states also impose similar obligations on companies that service accounts, as well as original creditors. While we obligate the third party collection agencies and other service providers that we use to comply with applicable law in collecting applicable Loan Interests (and we have sought and will seek to comply with such law if we undertake direct collection activity in relation to applicable Loan Interests), it is possible that improper collection practices may occur that could adversely affect the collectability of particular Loan Interests or could result in financial penalties or operating restrictions being imposed on us that adversely affect our ability to operate or perform our respective payment and other obligations.
The proprietary technology that makes operation of the YieldStreet Investment Portal possible is not protected by any patents. It may be difficult and costly for YieldStreet to protect its intellectual property rights in relation thereto, or to continue to develop or obtain new technologies, which could adversely affect its ability to operate the YieldStreet Investment Portal competitively.
Our ability to operate through the YieldStreet Investment Portal depends, in part, upon the proprietary technology held by YieldStreet with respect to the YieldStreet Investment Portal. YieldStreet intends to vigorously protect its proprietary interests in such technology. Despite its best efforts, however, it may not protect the proprietary technology effectively, which would allow competitors to duplicate our products and adversely affect our ability to compete. A third party may attempt to reverse engineer or otherwise obtain and use the same or similar proprietary technology without YieldStreet’s consent. In addition, the YieldStreet Investment Portal may infringe upon claims of third-party patents, and we or YieldStreet may face intellectual property challenges from such other parties. We or YieldStreet may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. Furthermore, the technology may become obsolete, and there is no guarantee that YieldStreet will be able to successfully develop, obtain or use new technologies to adapt the YieldStreet Investment Portal to compete with other crowdfunding and/or marketplace lending companies. If YieldStreet cannot protect the proprietary technology embodied in and used by the YieldStreet Investment Portal from intellectual property challenges, or if the YieldStreet Investment Portal becomes obsolete, its ability to maintain the YieldStreet Investment Portal and our ability to service the Notes and perform our obligations could be adversely affected.
We rely on a third-party and FDIC-insured depository institutions to process transactions. If we are unable to continue utilizing these services, our business and ability to service the Notes may be adversely affected.
Because we are not a bank, we cannot belong to or directly access the Automated Clearing House (ACH) payment network. We currently rely on third-party and FDIC-insured depository institutions to process our transactions, including payments on Loans Interests and remittances to Noteholders. Under the ACH rules, if we experience a high rate of reversed transactions (“chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. In addition, if for any reason, our third-party vendor and/or FDIC-insured bank that processes transactions, were no longer able to do so, we would be required to transition such services. If we cannot transition to another processor quickly, we could experience significant delay in our ability to process payments timely and the Noteholders ability to receive payments on the Notes will be delayed or impaired.
If the security of our investors’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, users’ secure information may be stolen, our reputations may be harmed, and we may be exposed to liability.
The YieldStreet Investment Portal may store Noteholders’ bank information and other personally-identifiable sensitive data. The YieldStreet Investment Portal is compliant with payment card industry security standards and uses daily security monitoring services and intrusion detection services monitoring malicious behavior. However, any willful security breach or other unauthorized access could cause Noteholders’ secure information to be stolen and used for criminal purposes, and Noteholders would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the YieldStreet Investment Portal and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Noteholders and Originators and/or borrowers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in a loss of investors, and the value of your investment in the Notes could be adversely affected.
Any significant disruption in service on the YieldStreet Investment Portal or in its computer systems could materially and adversely affect our ability to perform our obligations.
If a catastrophic event resulted in a YieldStreet Investment Portal outage and physical data loss, our ability to perform our obligations would be materially and adversely affected. Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. The satisfactory performance, reliability, and availability of the YieldStreet Investment Portal’s technology and its underlying hosting services infrastructure are critical to our operations, level of customer service, reputation and ability to attract new users and retain existing users. The YieldStreet Investment Portal’s hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). The YieldStreet Investment Portal also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the YieldStreet Investment Portal website will be uninterrupted, error-free or secure. The YieldStreet Investment Portal’s operations depend on the Hosting Provider’s ability to protect its and the YieldStreet Investment Portal’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If the YieldStreet Investment Portal’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, we could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in the YieldStreet Investment Portal’s service, whether as a result of an error by the Hosting Provider or other third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services with respect to the Notes, the Loan Interests or maintain accurate accounts, and could harm our relationships with our users and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and there would be some delay in recovering data and services in the event of an outage at a facility operated by the Hosting Provider. In addition, there is no guarantee that all data would be recoverable. These factors could prevent us from processing or posting payments on the Loan Interests or the Notes, divert employees’ attention and damage our brand and reputation.
The YieldStreet Investment Portal may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.
The YieldStreet Investment Portal may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate the YieldStreet Investment Portal, users would be subject to the increased risk of fraud or borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a Note. Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to users’ personal information. While we have taken steps to prevent such activity from affecting the YieldStreet Investment Portal, if we are unable to prevent such activity, the value of investors’ investment in the Notes could be adversely affected.
Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees we need to perform our services.
Competition for highly skilled technical and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, our success depends on our ability to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrower and investors could diminish, resulting in a material adverse effect on our ability to perform our obligations. In such event, our ability to continue to make payments on the Notes could be materially impaired.
Purchasers of Notes will have no control over us or YieldStreet and will not be able to influence any corporate matters.
We are not offering, and do not plan to offer at any time, any of our equity securities. Investors who purchase Notes offered through the YieldStreet Investment Portal will have no equity interest in us and no ability to vote on or influence decisions. As a result, YieldStreet, which owns all of our outstanding equity interests, will continue to have sole control over our governance matters, subject to the limitations specified in our organizational documents and the Indenture. (See “Information About YIELDSTREET ALTNOTES LLC” and “Information about YieldStreet” for more information.)
In the future, YieldStreet may enter into acquisitions that may fail to achieve their strategic objectives, disrupt our business or divert management attention.
In the future, YieldStreet may enter into acquisitions of businesses, technologies and products that it intends to complement its existing business, solutions, services and technologies. YieldStreet cannot provide assurance that the acquisitions it will make in the future will provide it with the benefits or achieve the results anticipated in entering into the transaction. Acquisitions are typically accompanied by a number of risks, including: difficulties assimilating and retaining the management and other personnel, culture and operations of the acquired businesses; potential disruption of ongoing business and distraction of management; difficulties in maintaining acceptable standards, controls, procedures and policies, including integrating financial reporting and operating systems, particularly with respect to foreign and/or public subsidiaries; potential loss of existing or acquired strategic operating partners, users and customers following an acquisition; difficulties in integrating acquired technologies and products into our solutions and services; and unexpected costs and expenses resulting from the acquisition, and potential unknown liabilities associated with acquired businesses. As a result of the need to manage these and other risks in connection with any potential acquisition, the acquisition process in any case may disrupt our business and divert the attention of our management from matters that benefit the holders of Notes.
We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make the Notes less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act and, as such, we are eligible for certain exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of: (i) the first fiscal year after we have revenue in excess of  $1 billion; (ii) the beginning of the sixth fiscal year after our first registered sale of common equity securities in an initial public offering; (iii) the date upon which we have issued in excess of  $1 billion of non-convertible debt during the previous three-year period; or (iv) the date on which we would be deemed a “large accelerated filer” under the Exchange Act. We cannot predict if investors will find the Notes less attractive because we may rely on these exemptions.
Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have elected to “opt out” of this extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period is irrevocable.
Following the date of this prospectus, we also will be a “smaller reporting company” under the Exchange Act. Some of the foregoing reduced disclosure and other requirements also are available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. For example, as a smaller reporting company we are not required to have an auditor report on our internal controls over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act or to present more than two years of audited financial statements in our registration statements and our annual reports on Form 10-K, as well as certain other reduced disclosure and other obligations.
Because the YS Private BPDN Issuers previously have sold notes through the YieldStreet Investment Portal and expect to continue to do so at the same time as we do, acts or omissions by the YS Private BPDN Issuers could adversely impact our reputation.
Since May 2018, YS ALTNOTES I has issued and sold notes through the YieldStreet Investment Portal in transactions exempt from registration under the Securities Act. It is expected that YieldStreet will continue to facilitate the issuance and sales of notes by each of the YS Private BPDN Issuers through the YieldStreet Investment Portal in transactions exempt from registration under the Securities Act. We expect to offer and sell the Notes through the YieldStreet Investment Portal in a similar manner to which the YS Private BPDN Issuers have offered and sold notes through the YieldStreet Investment Portal, except that while the YS Private BPDN Issuers offer and sell notes solely to accredited investors in transactions exempt from registration under the Securities Act, we may publicly offer and sell the Notes. Investors who purchase notes from the YS Private BPDN Issuers through the YieldStreet Investment Portal may experience issues in connection with an investment in those notes or their general experiences with the YieldStreet Investment Portal which may cause them to lose interest in making any investments through the YieldStreet Investment Portal, which would decrease demand for the Notes.
Management discretion with respect to Loans Interests is with us and not Noteholders.
We will manage the underlying Loan Interests as we see fit in our sole discretion, including relying on third-party servicers to undertake such management. We may use strategies that are not described herein, and these strategies may subject the Loan Interests to additional risks. We may, at our discretion, delay notification of or not notify Noteholders of distressed or defaulting loans, unless we determine that Noteholders will probably lose some or all of their investment.
Our business is dependent on results of returns for investors.
Although we are selective about the Note opportunities we offer, asset-based alternative investments is as much an art as a science and we have no way of knowing whether our investments will be successful. If investments funded on the YieldStreet Investment Portal are unsuccessful, whether relative to an industry benchmark, relative to similar investments listed by other crowdfunding platforms, relative to the stock market or mutual funds, or simply because they leave our investors unhappy, it will be very damaging to our business. Any failure of an investment listed on the YieldStreet Investment Portal would probably be publicized widely, further adding to such damage.
Risks Related to Compliance and Regulation
We and/or our SPVs may fail to comply with certain federal and state securities laws, borrower protection laws, such as state lending laws, federal consumer protection laws and the state counterparts to such consumer protection laws.
We and/or our SPVs may be required to comply with regulatory regimes applicable to consumer and commercial credit transactions as well as with regulatory regimes applicable to securities transactions. For example, certain state laws generally regulate interest rates and other charges and require certain disclosures, and also require licensing for certain activities. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of particular Loan Interests funded or acquired by us through our SPVs. We and/or our SPVs may also be also subject to other laws, such as: (i) state and federal securities laws, which require that any non-exempt offers and sales of the Notes be registered; (ii) Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which prohibits unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service; (iii) the federal Gramm-Leach-Bliley Act, which includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information, and other privacy laws and regulations; (iv) the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection; (v) the federal Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts; (vi) the federal Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; (vii) the federal Bank Secrecy Act, which relates to compliance with anti-money laundering, customer due diligence and record-keeping policies and procedures and (viii) the federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act.
We may not always be in compliance with these laws if they apply to us. Borrowers may make counterclaims regarding the enforceability of their obligations under the Loan Interests pursuant to borrower or consumer protection laws after foreclosure or collection actions have commenced, or otherwise seek damages under these laws. Investors may attempt to rescind their Note purchases under securities laws, and our or SPVs failure to comply with such laws could also result in civil or criminal liability. Compliance with these requirements is also costly, time-consuming and limits operational flexibility.
If we are required to register under the Investment Company Act, our ability to conduct business could be materially adversely affected.
The Investment Company Act of 1940 contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. We believe that we have conducted, and will conduct, our business in a manner that does not result in us being characterized as an investment company. If, however, we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations. If we are deemed to be an investment company, we also may attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on our businesses.
Failure of third-party vendors to meet compliance requirements could have an adverse effect on us.
We either internally conduct or contract out certain compliance services to meet regulations pertaining to “Know Your Customer” and anti-money laundering compliance. We believe that our internal procedures and vendors meet industry compliance standards. However, the SEC or other regulatory agencies could determine, for example, that the Manager failed to meet such KYC or AML compliance standards. This determination could result in penalties to us and/or the Manager, reputational damage, a loss of some or all returns for certain investors, as well as a delay in payments to Noteholders, cessation of our operations, or other adverse effects towards Noteholders or us.

Usury Laws May Affect a Loan Interest.
Certain states have usury laws in place that limit the maximum interest rate of an underlying Loan Interest. At times, these laws may effectively affect payments by preventing the recovery of certain payment amounts. Further, usury laws may be subject to change at the hands of state legislators. If a Loan Interest obligor were to succeed in bringing a claim for a state law usury violation, and the court were to find that the rate charged exceeded the maximum allowable rate applicable in such state, not only would the underlying Loan Interest not receive the anticipated full value of its Loan Interest investment, but we (as the SPVs parent) could be subject to fines and other penalties if the applicable SPV was the lender of record.
If a Loan Interest is re-characterized as usurious, government authorities have the right to change the interest rate and/or declare the contract underlying the Loan Interest void, including nullifying the amount due by the applicable obligor. As a result, (i) we may not receive our target interest rate, (ii) if we rely on the interest rate on the Loan Interest as credit enhancement, the change in such interest rate may result in principal losses, (iii) if we paid a premium on face value based on a such interest rate, we may not recover principal, and (iv) the contract may be voided with principal thereon cancelled.
As Internet commerce develops, federal and state governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our business.
As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. YieldStreet’s businesses could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to crowdfunding platforms and marketplace lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our users in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet, which would adversely affect the viability of the YieldStreet Investment Portal.
We may face liability under state and federal securities law for statements in this prospectus and in other communications that could be deemed to be an offer to the extent that such statements are deemed to be false or misleading.
Statements made in this prospectus, any Series Notes Supplements and other offering materials represent statements made in connection with the purchase and sale of securities that are subject to the antifraud provisions of the Exchange Act and the Securities Act. In general, these liability provisions provide a purchaser of the Notes with a right to bring a claim against us for damages arising from any untrue statement of material fact or failure to state a material fact necessary to make any statements made not misleading. Even though we have advised investors of what we believe to be the material risks associated with an investment in the Notes, the SEC or a court could determine that we have not advised investors of all of the material facts regarding an investment in the Notes, which could give investors the right to rescind their investment and obtain damages, and could subject us to civil fines or criminal penalties in addition to any such rescission rights or damages.
We may face reputational harm due to negative perceptions or publicity.
Our ability to attract and retain business is dependent upon the external perceptions of our level of service, trustworthiness, business practices, management, workplace culture, financial condition, our response to unexpected events and other subjective qualities. Negative perceptions or publicity regarding these matters, even if related to seemingly isolated incidents and whether or not factually correct, could erode trust and confidence and damage our reputation among existing and potential clients, which could make it difficult for us to attract new business relationships and maintain existing ones. Negative public opinion could result from actual or alleged conduct in any number of activities or circumstances, including the personal conduct of individuals associated with YieldStreet, handling of client complaints, regulatory compliance, such as compliance with the FCPA, the U.K. Bribery Act and other anti-bribery, anti-money laundering and corruption laws, the use and protection of client and other sensitive information and from actions taken by regulators or others in response to such conduct. Social media channels can also cause rapid, widespread reputational harm to our brand.

Risks Related to Tax and ERISA
The U.S. federal income tax consequences of an investment in the Notes are uncertain.
There are no statutory provisions, regulations, published rulings or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. However, although the matter is not free from doubt that we and YieldStreet intend to treat the Notes as indebtedness of YieldStreet for U.S. federal income tax purposes. For U.S. federal income tax purposes, if the Notes are treated as debt, they will be treated as issued by YieldStreet because we are an entity disregarded as separate from YieldStreet. Because YieldStreet and we are not unconditionally obligated to pay interest on the Notes, and payments are made to the Noteholders only to the extent payments are received by us on the relevant underlying Loan(s) and/or Participation Interest(s), the Notes will have “original issue discount” (“OID”) for U.S. federal income tax purposes. By investing in a Note, you will be deemed to have agreed to treat the Notes as debt for U.S. federal income tax purposes. The IRS, however, is not bound by this characterization of the Notes, and the IRS or a court may take a different position with respect to the proper characterization of the Notes. For example, the IRS could determine that, for U.S. federal income tax purposes, in substance each Noteholder owns a proportionate interest in the underlying Loan Interest(s) or could treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument). Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note. A different characterization may significantly reduce the amount available to pay interest on the Notes. Investors are strongly advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible alternative tax characterization of the Notes). For a discussion of the U.S. federal income tax consequences of an investment in the Notes, see “Material U.S. Federal Income Tax Considerations.”
Certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), relating to certain employee benefit plans and certain other benefit arrangements may affect an investment in the Notes.
Certain requirements of ERISA and the Code relating to employee benefit plans and certain other benefit arrangements may affect an investment in the Notes. For example, if a prospective investor in Notes is a fiduciary of a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan) (a “Employee Benefit Plan”), the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in Notes is prudent and whether such an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances.
The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Noteholders may vary from one Noteholder to another, depending upon that Noteholder’s situation. If prospective investors are trustees or other fiduciaries of such a plan or a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account, other than an Employee Benefit Plan) before purchasing Notes, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code. (See “Material U.S. Federal Income Tax Considerations” and “ERISA Considerations” below.)
Risks Related to Loans and Participation Interests
The Participation Interests are unsecured and participants have limited rights.
We (through our wholly-owned SPVs) will hold many of our assets in Participation Interests or other indirect economic interests in loans or other debt assets. In such circumstances, such SPVs will not directly own the debt assets underlying such Participation Interests or other economic interests and/or have custody thereof. While the originating lender’s interest is secured by the assets pledged to the underlying loan from which the Participation Interest stems, the Participation Interest held by the SPV is not directly secured by the same assets. As such, if the originating lender becomes insolvent, then the SPV’s Participation Interest could be superseded by the senior creditors of the originating lender and the SPV (and in turn we) and the Noteholders may lose some or all of their investment or payment thereon could be substantially delayed.
In addition, as an owner of Participation Interests or other indirect economic interests (including as a member of a loan syndicate), such SPV may not be able to assert any rights against borrowers of the underlying indebtedness, and may need to rely on the holder/custodian (or other financial institution) issuing the Participation Interests or such other entity charged with the responsibility for asserting such rights, if any. Such holders/custodians and financial institutions or other entities may have reasons not to assert their rights, whether due to a limited financial interest in the outcome, other relationships with the underlying defaulting borrowers, the threat of potential counterclaims or other reasons, that may diverge from the interests of such SPV. The failure of such holders/custodians and financial institutions or other entities to assert their rights (on behalf of such SPV) or the insolvency of such entities could materially adversely affect the value of the assets of such SPV.
Investment in bank loans and participations are subject to unique risks.
Investments in obligations under bank loans and Participation Interests are subject to unique risks, including, (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) limitations on the ability of the applicable SPV to directly enforce its rights with respect to participations, and (v) possible claims for the return of some or all payments in a debt made within 90 days (and in some cases, within one year) of the date that the issuer’s/borrower’s insolvency came under Title 11 of the United States Code (the “Bankruptcy Code”) and under certain state laws. In analyzing each loan or participation, we and the Manager compare the relative significance of the risks against the expected benefits of the investment. Any loss incurred as a result of these risks may be significant and adversely affect our performance and ability to repay Noteholders.
Some of the Loan Interests purchased by us will be or become non-performing, which could significantly and adversely affect our ability to repay Noteholders.
It is anticipated that some of the Loan Interests purchased by us (through our SPVs) will be or become non-performing and possibly in default. Furthermore, the obligor and/or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments with respect to the Loan Interests. By their nature, these investments will involve a high degree of risk. Such non-performing loans (“NPLs”) may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal of the Loan Interest and/or the deferral of payments. Commercial and industrial loans in workout and/or restructuring modes and the bankruptcy or insolvency laws of non-U.S. jurisdictions are subject to additional potential liabilities, which may exceed the value of our original investment. For example, borrowers often resist foreclosure on collateral by asserting numerous claims, counterclaims and defenses against the holder of loans, including lender liability claims and defenses, in an effort to delay or prevent foreclosure. Even assuming that the collateral securing each Loan Interest provides adequate security for the Loan Interests, substantial delays could be encountered in connection with the liquidation of NPLs. In the event of a default by a borrower, these restrictions as well as the ability of the borrower to file for bankruptcy protection, among other things, may impede the ability to foreclose on or sell the collateral or to obtain net liquidation proceeds sufficient to repay all amounts due on the related Loan Interest. Under certain circumstances, payments earned from these NPLs may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment. Bankruptcy laws may delay our ability to realize on collateral for Loan Interest positions held by us or may adversely affect the priority of such Loan Interests through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the Bankruptcy Code. Any loss incurred on these types of investments may be significant and adversely affect our performance and ability to repay Noteholders.

Loan origination or purchase of Participation Interests may expose us to risk of losses resulting from default and foreclosure.
Although we expect to invest in Loan Interests that are directly or indirectly secured by collateral, we may be exposed to losses resulting from default and foreclosure of any such Loan Interests in which we have invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of our investments. No guarantee can be made regarding the adequacy of the protection of our security in the loans or other debt instruments in which we invest. Moreover, in the event of foreclosure or default, subject to any applicable SPV Facility Provider having been paid in full, the applicable SPV may assume direct ownership of any assets collateralizing such defaulted Loan Interests where it is the lender of record. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such Loan Interests, resulting in a loss to such SPV. Any costs or delays involved in the effectuation of processing foreclosures or liquidation of the assets collateralizing such Loan Interests will further reduce proceeds associated therewith and, consequently, increase possible losses to such SPV. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the SPV’s rights.
Our claims against a borrower may be subject to equitable subordination to other claims against the borrower.
Under the laws of certain jurisdictions, a court may use its equitable powers to subordinate the claim of a lender to some or all of the other claims against the borrower under certain circumstances. The concept of equitable subordination is that a claim may normally be subordinated only if its holder is guilty of some misconduct. The remedy is intended to be remedial, and not penal. In determining whether equitable subordination of a claim is appropriate in any given circumstance, courts may look to whether the following conditions have been satisfied: (i) whether the claimant has engaged in some type of inequitable conduct; (ii) whether the misconduct has resulted in injury to the creditors of the bankrupt company or conferred an unfair advantage on the claimant; and (iii) whether equitable subordination would be inconsistent with other applicable provisions of the Bankruptcy Code. While the stated test could be interpreted broadly, equitable subordination is usually confined to three general paradigms: (x) when a fiduciary of the debtor (who is also a creditor) misuses its position to the detriment of other creditors, (y) when a third party (which can include a lender) controls the debtor to the disadvantage of other creditors; and (z) when a third party actually defrauds other creditors. An SPV may be subject to claims from creditors of an obligor that debt assets of such obligor which are held by such SPV should be equitably subordinated. The concept of equitable subordination (or the equivalent thereof) may vary from jurisdiction to jurisdiction. To the extent the concept of equitable subordination were to apply to an originating lender of a loan in which an SPV has acquired a Participation Interest, the SPV (and in turn we) could be adversely affected.
Recharacterization of a claim under the Bankruptcy Code could adversely affect the SPV’s claims on Loan Interests.
Under the Bankruptcy Code, a court may use its equitable powers to “recharacterize” the claim of a lender, i.e., notwithstanding the characterization by the lender and borrower of a loan advance as a “debt,” to find that the advance was in fact a contribution in exchange for equity. Typically, recharacterization occurs when an equity holder asserts a claim based on a loan made by the equity holder to the borrower at a time when the borrower was in such poor financial condition so that other lenders would not make such a loan. In effect, a court that recharacterizes a claim makes a determination that the original circumstance of the contribution warrants treating the holder’s advance not as debt but rather as equity. In determining whether recharacterization is warranted in any given circumstance, courts may look at the following factors: (i) the names given to the instruments (if any) evidencing the indebtedness; (ii) the presence or absence of a fixed maturity or scheduled payment; (iii) the presence or absence of a fixed rate of interest and interest payments; (iv) the source of repayments; (v) the adequacy or inadequacy of capital; (vi) the identity of interest between the creditor and the equity holders; (vii) the security (if any) for the advances; (viii) the borrower’s ability to obtain financing from outside lending institutions; (ix) the extent to which the advances were subordinated to the claims of outside creditors; (x) the extent to which the assets were used to acquire capital assets; and (xi) the presence or absence of a sinking fund to provide for repayment. These factors are reviewed under the circumstances of each case, and no one factor is controlling. An SPV may be subject to claims from creditors of an obligor that debt obligations of such obligor held by the SPV should be recharacterized. The SPV could be adversely affected whether it was the lender of record or it acquired a Participation Interest in a loan that was subject to recharacterization.
Fraudulent misrepresentations or behavior by borrowers or our partners could negatively affect the value of the Collateral.
We could be adversely affected by material misrepresentations or omissions on the part of a borrower or by fraudulent behavior by a joint venture partner, manager or other service provider. Inaccuracies or incompleteness of representations may adversely affect the valuation of collateral securing the underlying Loan Interests and may adversely affect our ability to perfect or effectuate a lien on the collateral securing said Loan Interests. We will rely upon the accuracy and completeness of representations made by borrowers, other counterparties, joint venture partners, managers and other service providers and cannot guarantee that it will detect occurrences of fraud. In addition, under certain circumstances, payments by borrowers to us may be reclaimed if any such payment is later determined to have been a fraudulent conveyance or a preferential distribution.
If the SPV owns debt that is junior to other secured debt, the SPV could lose the entire value of its investment in such debt.
We, through our SPVs, may originate or invest in secured debt issued by companies that have or may incur additional debt that is senior to the secured debt owned by such SPV. In many instances, Loans Interests held by an SPV may be part of a unitranche structure, in which a single lien on behalf of all the lenders in the structure will be filed against the assets of the borrower(s) if the lenders holding the different tranches of debt (including such SPV) will contractually agree to their respective priorities in those assets. In the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of any such company, the owners of senior secured debt (i.e., the owners of first priority liens), including in a unitranche structure through the contractual agreements between the lenders, generally will be entitled to receive proceeds from any realization of the secured collateral until they have been reimbursed. At such time, the owners of junior secured debt (including, in certain circumstances, the SPV) will be entitled to receive proceeds from the realization of the collateral securing such debt. There can be no assurances that the proceeds, if any, from the sale of such collateral would be sufficient to satisfy the loan obligations secured by subordinate debt instruments. To the extent that the SPV owns secured debt that is junior to other secured debt, such SPV may lose the value of its entire investment in such secured debt.
Information supplied by Originators may be inaccurate or intentionally false.
Originators supply a variety of information regarding asset, property and other collateral valuations, market data, their experience, personal identifying information, and other information, some of which will be included in the applicable Series Note Supplement. We make an attempt to verify portions of this information, but as a practical matter, portions of the information may be incomplete, inaccurate or intentionally false. Originators may also misrepresent their intentions for the use of loan proceeds. We do not verify any statements by borrowers as to how loan proceeds are to be used. If an Originator supplies false, misleading or inaccurate information, a Noteholder may lose all or a portion of its investment in the Note. Neither the Trustee nor Noteholders will have any contractual or other relationship with any borrower that would enable either of them to make any claim against such borrower for fraud or breach of any representation or warranty in relation to any false, incomplete or misleading information supplied by such borrower in relation to the relevant underlying Loan Interest.

CONFLICTS OF INTEREST
The following are some of the important areas in which our interests, Noteholders’ interests, and the interests of each of our principals, directors, managers, officers and/or affiliates may conflict with one another. It is expected that transactions in addition to the transactions described in this prospectus or currently contemplated by us will occur between us and our principals, officers and/or affiliates in the future, and no outside or independent review of these transactions will be performed.
There may be some conflicts of interest that apply to some Noteholders, but not others. The facts and circumstances of particular conflicts of interest applicable to a series of Notes will be described in detail in the relevant Series Note Supplement.
ALL PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT INVESTORS WILL HAVE ABSOLUTELY NO DIRECT INTEREST, CONTROL, VOTING RIGHTS OR INVOLVEMENT IN OUR BUSINESS, AFFAIRS OR GOVERNANCE OR THOSE OF OUR AFFILIATES. EACH PROSPECTIVE INVESTOR SHOULD UNDERSTAND THAT ADDITIONAL RELATED PARTY TRANSACTIONS THAT ARE NOT DESCRIBED IN THIS PROSPECTUS OR CURRENTLY CONTEMPLATED BY US MAY OCCUR IN THE FUTURE. ALL PROSPECTIVE INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN INDEPENDENT LEGAL COUNSEL TO REVIEW AND ADVISE THEM WITH RESPECT TO THIS OFFERING.
Loans May Be Serviced by an Affiliate of ours.   An affiliate of ours may have the right to receive compensation for servicing the Loan Interests to the extent it provides such servicing. We have reserved the right to retain other firms in addition to, or in lieu of, the applicable servicer to perform the various loan servicing and other activities in connection with the Loan Interests. Such other firms may or may not be affiliated with us, YieldStreet, or the Manager. Loan servicing firms not affiliated with us or the Manager may or may not provide comparable services on terms more favorable to us or Noteholders.
Loans May Be Originated by an Affiliate of ours.   An affiliate of ours may originate the Loan Interests and therefore have the right to receive compensation, such as origination fees or other fees, for originating such Loan Interests.
We, the Manager and Related Parties May Purchase, Sell and/or Hypothecate Loan Interests to Each Other.   We, the Manager and/or each of its affiliates and each of their respective principals, members, managers, directors, officers and/or affiliates, may sell, buy or hypothecate Loan Interests to each other, provided that such Loan Interests meet our underwriting criteria as set forth in this prospectus. We, the Manager and/or each of our affiliates and each of their respective members, managers, principals, directors, officers and/or affiliates may make a profit on the sale of an existing Loan Interest to an affiliated individual or entity. There will be no independent review or assessment of the value of such Loan Interests. However, to the extent Loan Interests are sold, transferred or assigned between SPVs and/or affiliates of ours, such transaction will be on commercial terms that, in the opinion of the Manager, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties.
Foreclosed Assets May Be Sold to Affiliates.   In the event that we (through our SPVs) become the owner of any assets by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, we may, but are not required to, arrange a sale to persons or entities affiliated with us or controlled by us, (e.g. to a limited liability company formed by us or an affiliate of ours). We will be subject to conflicts of interest in arranging such sales since we would represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. To the extent such sales are made to persons or entities affiliated with us or controlled by us, the Manager will endeavor to enter into a transaction for a sale price of the property that, in the opinion of the Manager, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties. However, no assurance can be given that the sale price for property would be fair, reasonable or negotiated at “arms-length.”
Notes May be Sold to Managers, Officers and Employees.   We intend to allow purchases of Notes by interested managers, officers and employees of ours, the Manager or an affiliate thereof. Purchases of Notes will be offered on the same terms and conditions as Notes are offered to non-affiliated investors.

Affiliates of Ours May be Funding Entities, Leverage Providers, or Borrowers of SPVs.   YieldStreet or affiliates thereof may be a Funding Entity to pre-fund Loan Interests, or be a Leverage Provider to one or more SPVs under a Credit Facility. In addition, YieldStreet affiliates or subsidiaries may borrow from an SPV (therefore, an SPV may be a creditor to an affiliate of YieldStreet). To the extent there is a borrower/lender relationship between SPVs and/or affiliates of ours, the terms of such loans will be on commercial terms that, in the opinion of the Manager, would not disadvantage Noteholders in a manner intended to ensure fair and equitable treatment among the parties. This rate of interest will generally be equal to the rate of interest being paid on the Loan Interest being financed, unless calculated differently as set forth in the applicable Series Note Supplement.
We, or Affiliates of Ours May Receive Fees or Other Compensation from Third Parties in Connection with the Loan Interests.   We (or our affiliates) may receive certain fees or other compensation (described below under “Fees and Expenses”), which may provide financial incentives that are not present when we (or our affiliates) are not receiving such fees.
YieldStreet, the Manager and Their Respective Affiliates Provide Services to and Offer Other Investment Products That May Have Parallel Investments in Loan Interests.   The Manager, YieldStreet, and/or their respective affiliates, shareholders, members, partners, managers, directors, officers and employees (collectively, the “Affiliated Persons”) will devote as much time to our affairs as is reasonably required in the judgment of the Manager or YieldStreet, as applicable. The Affiliated Persons will not be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and funding, acquiring, originating, or otherwise transacting in Loan Interests, securities and other investments for their own accounts, for the accounts of family members, and for the accounts of other vehicles on the YieldStreet Platform (collectively, “Other Accounts”). It has generally been YieldStreet’s practice that all of the vehicles on the YieldStreet Platform (including us and each Other Account) only transact in one or more Loan Interest, and such vehicles do not typically own economic interests in the same Loan Interest or Loan Interests as are held by other vehicles on the YieldStreet Platform. However, under certain circumstances, certain Other Accounts, such as the YS Private BPDN Issuers, will have investment objectives or engage in activities similar to those of ours, and in some cases may own an economic interest in the same Loan Interests as may be held by an SPV. Certain Affiliated Persons (employees of YieldStreet) have investments in certain of the Other Accounts. Certain Affiliated Persons of the Manager may give advice and take action in the performance of their duties to Other Accounts that could differ from the timing and nature of action taken with respect to us. To the extent that the Affiliated Persons fund, acquire or originate or recommend Loan Interests for their own accounts or for any of the Other Accounts, the Affiliated Persons are under no obligation to transact in such Loan Interests for us. We will not have any rights of first refusal, co-investment or other rights in respect of the Loan Interests, investments and other acquisitions or dispositions made by Affiliated Persons for the Other Accounts, or in any fees, profits or other income earned or otherwise derived from them. If a determination is made that we and one or more Other Accounts should fund, acquire, or originate or sell the same Loan Interest(s) at the same time as an SPV, the Manager will allocate these transactions in a fair and equitable manner, as determined by the Manager in its sole discretion. In exercising such discretion, the Manager may consider, among other considerations: (a) whether the risk-return profile of the proposed Loan Interest(s) is consistent with our objectives or the objectives of an Other Account, which objectives may be considered (i) solely in light of the specific Loan Interest(s) under consideration or (ii) in the context of the available capital; (b) potential tax consequences; (c) legal or regulatory restrictions; (d) the need to re-size risk; and (e) whether we and/or Other Accounts have a substantial amount of investable cash (e.g., during a “ramp-up” period).

USE OF PROCEEDS
We will use the proceeds of each series of Notes to capitalize SPVs to facilitate (i) the funding, acquisition, or purchase of corresponding Loan Interests or (ii) to repay a Funding Entity for funds borrowed by the SPV to fund Loan Interests and/or to pay for the assignment of a Loan Interest by the lender to the SPV. (See “About the YieldStreet Investment Portal” for more information.)
PLAN OF DISTRIBUTION
We will offer the Notes to investors at 100% of their principal amount. We will offer the Notes only through the YieldStreet Investment Portal, available at www.yieldstreet.com. (See “About the YieldStreet Investment Portal” and “Information About YIELDSTREET ALTNOTES LLC” for more information.)
ABOUT THE LOAN INTERESTS
Introduction
Loan Interests are owned by our wholly-owned SPVs. Our objective is to present prospective investors with specialty finance credit investment opportunities that (i) are sufficiently collateralized to preserve capital, and (ii) will generate income in accordance with our desired investment characteristics. Given the nature and risks associated with special-situation lending, our first focus is on the collateral available for each investment in order protect principal, and second on obtaining an appropriate return given the term and risk associated with each specific investment.
Our business model is predicated on working with Originators who can provide potentially attractive investment opportunities and other deal flow. The Manager, a wholly-owned subsidiary of YieldStreet and an affiliate of ours, works to identify and cultivate relationships with experienced Originators that it believes to have significant experience in their specific asset class and have experience and a track record originating and servicing the Loan Interests. The Originators typically work with and perform due diligence on borrowers to structure and fund the Loan Interests, and the Originators generally retain responsibility for servicing the Loan Interest through its life cycle. The Manager vets and conducts due diligence on the Originators, their background and their credit and underwriting policies. The Manager also evaluates their loan book and performance, business policies and servicing standards, among other things. Once an Originator has been vetted to the satisfaction of the Manager, then the Manager evaluates potential investment opportunities with the Originator that are suitable for the YieldStreet Platform. In addition, in certain circumstances, where the Manager has in-house expertise or has partnered with an expert in a particular asset class, we, through our SPVs, will make direct loans to borrowers. In such circumstances, those Loan Interests are typically serviced by an experienced third party servicer.
General Standards for Loan Interests
We were formed to conduct the following business through our SPVs: (1) fund, make, acquire, originate and/or purchase loans directly or indirectly secured by interests in real or personal property; (2) fund, make, acquire, originate, and/or purchase commercial and business loans directly or indirectly secured by assets other than real estate, including, without limitation, automotive loans, corporate loans, receivable financing, litigation financing, purchase order financing, consumer loans, retail point of sale financing, marine finance such as shipping or container financing, and vessel deconstruction financing, asset based financing, cash flow loans, working capital loans, law firm financing, short-term loans, merchant cash advances, art finance loans, oil and gas-related loans, and equipment financing (referred to herein as “Asset-Based Loan Interests”); (3) fund, make, acquire, originate and/or purchase leases related to equipment, vehicles, and other goods and merchandise; and (4) fund and/or purchase Participation Interests.
All potential Loan Interest transactions are first reviewed by the Manager’s investment team (“Investment Team”), who perform the following functions:
•
Preliminary review of information provided in relation to a Loan Interest;

•
Preliminary discussion with the Originator;

•
Coordination of information request and collection; and

•
Preliminary analysis of the investment opportunity.

If the investment opportunity merits further review, the Investment Team coordinates with the Originator to collect the necessary due diligence information, analyze in greater detail the opportunity and discuss the opportunity, including proposed terms for us. The Investment Team prepares a memorandum (the “Credit Committee Memorandum”) that is then presented to the Manager’s credit committee (the “Credit Committee”) for its feedback. The Credit Committee Memorandum is submitted to the Credit Committee in advance of the presentation, and will typically include the following information:
1.
Transaction Overview

2.
Transaction Structure and Security

3.
Deal Economics

4.
Transaction Rationale (Investment Thesis)

5.
Diligence Overview

6.
Collateral Overview

7.
Originator Overview

8.
Borrower Overview

9.
Seller Overview (as applicable)

Because of the nature of specialty finance lending, the Credit Committee Memorandum will differ from transaction to transaction reflecting the specific nature of the Loan Interest transaction. The Credit Committee also discusses risks and risk mitigants. Additional detailed information may be provided to the Credit Committee as supplemental materials. Based on that feedback the proposed Loan Interest transaction may be: (i) approved as presented; (ii) approved, subject to certain changes in terms or subject to completion of any outstanding due diligence; (iii) reverted to the Investment Team for further due diligence or clarification; or (iv) rejected. All approvals are subject to completion of documentation of the transaction to the satisfaction of the Manager.
During the Loan Interest approval process, the Manager (or Originator) may rely on the opinion of experts for asset classes or specific investments to validate certain assumptions in the transaction.
The Manager’s Credit Committee currently includes:
•
The Manager’s Chief Executive Officer

•
The Manager’s President/Chief Investment Officer

The number of the members and the composition of the Credit Committee has and may change from time to time. The Credit Committee may invite other employees and internal resources to participate in the decision-making process, as well as engage third-party managers, consultants and/or research providers. For instance, the Manager’s Head of Origination is a non-voting participant in Credit Committee meetings.
We will fund, originate, purchase or acquire Loan Interests according to the general standards provided below:
1. Lien Priority for Real Estate Loan Interests.   The deeds of trusts and mortgages securing real estate Loan Interests will be first and junior lien positions. Real estate Loan Interests will include those secured by a pledge of the ownership interest in the borrowing entity (“Mezzanine Loan Interests”), and/or a preferred equity interest in the borrowing entity. The real estate Loan Interests will be secured by such deeds of trusts and mortgages based on certain target loan to value (“LTV”) ratios further discussed below. In addition to lien priority factors, the “Other Factors” set forth in paragraph 2(c) below for Asset-Based Loan Interests will also be considered.

2. Asset-Based Loan Interests — Business and Commercial Loan Interests.   The collateral pledged for Asset-Based Loan Interests will vary from loan to loan. We will fund and/or acquire Asset-Based Loan Interests according to the standards provided below:
(a) Lien Priority.   The SPVs will primarily fund and/or acquire Asset-Based Loan Interests that are in first position on all the assets acting as collateral for the Loan Interest. Notwithstanding the foregoing, the Manager reserves the right to invest in Asset-Based Loan Interest that are in junior lien positions, if the Manager determines, in its sole discretion, that it is in our best interests.
(b) Credit Evaluation and Collateral.   The Manager will primarily consider the collateral provided for the Asset-Based Loan Interest when determining to fund, originate, make and/or otherwise acquire an Asset-Based Loan Interest. Every investment in an Asset-Based Loan Interest will be collateralized with tangible assets (e.g. equipment, goods, vessels, aircraft, automobiles, etc.) or intangible assets such as financial assets of the borrower (including without limitation, interests in potential trial or settlement case proceeds, receivables, purchase orders, etc.). The value of such assets will be determined by the Originator who from time to time may use an independent certified appraiser, where applicable. The value of such assets may also be determined by analyzing the history of the borrower’s business, assets or loans in similar asset classes or general industry data, where applicable and available. In addition, some Asset-Based Loan Interests may be further secured by a personal guarantee of the borrower and/or the shareholders of the borrower.
(c) Other Factors.   The Manager will consider the background and experience of the Originator and the borrower in addition to the mortgage liens or collateral pledged as security for the Asset-Based Loan Interests. As described in the introduction above, more specifically, the Manager will generally consider among other factors, the following, as applicable and if available: (1) the business background and history of the Originator; (2) the Originator’s expertise in the sector or asset class being pledged as collateral; (3) the Originator’s loan book (to the extent that it is applicable and available) and track record; (4) the Originator’s financial statements for the previous one (1) to three (3) years (as deemed necessary by the Manager); (5) the Originator’s internet and market presence; (6) the Originator’s relationships with borrowers and vendors (as applicable); (7) references; (8) background checks of key personnel at the Originators, as determined by the Manager; (9) a site visit or in person meeting with the Originator.
Furthermore, the Manager expects that the Originator will have credit and underwriting policies that will consider and verify the following: (1) business background and history of the borrower; (2) the borrower’s expertise in the sector or asset class being pledged as collateral; (3) the borrower’s loan book (to the extent that it is applicable and available) and track record; (4) the borrower’s financial statements for the previous one (1) to three (3) years; (5) tax returns; (6) the borrower’s relationships with suppliers and vendors (as applicable); (7) references; (8) the borrower’s internet and market presence; (9) background checks; and site visits and/or in person meetings with the borrower. These considerations represent a general guideline of the credit and underwriting process undertaken by the Manager (or by the Originator), and may vary based on the asset class, borrower, Originator and transaction.
3. Location of Real Property Securing Loan Interests.   Most deeds of trusts and mortgages will be secured by real property located throughout the United States, although the Manager may consider real estate Loan Interests secured by real property located outside the United States, if the Manager determines, in its sole discretion, that it is in our best interests.
4. Location of Asset-Based Loan Interests.   Most of the collateral (whether tangible or intangible) for Asset-Based Loan Interests will be located throughout the United States. With respect to marine, art and aircraft financing, the collateral most likely will be located worldwide and will be mobile. There may be other transactions, such as equipment leasing, vacation home purchases, factoring, receivable financing and consumer loans, where the collateral may be located outside the United States. In such cases, the Manager will rely on the experience of the Originator and external legal counsel to ensure that perfected security interests are obtained in such collateral. Prospective investors should be aware, however, that with respect to vessels and aircraft, even if a lender has a first priority perfected security interest in the asset, upon an event of default on a Loan Interest, seizure of such asset may in certain circumstances be very difficult.

5. Loan to Value (LTV) Ratio.   The Manager will adhere to industry best practices for LTV ratios. The LTV target ratio will typically be between 30% to 80%, but may be higher. Investors must carefully review the specific LTV for each offering of Notes in the applicable Series Note Supplement as it is expected to change from investment to investment and also based on asset class, borrower, Originator and other market conditions.
6. Terms of Loan Interests.   The terms of the Loan Interests will vary. Loan Interests generally have a term between six (6) months and four (4) years but may have terms less than six (6) months or up to six (6) years. Loan Interests may be scheduled amortizing, self-amortizing or non-amortizing, depending on the asset class and circumstances specific to the investment opportunity, as determined by the Manager. Many Loan Interests may provide for interest-only payments followed by a balloon payment at the end of the term. For risk hedging purpose, borrowers may be required to make principal and interest payments. At the end of the term, the lender will require the Loan Interest obligor to pay the Loan Interest in full, to refinance the Loan Interest, or to sell the collateral to pay back the Loan Interest. The lender may allow six (6) to twelve (12) month extensions for a fee paid by the borrowers, although in certain circumstances extensions could be shorter or longer in order to work-out or restructure a Loan Interest. Finally, the lender may also charge exit fees on Loan Interests based on the existing Loan Interest balance at maturity. These exit fees may range from half a percent (0.5%) to two percent (2%) of the remaining Loan Interest balance at maturity, but could be more or less depending on market rates and conditions. The interest rates on Loan Interests may be variable or fixed. (See “Fees and Expenses – Compensation Paid to YieldStreet and its Affiliates.”)
7. Acquiring Loan Interests from Other Lenders.   In the event the SPV acquires Loan Interests from other parties (including affiliates of ours), which may include without limitation, lenders, banks, and financial institutions, the SPV will receive assignments of all beneficial interest in any Loan Interests purchased.
8. Purchase of Loan Interests from Affiliates.   We may purchase Loan Interests from our affiliates so long as the Loan Interest(s) meet the requirements set forth above.
9. Equity Participation and Mezzanine Positions.    An SPV may fund Mezzanine Loan Interests as an alternative to Loan Interests secured by real property. Generally, a Mezzanine Loan Interest is a type of subordinate real estate financing that is secured by a pledge of up to one hundred percent (100%) of the equity ownership interests in the entity that owns the real property. An SPV may also make loans where it agrees to participate in the equity of the property securing the loan made by the SPV. Such equity participation may include, but is not limited to, sharing in the proceeds from the sale price of the property or properties securing the loan, or including additional exit fees upon loan repayment. The Manager will permit an SPV to make such a loan if the Manager believes in its sole business judgment that it is in the best interests of the SPV to do so.
Loan Interest Servicing
It is presently anticipated that all Loan Interests will be serviced (i.e., Loan Interest payments collected and other services relating to the Loan Interest) by a third-party servicer, typically the Originator of the Loan Interest, or in certain circumstances an experienced third-party servicer. The servicer, whether the Originator, another third party or the Manager or its affiliate, is referred to in this prospectus as the “Servicer.” The Servicer will be compensated by us and/or borrowers for such Loan Interest servicing activities, as is agreed upon by the Manager and/or the Servicer. To the extent applicable, the Manager will oversee the activities and performance of the Servicer.
The investments are monitored proactively to attempt to ensure timely payments and identify any problems early. In the event that the SPV acquires a Participation Interest, if the Originator is Servicer, the Originator’s servicing requirements (including monitoring and collection activities) will be set forth in the participation agreement between the SPV and the Originator. In the event the SPV funds a Loan Interest and is not the Servicer, we and/or the SPV will enter into a servicing agreement with the Servicer setting forth such servicing requirements. Servicing requirements are negotiated and agreed upon among the Manager and the Servicer prior to the launch of an investment.

The Manager expects the Servicer to provide updates on the Loan Interests and submit payments according to a payment schedule. In certain situations, such as in connection with a Loan Interest in litigation finance, while interest may continue to accrue, there may not be a periodic cash payment schedule and such Loan Interest’s payment amounts and timing may be dependent on certain events, such as a settlement of a case. The Manager generally relies on the Servicer to do the following tasks in servicing the assets:
1.
collect payments in accordance with the schedule and disburse payments to us;

2.
notify the Manager of any delays in payments and the reason for such delays;

3.
notify the Manager of any non-compliance with Loan Interest terms or covenants;

4.
conduct Collateral review and verification, if necessary;

5.
conduct onsite inspections and meetings, if necessary; and

6.
notify the Manager of any potential developments that may negatively impact its ability to collect interest and principal in its entirety and/or in a timely fashion.

The Manager will review servicing reports to ensure the disbursements to us or the applicable SPV are in accordance with the Loan Interest. Upon notification by the Servicer of an actual, pending or potential default or impairment (or in a pro-active fashion initiated by Manager), the Manager will contact the Originator to obtain additional information on the investment. This may include direct conversations with the borrower. While the specific set of actions to be taken in such scenario may change depending on the circumstances at the time of an actual, pending or potential default or impairment of the Loan Interest, the Manager and Originator will discuss and agree upon in general the Originator’s default and/or impairment scenario contingency plans prior to the launch of an offering on the YieldStreet Investment Portal and will discuss in greater detail and agree upon such potential action plans upon the occurrence of such event. Potential actions to be taken, in coordination with the Originator, may include the following: (i) developing a plan to regain compliance and/or negotiating a forbearance agreement, (ii) potentially re-underwrite and restructure the Loan Interest to preserve capital and accelerate repayment, and (iii) foreclosure on and liquidation of the collateral to preserve capital for the Noteholders. Where we rely solely on Originators to service the Loan Interests and to maintain relationships with borrowers, the Manager does not necessarily have the servicing resources or wherewithal to cure any potential default or impairment of a Loan Interest. If the Manager believes that the Originator is not acting in the best interest of the Loan Interest, the Manager may appoint a back-up servicer in situations where it has discretion to do so. However, because we may buy Participation Interests and own only a portion of a Loan Interest, we may not be the majority owner or have the right to change the Originator.
Sale of Loan Interests
The SPVs do not plan on investing in Loan Interests for the primary purpose of reselling such Loan Interests in the ordinary course of business. However, the SPVs may sell Loan Interests, or fractional interests in such Loan Interests, when the Manager determines (in its sole and absolute discretion) that it appears to be advantageous for the SPV to do so, based upon then current interest rates, the length of time that the Loan Interest has been held by the SPV and our overall investment objectives.
Use of Leverage
If corresponding Loan Interests are prefunded, the acquisition funds may be temporarily advanced to the related SPV by a Funding Entity, or alternatively a Funding Entity may assign the Loan Interests to the related SPV. In either case the Funding Entity will be repaid from the proceeds of offering of corresponding series of Notes offerings. The Company expects the repayment of a Funding Entity to take approximately two to three weeks, but this period could be shorter or longer. Such funding, however, is for the purposes of pre-funding Loan Interests versus for the purposes of leverage and the potential enhancement of returns on investment. The security interest in our equity interest in any SPV granted to the Trustee, on behalf of the Noteholders, is subordinated to the security interest of a Funding Entity, to the extent that the SPV has not repaid such Funding Entity.

An SPV may also obtain longer-term leverage financing from one or more Leverage Providers under Credit Facilities that may be secured term loan facilities, revolving credit facilities or other similar agreements. The obligations of an SPV under a Credit Facility will be limited recourse obligations of the SPV secured by all assets of that SPV (including Loan Interests and Series Deposit Accounts owned by it). The obligations of an SPV under a Credit Facility will not be cross-supported by any other SPV or cross-collateralized to assets of any other SPV, unless the prospectus supplements in respect of all applicable series of Notes provide otherwise.
We may pledge our equity interest in an SPV to further secure the obligations of that SPV under a Credit Facility, and we may enter into related security agreements as may be necessary to perfect such a pledge and ensure that it is of first priority. However, the remedies under any such pledge and related agreements will be limited to the foreclosure of the pledged equity interests in the SPV whose Credit Facility obligations are being secured.
The security interest in our equity interest in any SPV granted to the Trustee, on behalf of the Noteholders, is subordinated to the security interest of Leverage Providers, to the extent that the SPV has outstanding obligations or commitments under Credit Facilities.
The rights of Leverage Providers and any other creditors to receive payments of interest on, and repayments of principal of, advances under the lending arrangement and unused facility fees, are structurally senior to our rights (and therefore the rights of the Trustee on behalf of the Noteholders) with respect to the payment of proceeds and other distributions from SPVs and Loan Interests, and upon liquidation.
We may augment or replace a Credit Facility in the future, and any such augmented or replacement Credit Facility or similar arrangement may contain terms that are materially different from those of any existing Credit Facilities.
We will not enter into any Credit Facility that would cause any SPV to be subject to registration under the Investment Company Act.
Risk Management
Risk Management Process/Criteria
Our objective is to present our investors with specialty finance credit investment opportunities that (i) are sufficiently collateralized to preserve capital, and (ii) will generate income in accordance with our desired investment characteristics. Given the nature and risks associated with special-situation lending, our first focus is on the security available for each investment in order protect principal, and second on obtaining an appropriate return given the term and risk associated with each specific investment.
We generally operate on the basis of the following investment philosophy:
1.
Asset-based with validated collateral.   Every investment must be collateralized with assets, in the form of tangible assets (such as real estate, ships, equipment, goods, etc.) or financial assets (such as interests in the proceeds of a legal case, trade receivables, purchase orders, etc.) and depending on the circumstances, if possible and available, further secured by a corporate guarantee by the borrower or the personal guarantee of the principals of the borrower.

2.
Low stock market correlation.   Each offering will, in the opinion of the Manager, have low or relatively low correlation to the broader financial markets, meaning that they should be largely unaffected by whether the stock market is rising or falling. As macro-economic conditions typically affect both the stock market as well as the asset values and viability of companies that form our underlying collateral and our borrowers, large deteriorations in such conditions may make it impossible to have low correlation to achieve such investment objective.

3.
Managed by experienced asset managers or originators.   Originators will, in the opinion of the Manager, be subject matter experts in their asset classes, know the market and preferably have experience managing the investment during various cycles.

4.
Shorter durations.   We usually target six-month to four-year loan duration to offer flexibility to our investors. However, we will consider shorter or longer durations as well.

5.
Target returns of 6% – 15%.    We seek to achieve offerings with a yield profile that fits within what investors demand.

While our management has experience in certain industries, sectors and asset classes, such as marine finance, real estate, litigation finance, commercial/business and consumer finance, we will be opportunistic and do not have limitations around an industry or asset class. Our focus will be on opportunities where the borrower has a foreseeable and reasonable prospect for either adequate internal cash flow or a new equity or long-term debt financing to repay the principal of, and interest on, the loan.
Due Diligence and Underwriting Guidelines
When we evaluate an investment opportunity, we aim to answer the following questions:
•
Does the opportunity fit our asset-backed investment profile?

•
Does the opportunity fit our return and duration profile?

•
Is the opportunity from an experienced and qualified originator or asset manager?

•
Is the borrower an experienced and qualified borrower?

•
What are the major risks associated with the opportunity?

•
How can we, the originator/asset manager or borrower each respectively (as applicable) mitigate the risks associated with the opportunity?

•
Are the default scenario contingency plans reasonable and actionable?

•
Are the terms and structure of the deal appropriate for us given the risks?

Our due diligence process is conducted in two steps:
1.
Originator or asset manager due diligence. Originator or asset manager due diligence consists of several meetings (in person, telephonic or video conference) to review the originator’s business, background, track record and expertise in the specific asset class. The due diligence is conducted that consists of the following steps:

a.
Business background and history: details about expertise in the sector or asset class

b.
Background of the management team or principals

c.
Review of loan book and track record

d.
Financials for past three years, if available (audited or unaudited) and as deemed necessary

e.
Tax returns, if available and as deemed necessary

f.
Borrower, supplier, vendor and other relationships

g.
Reference checks

h.
Internet search for Originator or Asset Manager and its senior management

i.
Background checks on senior management of Originator or Asset Manager

j.
Site visit and in-person meeting or teleconference meetings

k.
Legal and compliance review of the business

These considerations represent a general guideline of the credit and underwriting process undertaken by the Manager (or by the Originator), and may vary based on the asset class, borrower, Originator and transaction.
2.
Offering or investment specific due diligence based on asset class.   The particular and unique circumstances of each investment opportunity need to be considered when structuring an investment. We take into account the following considerations in our underwriting and structuring across all of our asset classes:

•
Security:   Loans are typically senior secured first lien, where applicable and economically feasible, on all assets acting as collateral in the transaction. Whenever feasible, such assets will be held in a newly-created SPV. Where applicable, loans are further secured on all existing and thereafter acquired assets of the borrower. Whenever feasible and applicable, loans may be cross-collateralized. Notwithstanding the foregoing, we may choose to invest in second lien or other junior/subordinated credit facilities, if we deem it appropriate.

•
Personal or Corporate Guarantee:   Where applicable and possible, loans may be further secured by the personal or corporate guarantee of the shareholders of the borrower, but should never be relied upon or in lieu of sufficient collateral to secure the loan.

•
Collateral:   Collateral, whenever feasible and as appropriate (e.g. real estate, vessels, equipment), will be valued using a current appraisal made by an independent, reputable appraiser.

•
Repayment:    Loans may be scheduled amortizing, self-amortizing or non-amortizing, depending on the asset class and circumstances specific to the investment opportunity.

We may develop additional underwriting guidelines when reviewing investment opportunities in certain asset classes. Because of the nature of special-situation lending, our asset class-specific guidelines are modified from time to time, when and as appropriate. We also may develop additional underwriting guidelines with respect to other asset classes from time to time.

FEES AND EXPENSES
Our primary sources of income will be interest income, default interest, prepayment penalties, origination and other fees. The principal sources of the Manager’s revenues and the fees retained by us are listed below. We and/or the Manager may distribute these sources of income to our parent company, YieldStreet.
Management Fees.   We have entered into an Investment Management Agreement with the Manager. The Manager has authority to manage our day-to-day activities and advises us with respect to the origination, funding, acquisition and disposition of Loan Interests. The Manager and its investment team intend to devote as much time as they deem necessary to our business. None of the partners, officers, managers, members, employees or affiliates of the Manager are precluded from engaging in or owning an interest in other business ventures or investment activities of any kind, whether or not such ventures are competitive with us.
For its services, the Manager will earn a management fee (the “Management Fee”) that will vary with each series of Notes. The Management Fee may be fixed or variable, and will be set forth in the relevant Series Note Supplement.
Compensation Paid to YieldStreet and its Affiliates.   YieldStreet and its affiliates (including the Manager) may receive compensation from third parties in connection with our activities. These fees are retained by the relevant YieldStreet affiliate (including us), and are generally not paid to Noteholders. Such fees may include, but are not limited to:
•
Due Diligence Fees.   A due diligence fee may be payable to YieldStreet (or an affiliate thereof) for each Loan Interest acquired, funded, and/or purchased by our related SPV, and shall be retained by YieldStreet (or an affiliate thereof). This fee will be a flat fee negotiated on a case-by-case basis with the Originator of the underlying loan.

•
Loan Origination Fees.   In the event that the applicable SPV (or an affiliate) charges any loan origination fees, upfront fees, exit fees, similar fees and/or lender discount points to borrower, the SPV (or such affiliate) will retain and distribute such fees to us and will be retained by us, except if the corresponding Series Note Supplement provides otherwise.

•
Loan Extension and Modification Fees.   Loan extension and modification fees are collected from borrowers and payable to the applicable SPV or loan servicer, except if the relevant Series Note Supplement provides otherwise. Such fees are typically between one and three percent (1–3%) of the original or outstanding underlying loan amount, but could be higher depending on market rates and conditions. All or a portion of such fees shall be distributed to, and retained by, us, except if the corresponding Series Note Supplement provides otherwise.

•
Loan Processing, Loan Documentation and Similar Fees.   Loan processing and loan documentation and other similar fees that are collected from the borrower will be payable to the applicable SPV at prevailing industry rates, if the SPV is the originator or the SPV receives such fees under a Participation Interest. Such fees will be distributed to, and retained by us, and will not be paid to Noteholders. Loan processing and documentation fees include underwriting fees, appraisal fees, title fees, inspection fees, escrow fees, environmental assessment fees, construction disbursement fees, warehousing fees, administration fees and other similar charges.

•
Other Loan Fees.   All other fees paid by a borrower or obligor on account of Loan Interests are retained by YieldStreet, the Manager, or an affiliate thereof  (except if the corresponding Series Note Supplement provides otherwise), including, but not limited to, all forbearance fees, late fees, late charges, attorneys’ fees or any collection fees imposed in connection with collection efforts on a delinquent asset, prepayment penalties, default interest, and all other similarly related fees incurred by borrowers or obligors (including but not limited to, other fees authorized by loan documents for work performed regarding the subject loan).

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Loan Servicing Fees.   Any loan servicing fees payable to the Servicer will be calculated as an expense to the applicable SPV (and in turn us), unless the SPV or an affiliate thereof is the loan servicer, in which case such fees will be retained by the SPV and distributed to, and retained by, us, and will not be paid to Noteholders.

Receipt of such compensation may create conflicts of interest (see “Conflicts of Interest”).
YieldStreet Investment Portal Structure Diagram.   Additional information regarding the basic structure of the YieldStreet Investment Portal for two distinct, hypothetical series of Notes (Series 1 and Series 2) that do not involve Credit Facilities is depicted under “Information about YIELDSTREET ALTNOTES LLC — YieldStreet Investment Portal Structure Diagram.
ERISA CONSIDERATIONS
The following is a discussion of how certain requirements of ERISA and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Notes. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the prospective investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Notes, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.
ERISA Fiduciary Duties
Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).
Prohibited Transaction Requirements
Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account, other than an Employee Benefit Plan.
Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:
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sales or exchanges of property;

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lending of money or other extension of credit;

•
furnishing of goods, services or facilities; and

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transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:
(a)
deals with plan assets for his own account,

(b)
acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)
receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.
Investments in our Notes
If a prospective investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment our Notes is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Notes.
Special Limitations
The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this prospectus is not legal or investment advice. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Noteholders may vary from one Noteholder to another, depending upon that Noteholder’s situation. Accordingly, prospective investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Notes and as to potential changes in the applicable law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Federal Income Tax Aspects
The following discussion contains certain U.S. federal income tax considerations generally applicable to purchasers of the Notes that are U.S. Noteholders (as defined below). This discussion is based upon the existing provisions of the Code, and applicable Treasury Regulations thereunder, current administrative rulings and procedures and applicable judicial decisions any of which are subject to change at any time with any such change potentially having retroactive effect. However, this discussion is not intended to be a complete description of all tax consequences to prospective Noteholders with respect to their investment in the Notes. For U.S. federal income tax purposes, because we are an entity disregarded as separate from YieldStreet, Noteholders are treated as making their investment in YieldStreet. No assurance can be given that the IRS will agree with the interpretation of the current U.S. federal income tax laws and regulations summarized below. In addition, YieldStreet (or us if treated as a separate entity for state and local tax purposes) or the Noteholders may be subject to state and local taxes in jurisdictions in which YieldStreet (or us if treated as a separate entity for state and local tax purposes) may be deemed to be doing business.
This discussion applies only to beneficial owners of the Notes that are U.S. Noteholders (as defined below), purchase their Notes for cash in this offering for an amount equal to the issue price of the Notes, and hold the Notes as capital assets within the meaning of the Code, which generally is property held for investment. A “U.S. Noteholder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust that (a) is subject to the primary supervision of a U.S. court and one or more U.S. persons has the authority to control all substantial decisions of the trustor, or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Noteholder in light of the U.S. Noteholder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or U.S. Noteholders whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the Notes as part of a hedging, conversion or integrated transaction or a straddle, persons deemed to sell the Notes under the constructive sale provisions of the Code, persons that are not U.S. Noteholders, and persons required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to their Notes as a result of such item of income being taken into account in an applicable financial statement). This discussion also does not address any applicable state, local or foreign taxes that may be relevant to a particular U.S. Noteholder.
ACCORDINGLY, ALL PROSPECTIVE INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX CONSEQUENCES OF INVESTING IN THE NOTES AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN THE NOTES. EACH PROSPECTIVE INVESTOR SHOULD SEEK, AND RELY UPON, THE ADVICE OF ITS OWN TAX ADVISOR IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN THE NOTES IN LIGHT OF ITS PARTICULAR INVESTMENT AND TAX SITUATION.
Taxation of the Notes
In General
No authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the Notes as indebtedness of YieldStreet for U.S. federal income tax purposes. No assurance can be given that the IRS or a court will agree with the tax characterizations and tax consequences described below, and the IRS or a court may take contrary positions. Where the form of a transaction does not reflect the economic realities of the transaction, the substance rather than the form should determine the tax consequences. Each series of Notes will correspond to underlying borrower Loan Interest(s), and we (and thus for U.S. federal income tax purposes, YieldStreet) have no obligation to make any payments on the Notes unless, and then only to the extent that, we have received payments on the corresponding underlying borrower Loan Interest(s). Accordingly, the IRS could determine that, in substance, each U.S. Noteholder owns a proportionate interest in the corresponding underlying borrower Loan Interest(s) for U.S. federal income tax purposes. The IRS could also determine that the Notes are not YieldStreet’s indebtedness but another financial instrument (including an equity interest or a derivative financial instrument).
Any differing treatment of the Notes could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the Notes and may affect our ability to make payments on the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Notes (including any possible alternative treatments of the Notes).
The following discussion is based upon the assumption that each Note will be treated as indebtedness of YieldStreet for U.S. federal income tax purposes. Unless otherwise noted, the following discussion assumes that the Notes will not be subject to the rules governing contingent payment debt instruments.
Interest and Original Issue Discount on the Notes
The Notes will have original issue discount (“OID”), in an amount described below, for U.S. federal income tax purposes because we (and thus YieldStreet for U.S. federal income tax purposes) are not unconditionally obligated to pay interest on the Notes and payments are made to U.S. Noteholders only to the extent payments are received by us on the underlying borrower Loan Interest(s). A U.S. Noteholder will be required to include such OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such Noteholder’s regular method of tax accounting. If a Note is paid in accordance with its expected payment schedule, the amount of OID includible in income by a U.S. Noteholder is anticipated to be based on the yield of the Note determined net of any fees, as described below, which yield will be lower than the stated interest rate on the Note. As a result, a U.S. Noteholder will generally be required to include an amount of OID in income that is less than the amount of stated interest paid on the Note. If a payment on a Note is not made in accordance with such expected payment schedule, for example because the borrower did not make timely payment in respect of the corresponding borrower Loan(s) and/or Participation Interest(s), a U.S. Noteholder will be required to include such amount of OID in taxable income as interest even though such interest has not been paid.
The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies generally may be ignored.
The Notes provide for one or more alternative payment schedules because we (and thus YieldStreet for U.S. federal income tax purposes) are obligated to make payments on a Note only to the extent that it receives payments on the underlying Loan Interests. The general payment schedule for each Note provides for payments of principal and interest (net of any fees) on the Note in accordance with the payment schedule for the underlying Loan Interest(s). In addition to scheduled payments, we will prepay a Note to the extent that a borrower prepays the borrower Loan Interest(s) corresponding to the Note, and late fees collected on the borrower Loan Interest(s) corresponding to a Note may be paid to the U.S. Noteholders to the extent the applicable Note provides for the same. Notwithstanding such contingencies, we have determined to use the payment schedule of a Note to determine the amount and accrual of OID on the Note because it believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and the likelihood of nonpayment, prepayment, or late payment on a Note is remote or incidental given that the likelihood of nonpayment, prepayment, or late payment by the borrower on the corresponding Loan Interest(s) to such Note is remote or incidental. If, in the future, we determine that the previous sentence does not apply to a Note, it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and will so notify the U.S. Noteholder.
The OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note includes all payments of principal and stated interest on the Note (net of any management fee) under the payment schedule of the Note. The issue price of the Note will equal the principal amount of the Note.
The amount of OID includible in a U.S. Noteholder’s income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the U.S. Noteholder held the Note. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). The adjusted issue price of a Note at the beginning of any accrual period generally will be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note (net of any fee). A Note’s yield to maturity generally will be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note (net of any management fee) under the payment schedule of the Note, produces an amount equal to the issue price of such Note.
Cash payments of interest and principal (net of any fees) under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.
If the IRS determines that the Notes are contingent payment debt instruments due to the contingencies described above (or in the future, we so conclude with respect to a particular series of Notes), the Notes will be subject to special rules applicable to contingent payment debt instruments. Such rules generally require a Noteholder to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be higher or lower than the stated interest rate on the Notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on the sale, exchange, or retirement of the debt instrument and treat any loss recognized on such a disposition as an ordinary loss to the extent of prior OID inclusions and as capital loss thereafter.
Short-Term Notes
The following discussion applies to Notes that have a maturity of one year or less from the date of issue (“Short-Term Notes”). There are special rules that address the U.S. federal income taxation of Short-Term Notes. These rules are not entirely clear in all situations. Accordingly, U.S. Noteholders are strongly advised to consult their own tax advisor with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of Short-Term Notes.
In general, the Treasury Regulations provide that, in the case of a debt instrument with a maturity date of one year or less, no payments of interest are considered qualified stated interest. This means that a Short-Term Note is treated as having OID equal to the excess of the total payments on the obligation over its issue price. In general, U.S. Noteholders that are cash method taxpayers should not be required to recognize interest income until actual or constructive receipt of payment, unless they elect to accrue OID in income on a current basis under either a straight-line or a constant yield method. A U.S. Noteholder that is a cash method taxpayer and does not elect to currently include accrued OID in income will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the Note in an amount not exceeding the deferred income, and instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the Note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if a U.S. Noteholder elects to include accrued OID in income on a current basis, the limitation on the deductibility of interest will not apply. Upon disposition of a Short-Term Note, U.S. Noteholders will be required to characterize some or all of the gain realized on a sale, exchange or retirement of the Note as ordinary income. The amount characterized as ordinary income upon such disposition will generally equal an amount of OID that would have accrued under a straight-line basis or, if a U.S. Noteholder so elects, an amount of OID that would have accrued under a constant yield method. Notwithstanding the foregoing, certain taxpayers must include in their gross income accrued interest from short-term obligations. U.S. Noteholders that are accrual method taxpayers will generally be required to accrue OID in income on a current basis on either a straight-line basis or, at their election, under the constant yield method based on daily compounding. In addition, while there are special rules that address the U.S. federal income taxation of Notes that have a maturity date of more than one year and that provide for one or more contingent payments (as discussed above), those rules generally do not apply to short term obligations. Accordingly, the U.S. federal income taxation of short-term obligations that provide for contingent payments is not entirely clear. U.S. Noteholders should consult their own tax advisors regarding the U.S. federal income tax consequences if Short-Term Notes are considered short-term obligations that provide for contingent payments.
Sale, Retirement or Other Taxable Disposition of Notes
Upon the sale, retirement or other taxable disposition of a Note, a U.S. Noteholder generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and its adjusted tax basis in the Note. In general, a U.S. Noteholder’s adjusted tax basis in the Note will equal its cost for the Note, increased by any OID and market discount previously included in gross income by the U.S. Noteholder, as discussed below, and reduced by any payments previously received by the U.S. Noteholder in respect of the Note.
Except as discussed below with respect to a Note subject to rules governing market discount or contingent payment debt instruments, a U.S. Noteholder’s gain or loss on the taxable disposition of the Note generally will be long-term capital gain or loss if the Note has been held for more than one year and short-term capital gain or loss otherwise. The deductibility of capital losses is subject to limitations.
Additional Tax on Net Investment Income
Certain non-corporate U.S. Noteholders are subject to a 3.8% tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest realized on a Note and any net gain recognized upon a sale or other disposition of a Note. U.S. Noteholders should consult their tax advisors regarding the applicability of this tax in respect of the Notes.
Prepayment of the Notes
If we (and thus for U.S. federal income tax purposes, YieldStreet) prepay a Note in full, the Note will be treated as retired and, as described above, the U.S. Noteholder will generally have gain or loss equal to the difference, if any, between the amount realized upon the retirement and its adjusted tax basis in the Note. If we (and thus for U.S. federal income tax purposes, YieldStreet) prepay a Note in part, a portion of the Note will be treated as retired. Generally, for purposes of determining (i) the gain or loss attributable to the portion of the Note retired and (ii) the OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, the U.S. Noteholder’s adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired. The yield to maturity of a Note is not affected by a partial prepayment.
Nonpayment of Loan Interest Corresponding to Note — Automatic Extension
In the event that we (and thus for U.S. federal income tax purposes, YieldStreet) do not make scheduled payments on a Note as a result of nonpayment by the borrower on the corresponding borrower Loan Interest(s), a U.S. Noteholder must continue to accrue and include OID on a Note in taxable income until the maturity date. If scheduled payments are not made, solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the Note may change. At the time of the deemed reissuance, due to nonpayment by the borrower, we may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule or that the likelihood of future nonpayment, prepayment, or late payment by the borrower on the Loan Interest(s) corresponding to such Note is remote or incidental. Accordingly, the Note may become subject to the contingent payment debt instrument rules (as discussed in more detail below). In addition, in the event that a Note’s stated maturity date is extended because amounts remain due and payable on the Loan Interest(s) corresponding to the Note on the initial maturity, the Note likely will be treated as retired and reissued for purposes of the OID rules and become subject to the contingent payment debt instrument rules. If we determine that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, we will notify the U.S. Noteholders and make the projected payment schedule and comparable yield available at www.yieldstreet.com.
If collectability on a Note becomes doubtful, a U.S. Noteholder may be able to stop accruing OID on the Note. Under current IRS guidance, it is not clear whether a U.S. Noteholder may stop accruing OID if scheduled payments on a Note are not made.
Noteholders should consult their own tax advisors regarding the accrual and inclusion of OID in income when collectability on a Note becomes doubtful.
Losses as a Result of Worthlessness
If a Note becomes wholly worthless, a U.S. Noteholder should generally be entitled to deduct its loss on the Note as a capital loss in the taxable year the Note becomes wholly worthless. The portion of a Noteholder’s loss attributable to accrued but unpaid OID may be deductible as an ordinary loss.
Potential Characterization as Contingent Payment Debt Instruments
Although we (and thus for U.S. federal income tax purposes, YieldStreet) believe our intended treatment of a Note as a debt instrument of YieldStreet that is not subject to the contingent payment debt instrument rules is reasonable, this position is not binding on the IRS or the courts and we (and thus for U.S. federal income tax purposes, YieldStreet) cannot predict what the IRS or a court would ultimately decide with respect to the proper U.S. federal income tax treatment of the Notes. Accordingly, there exists a risk that the IRS or a court could determine that the Notes are “contingent payment debt instruments” because payments on the Notes are linked to performance on the underlying Loan Interest(s). If the Notes are characterized as contingent payment debt instruments, or in the future, if we (and thus for U.S. federal income tax purposes, YieldStreet) conclude that a Note is subject to the contingent payment debt instrument rules, the Notes will be subject to special rules applicable to contingent payment debt instruments. If these rules were to apply, U.S. Noteholders would generally be required to accrue interest income under the non-contingent bond method. Under this method, interest would be taken into account whether or not the amount of any payment was fixed or determinable in the taxable year. The amount of interest that would be taken into account would generally be determined based on a hypothetical non-contingent bond, which is based on a “comparable yield” (generally, a hypothetical yield to be applied to determine interest accruals with respect to the Note, and which can be no less than the applicable federal rate) and a “projected payment schedule” (generally, a series of projected payments, the amount and timing of which would produce a yield to maturity on that Note equal to the comparable yield). Based on the comparable yield and the projected payment schedule, U.S. Noteholders will generally be required to accrue as OID the sum of the daily portions of interest for each day in the taxable year that it held the Note, adjusted to reflect the difference, if any, between the actual and projected amount of any contingent payments on the Note. The daily portions of interest are determined by allocating to each day in an accrual period the ratable portion of interest that accrues in such accrual period. The amount of interest a U.S. Noteholder may accrue under this method could be higher or lower than the stated interest rate on the Notes. In addition, any gain recognized on the sale, exchange or retirement of a U.S. Noteholder’s Note will generally be treated as ordinary interest income, and any loss will be treated as ordinary loss to the extent of prior OID inclusions, and thereafter as capital loss.
Backup Withholding and Reporting
In general, YieldStreet will provide information returns to non-corporate U.S. Noteholders, and corresponding returns to the IRS, with respect to (i) payments, and accruals of OID, on the Notes and (ii) payments with respect to proceeds from a sale, retirement or other taxable disposition of a Note. In addition, a non-corporate U.S. Noteholder may be subject to backup withholding (currently at a 24% rate)

on such payments if the U.S. Noteholder (i) fails to provide an accurate taxpayer identification number to the applicable withholding agent; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Noteholder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Noteholders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations.

INFORMATION ABOUT YIELDSTREET ALTNOTES LLC
Overview
YieldStreet operates the YieldStreet Investment Portal, which has enabled accredited investors to access asset-based investment opportunities across multiple asset classes and provides borrowers with a source of affordable capital. Through the use of the YieldStreet Investment Portal, investors can browse and screen alternative investment opportunities, view details of a prospective investment and then complete the investment process online. We are a wholly-owned subsidiary of YieldStreet.
We were formed on January 3, 2019 and have not conducted operations to date. Our objective is to present prospective investors in our Notes with specialty finance credit investment opportunities that are sufficiently collateralized to preserve capital and will generate income in accordance with our desired investment characteristics. To achieve our objectives, we will, through our wholly-owned SPVs:
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fund, make, acquire, originate and/or purchase loans directly or indirectly secured by interests in real or personal property;

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fund, make, acquire, originate and/or purchase commercial and business loans for the purchase of assets other than real estate, including, without limitation, automotive loans, corporate loans, receivable financing, litigation financing, purchase order financing, consumer loans, retail point of sale financing, marine financing such as shipping or container financing, and vessel deconstruction financing, asset based financing, cash flow loans, working capital loans, law firm financing, short-term loans, merchant cash advances, art financing loans, oil and gas-related loans, and equipment financing (such loans directly or indirectly secured by such assets);

•
fund, make, acquire, originate and/or purchase leases related to equipment, vehicles, and other goods and merchandise; and

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fund and/or purchase a Participation Interest in the loans and leases described above and/or one or more portfolios of such loans or leases.

We will create a wholly-owned SPV solely to fund, acquire or originate, in each case, one or more related Loan Interests. We will limit our purchase of Loan Interests to those that, in our opinion and the opinion of our Manager, will permit us to rely on an exclusion from the definition of an “investment company” under Section 3(c)(6) of the Investment Company Act.
Prospective investors should note that we are an “emerging growth company” under the federal securities laws and therefore are eligible for reduced public company reporting requirements for this prospectus and future filings that we make with the SEC. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have elected to “opt out” of this extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period is irrevocable.
About the YieldStreet Investment Portal
YieldStreet operates the YieldStreet Investment Portal, which has enabled accredited investors to access asset-based investment opportunities across multiple asset classes and provides borrowers with a source of affordable capital. Through the use of the YieldStreet Investment Portal, investors can browse and screen alternative investment opportunities, view details of a prospective investment and then complete the investment process online. We are a wholly-owned subsidiary of YieldStreet.
YieldStreet developed the YieldStreet Investment Portal and owns the proprietary technology that makes operation of the YieldStreet Investment Portal possible. Since May 2018, YieldStreet has made available private investment opportunities to accredited investors, including through another borrower payment dependent note issuer, YS ALTNOTES I, in transactions exempt from registration under the

Securities Act. It is expected that YieldStreet will continue to facilitate the issuance and sales of notes by each of the YS Private BPDN Issuers through the YieldStreet Investment Portal in transactions exempt from registration under the Securities Act. We expect to offer and sell the Notes through the YieldStreet Investment Portal in a similar manner to which the YS Private BPDN Issuers have offered and sold notes through the YieldStreet Investment Portal, except that while the YS Private BPDN Issuers offer and sell notes solely to accredited investors in transactions exempt from registration under the Securities Act, we may publicly offer and sell the Notes.
Our model is predicated on working with Originators who provide investment opportunities to investors. The Manager works with and relies on experienced Originators that it believes are experienced in their specific asset class and have a track record originating and servicing the Loan Interests. The Originators usually work with borrowers to structure and fund the Loan Interests, and the Originators are responsible for servicing the Loan Interest through its life cycle. The Manager vets and conducts due diligence on the Originators, their background, credit and underwriting policies, evaluation of their loan book and performance and business policies and serving standards among other things. When the Originator has been vetted to the Manager’s satisfaction, the Manager then evaluates potential investment opportunities that are suitable for the securities offerings through the YieldStreet Platform. In addition, in certain circumstances, where YieldStreet has in-house expertise or has partnered with an expert in a particular asset class, YieldStreet, through its SPVs, will make direct loans to borrowers.
How to Purchase Notes
To purchase Notes, a prospective investor must establish an account through the YieldStreet Investment Portal and complete and execute a subscription agreement (a form of which is filed as an exhibit to the Registration Statement of which this prospectus forms a part) for a specific dollar amount equal to or greater than the minimum permitted subscription amount for the applicable series of Notes. By executing a subscription agreement via electronic signature through the YieldStreet Investment Portal, a prospective investor (i) makes certain representations and warranties upon which we will rely in accepting subscriptions, (ii) attests that it meets the requirements as stated in the subscription agreement and (iii) agrees to be bound by all of its terms. Prospective investors must carefully read the entire subscription agreement prior to executing it. Subscriptions will be effective only upon our acceptance of the applicable subscription agreement, and we reserve the sole and absolute right to reject any subscription tendered for any reason, or no reason, or to accept it in part only. Subscription agreements are non-cancelable and irrevocable by prospective investors, and subscription funds are non-refundable for any reason, except with our express written consent or as expressly set forth in the subscription agreement. A prospective investor will only become a holder of Notes when we (i) countersign its subscription agreement and (ii) (A) withdraw the full amount of its subscription payment from its YieldStreet Wallet in payment for its Notes (see below) or (B) in the event that it has not established a YieldStreet Wallet, we have in our discretion accepted its subscription payment via ACH debit or wire transfer.
Unless a prospective investor already has such an account, the prospective investor also must establish an account in its name at Evolve Bank, an FDIC insured bank (or any successor to Evolve Bank we may contract with), through the YieldStreet Investment Portal, which we refer to as the prospective investor’s “YieldStreet Wallet.” Subscription payments may be made from funds already available in the prospective investor’s YieldStreet Wallet at the time the subscription is submitted to us or may be deposited by the prospective investor into its YieldStreet Wallet at the time of subscription via ACH debit from another account maintained by it. We will withdraw the subscription payment held in the prospective investor’s YieldStreet Wallet upon acceptance of its subscription. A prospective investor may not withdraw subscription payments from its YieldStreet Wallet once it has submitted its subscription (even before we accept the subscription), unless we reject its subscription. In the event that a prospective investor has not established a YieldStreet Wallet, we may in our discretion accept subscription payments via ACH debits or wire transfer from such prospective investor.

The Notes and the Indenture
The Borrower Payment Dependent Notes.   We intend to issue multiple series of Notes on an ongoing basis. All net payments received by an SPV on a Loan Interest will be distributed to us, as the SPV’s sole member. Payments of principal and interest on the Notes of each series will be solely dependent on the related underlying SPV’s receipt of payments from each related underlying Loan Interest obligor and the obligations of the SPV to any Funding Entity or Leverage Provider. Each time we offer a series of Notes, we will prepare a Series Note Supplement (which will be posted on the YieldStreet Investment Portal and filed with the SEC) with the terms, risks, and other relevant information about the applicable series of Notes, and the corresponding Loan Interest(s), as applicable, for that series. We reserve the right, in our sole discretion, not to disclose the name or identity of the Loan Interest borrower and/or obligor with respect to any series of Notes. In such circumstances, investors must make their respective investment decisions based solely on information provided about the Loan Interest borrower and/or obligor, the Note, the underlying Loan Interest and other material facts in this prospectus and applicable Series Note Supplement, but without knowledge of the identity or name of the Loan Interest borrower and/or obligor.
We will pay each Noteholder principal and interest on the Notes in an amount equal to each such Noteholder’s pro rata portion of the principal and interest payments, if any, that we receive on the corresponding Loan Interest, net of fees and expenses described in greater detail below and net of amounts owing by the related underlying SPV to any Funding Entity or Leverage Provider. Payments made under a Note will be net of:
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fees to the Manager;

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the Administration Fees (as defined below), if any;

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third-party fees and expenses paid by the SPV with respect to the servicing and administration of the Loan Interest;

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upfront fees, origination and exit fees and other similar fees paid by the Loan Interest obligor and received by the SPV or an affiliate of YieldStreet, if any;

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any profit share or residual payments and/or amounts retained by the SPV or an affiliate of YieldStreet, if any;

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loan extension and modification fees paid by the Loan Interest obligor and received by the SPV, if any;

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attorneys’ fees or any collection fees imposed in connection with collection efforts on a delinquent asset by the SPV, the Originator, us, the Manager, the Servicer or a collection agency in respect of such Loan Interest or asset;

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forbearance fees, late fees, late charges, prepayment penalties, default interest and other similarly related fees incurred and paid by the borrower to the SPV (including, without limitation, other fees authorized by transaction documents for work performed), if any; and

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principal, interest and fees payable by each related SPV to any Funding Entity or Leverage Provider.

Noteholders of each series will be assessed a charge in the amount of 0.25%, per annum, of the outstanding principal amount of Loan Interests held by the corresponding SPV payable at the same frequency as interest payments made on the Note of that series (the “Administration Fee”). This charge will be used to reimburse the Manager for expenses and costs associated with the operation and maintenance of the SPVs and the Notes, which include, but are not limited to:
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mandated expenses required by the SEC, such as registration fees, and expenses associated with regulatory filings;

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state blue sky registration fees and expenses associated with such filings;

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out-of-pocket legal fees and expenses, if any, and organizational expenses incurred to structure and document us, any SPV and/or any Loan Interest;

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our and any related SPV’s annual Delaware franchise and registered agent fees;

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the annual fees of the Trustee (as defined below) and other fees associated with the Indenture (as described below); and

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annual audit fees and costs associated with preparation of our and SPVs’ annual tax returns.

The assessment of the Administration Fee will reduce the interest distributions to such Noteholders as set forth in the Indenture and the Notes.
We will establish individual sub-accounts of our main operating account with respect to each series of Notes (each, a “Series Sub-Account”). The Notes are debt obligations of ours that will be collateralized by the Series Sub-Account (the “Sub-Account Collateral”) and the limited liability company membership interests of each SPV wholly-owned by us (the “Equity Collateral” and together with the Series Sub-Account Collateral, the “Collateral”). However, to the extent an SPV acquires a Loan Interest funded pursuant to a Credit Facility, unless provided otherwise in the applicable Series Note Supplement, the SPV Facility Provider will have a first priority security interest in the Equity Collateral, and the Trustee’s security interest in the Equity Collateral, for the ratable benefit of the Noteholders, will be subordinated to the security interest of the SPV Facility Provider until the repayment of amounts borrowed by the SPV from the SPV Facility Provider(s) (the repayment of such amounts the “Final Repayment”). Each SPV will own the corresponding Loan Interest that will entitle the SPV to receive payments therefrom. Accordingly, our obligations to make payments to holders of Notes of any series will be solely dependent upon the payments received by the corresponding SPV pursuant to the corresponding Loan Interest it owns. Each purchaser of a Note will receive a promissory note in electronic form pursuant to the Indenture, substantially identical to the form of promissory note which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Each distribution from an SPV, representing payments under each Loan Interest owned by that SPV after deduction of fees and expenses of that SPV and obligations owed by that SPV under any Credit Facility, will be deposited in the Series Sub-Account for that SPV and will be paid from that Series Sub-Account in the following order:
1.
to pay the Administration Fee, other costs, fees, charges, and advances paid or incurred by us or our affiliates or payable to us (including but not limited to fees to the Manager, certain annual operating expenses of ours (as described above and in each Series Note Supplement), and any additional expenses and advances made by us or the Manager associated with litigation, defaults or foreclosure) in such order as we, in our sole and absolute discretion, elect,

2.
to pay interest on the Notes of the corresponding series,

3.
to repay principal of the Notes of the corresponding series, and

4.
to pay any excess proceeds or residual amounts, if any, to us, unless otherwise specified in the Series Note Supplement.

An investment in the Notes is subject to a variety of restrictions as detailed herein, the applicable Subscription Agreement and the Note. The Manager will receive certain compensation from us and is subject to several conflicts of interest, including, without limitation, its affiliate relationship with us. (See “Risk Factors” and “Conflicts of Interest” below.) Prospective investors should understand and consider that material federal income tax risks exist associated with investing in the Notes. (See “Material U.S. Federal Income Tax Considerations” below.)
The specific maturity date, interest rates and other terms and conditions will vary subject to the specific Note. (See “The Offering” below.) The Notes will be structurally subordinate to indebtedness and other obligations of each corresponding SPV and will be subordinate to any senior indebtedness we may incur, which may include, but is not limited to, any credit facility from a bank or financial institution, and other secured creditors. We do not intend to incur senior indebtedness at the level of the issuer of the Notes.
The offering of the Notes pursuant to this prospectus will be conducted on an ongoing and “best efforts” basis. The offering of the Notes pursuant to this prospectus will continue subject to our sole and absolute discretion to shorten or extend the offering period. No minimum offering amount has been set. The Notes will not be listed on any securities exchange.

The Indenture.   The Notes will be issued pursuant to an indenture to be entered into by and between us and the Trustee and qualified under the Trust Indenture Act of 1939, as amended. The Indenture will constitute a legally binding and enforceable agreement between us and the Trustee, pursuant to which, among other things (a) the Notes are issued by us in accordance with terms set forth in the Indenture and the Notes; (b) we grant a security interest in the Collateral to the Trustee for itself and for the ratable benefit of all Noteholders; provided that the security interest in the Equity Collateral will be expressly subordinated to the security interest of any corresponding SPV Facility Provider until the Final Repayment of the applicable Credit Facility; (c) the Trustee has the right to take control of the Collateral upon the occurrence and continuance of an Event of Default, except such right with respect to the Equity Collateral will be subject to the SPV Facility Provider’s senior security interest, if any; (d) we will, on behalf of the Trustee, file UCC-1 financing statements to perfect the security interest of the Trustee, acting as secured party for the ratable benefit of the Noteholders, in the Collateral in which a security interest can be perfected by filing a UCC-1 financing statement; and (e) we will serve as the initial paying agent to hold and distribute payments to the Noteholders in accordance with the terms of their respective Notes; provided that upon the occurrence and continuance of a bankruptcy or insolvency-related Event of Default, the Trustee will act as paying agent and distribute payments to Noteholders. Upon the occurrence and continuance of any other Event of Default, the Trustee will have the right, but not the obligation, to become paying agent under the Note. The Trustee has entered into a certain side letter with Esquire Bank related to Esquire Bank’s duty to provide the Trustee with certain Noteholder information in the event that the Trustee becomes paying agent pursuant to the terms of the Indenture. The Trustee may exercise its legal rights to the Collateral only if an Event of Default has occurred under the Indenture. Only the Trustee, not the holders of the Notes, will have a secured claim to the above Collateral, subject to the senior security interest of the SPV Facility Provider(s), if any, and subject to the prior rights of the SPV Facility Provider(s), if any, to repayment of the of the loans at the SPV level.
If the Trustee were to exercise its legal rights to the Collateral and thereby foreclose on the Loan Interests, the Indenture provides that amounts distributed from any SPV collected on a particular Loan Interest (minus allowable fees and expenses) are to be applied to amounts due and owing on the corresponding Note. Such amounts distributed by an SPV will represent amounts collected on a particular Loan Interest (minus allowable fees and expenses and amounts owing under any Credit Facility of that SPV. The security interest in the Equity Collateral granted to the Trustee, on behalf of the Noteholders, will be expressly subordinated to the security interest of SPV Facility Providers, to the extent that the SPV has outstanding obligations or commitments under Credit Facilities. Further, there can be no assurance that the Trustee, or ultimately the Noteholders, would realize any amounts from the Collateral.
The Indenture may be updated, amended or supplemented from time to time in accordance with the terms of the Indenture (as amended from time to time). Amended, updated or supplemental indentures will be executed by the Trustee and/or us (as applicable) and made available to the Noteholders on the YieldStreet Investment Portal.
The Indenture provides that the Trustee will be required to keep all information obtained by it from us (including without limitation the names and addresses of Noteholders) strictly confidential and may not disclose such information with any third-party, except as required by law or regulation or use such information other than for the purpose of fulfilling its duties under the Indenture.
The Indenture provides that we will cause each SPV, directly or through us an affiliate of ours or a third-party servicer, to use commercially reasonable efforts to service and collect the Loan Interests of the SPV, in good faith, accurately and in accordance with industry standards customary for servicing loans or participations such as the Loans Interests. Notwithstanding the generality of the foregoing, each SPV, directly or through us, an affiliate of ours and any third-party servicer of a Loan Interest, will have the right, at any time and from time to time and subject to the foregoing servicing standard, to change the stated maturity of the principal of, or any installment of principal or interest on, such Loan Interest or reduce the principal amount thereof or the rate of interest thereon or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity date thereof, or amend or waive any term of such Loan Interest, or write off and cancel such Loan Interest without the consent of any Noteholder of the series corresponding to such Loan Interest.

The Indenture permits the Trustee and us, with the consent of the holders of not less than fifty-one percent (51%) in aggregate principal amount of each series of Notes affected thereby at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holder of a Note under such series and under the Indenture. However, no such supplemental indenture may: (1) subject to the servicing standard (in the immediately preceding paragraph) change the stated maturity of the principal of, or any installment of principal or interest on, a Note, or reduce the principal amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such amendment or supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) with respect to the Notes, (3) modify any of the provisions of the Indenture relating to “waiver of past defaults”, “rights of holders to receive payment” or “supplemental indentures with consent of holders”, except to increase the percentage of outstanding Notes of such series required for such actions to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby or (4) modify any provision of the Indenture that affects the rights of, or adversely affects, any SPV Facility Provider with respect to such provision (without its prior written consent).
The Indenture also permits the holders of at least fifty-one percent (51%) in aggregate principal amount of the Notes of all affected series at the time outstanding, on behalf of the holders of all the Notes of such series, to waive, insofar as those series are concerned, our compliance with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the holder of a Note (unless revoked as provided in the Indenture) will be conclusive and binding upon such holder and upon all future holders and owners of the Note and any Notes that may be issued upon the registration of transfer thereof or, irrespective of whether or not any notation thereof is made upon the Note or other such Notes. The Trustee will have no duty or liability with regards to the servicing of the underlying Loan Interests.
Notes held or purchased by us or our affiliates are considered “outstanding” for purposes of the Indenture but are not counted in determining whether the threshold for actions by holders have been met unless the Notes held by us are pledged and the pledgee establishes that it is not an affiliate of ours.
The Indenture prohibits us from consolidating with or merging into another business entity or conveying, transferring or leasing its properties and assets substantially as an entirety to any business entity, unless: (1)(a) we are the continuing corporation or limited liability company after such consolidation, merger or sale of assets or (b)(i) the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and (ii) it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture; (2) immediately after giving effect to the transaction, no default will have occurred or be continuing; and (3) we have delivered to the Trustee an officers’ certificate stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the Indenture and all conditions precedent relating to such transaction have been complied with.
Under the terms of the Indenture, any of the following events will constitute an Event of Default for a series of Notes: (1) subject to the limitations on required payments contained in the Indenture and the Notes and subject to the limitation in the next paragraph, our failure to make required payments on any Note of such series on the applicable due date and the continuance of such default for thirty (30) days; (2) certain specified events relating to our bankruptcy, insolvency or reorganization; (3) a final decision by a court of competent jurisdiction will have determined that we have committed criminal or civil fraud; or (4) any other Event of Default that is specifically provided with respect to a series of Notes.
It is not a default or Event of Default under the terms of the Indenture if we do not make payments on a series of Notes when the corresponding SPV has not distributed requisite funds owing to the failure of a borrower to make payments on the underlying Loan Interest(s) and/or a lender of record does not make a payment on the underlying loan(s) in which the SPV has taken a Participation Interest. In that case, we are not required to make payments on the Notes, so no default occurs. However, if such SPV fails to repay its obligations outstanding under a Credit Facility, such failure to pay may be an event of default under the Credit Facility, and the SPV Facility Provider of such Credit Facility may choose to foreclose on the Collateral securing such Credit Facility. (See “Risk Factors” generally for more information.)
If an Event of Default related to our bankruptcy or insolvency as provided in the Indenture occurs and is continuing, then the stated principal amount of all outstanding Notes will become due and payable immediately without any act by the Trustee or any holder of Notes.
The holders of at least fifty-one percent (51%) in aggregate principal amount of the outstanding Notes of any series, by notice to the Trustee (and without notice to any other holder of Notes), may on behalf of the holders of all Notes of the series rescind an acceleration and the consequences thereof so long as (1) such rescission does not conflict with any judgment or decree and (2) all Events of Default have been cured or waived. There will be no acceleration of principal of any Notes upon the occurrence and continuance of an Event of Default other than one related to our bankruptcy or insolvency. Notwithstanding the forgoing, neither the Trustee nor any Noteholder will exercise any rights or remedies under the Indenture until the applicable Funding Entity or Leverage Provider, if any, has been paid in full with respect to any funding advances or assignments made to the related SPV.
The holders of at least fifty-one percent (51%) in aggregate principal amount of the outstanding Notes of any series, by notice to the Trustee (and without notice to any other holder of Notes), may on behalf of the holders of all Notes of the series waive an existing default with respect to such Notes, except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the Indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is permanently and irrevocably waived, it is deemed cured, but no such waiver will extend to any subsequent or other default or impair any consequent right.
A Noteholder may not institute a suit against us for enforcement of such holder’s rights under the Indenture or pursue any other remedy with respect to the Indenture or the Notes unless: (1) the holder gives the Trustee written notice stating that an Event of Default with respect to a series of Notes has occurred and is continuing; (2) the holders of at least fifty-one percent (51%) aggregate principal amount of the outstanding Notes of that series make a written request to the Trustee to pursue the remedy; (3) such holder or holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the Trustee; (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and (5) the holders of at least fifty-one percent (51%) aggregate principal amount of the outstanding Notes of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.
The Indenture provides that Noteholders may not use the Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder (but the Trustee has no affirmative duty to determine whether or not any such actions or forbearances are unduly prejudicial to such other Noteholders). The Indenture further provides that Noteholders may not use the Indenture to obtain confidential information relating to other Noteholders that is either unnecessary to pursue a remedy under the Indenture or would be prejudicial to the privacy rights of other Noteholders or prejudicial to our business.
The Indenture will generally cease to be of any further effect with respect to a series of Notes and the Notes of that series will no longer be outstanding under the Indenture if  (1) all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation or (2) all Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one (1) year and we have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes. In either case, we must also pay or cause to be paid all other sums payable under the Indenture by it and deliver to the Trustee an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the Indenture have been complied with. The Indenture does not contain any provisions for legal or covenant defeasance of the Notes.

YieldStreet Investment Portal Structure Diagram.
The following diagram illustrates the basic structure of the YieldStreet Investment Portal for two distinct, hypothetical series of Notes (Series 1 and Series 2) that does not involve Credit Facilities. This graphic is intended to be a general summary of the YieldStreet Investment Portal structure and is not intended to demonstrate all details of the YieldStreet Investment Portal, including the effect of prepayments, late payments, late fees or collection fees. (See “About the YieldStreet Investment Portal” for more information.)
Legal Proceedings
As of the date of this prospectus, we are not subject to any pending legal proceedings. From time to time, we may be involved in litigation and other proceedings, including regulatory proceedings, arising in the ordinary course of our business.

INFORMATION ABOUT YIELDSTREET INC. AND YIELDSTREET MANAGEMENT, LLC
YieldStreet’s Duties
YieldStreet is a Delaware corporation whose principal office is located at 597 Fifth Avenue, 6th Floor, New York, New York 10017. Certain management services are provided to us by YieldStreet’s wholly-owned subsidiary, YieldStreet Management, LLC, an SEC-registered investment adviser.
The Manager oversees our daily business operations and provides a number of related services. Among other matters, these services include:
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managing our issuance, sale and payment of the Notes;

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managing our funding, acquisition or origination of Loan Interests;

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administering our day-to-day operations, including paying (solely from our funds) our fees and expenses;

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giving notices and communications on our behalf as we may be required to give from time to time under our various agreements;

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maintaining our general accounting records and preparing monthly, quarterly and annual financial statements as may be necessary or appropriate;

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retaining on our behalf an accounting firm to audit our year-end financial statements;

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preparing and filing our income, franchise or other tax returns;

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causing to be paid (solely from our funds) any taxes required to be paid by us;

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not knowingly causing us to engage in any activity that would cause us to be subject to income or franchise tax on a net income basis by any taxing jurisdiction outside of the United States;

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retaining on our behalf outside counsel;

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reviewing and analyzing any agreements entered into by us and establishing, in consultation with us, operating procedures to enable us to comply with the terms of such agreements;

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providing recordkeeping and maintenance to maintain our legal existence;

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preparing resolutions for consideration by our Board in accordance with our organizational documents;

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preparing and having executed and filed all documents necessary to qualify us to do business in any jurisdiction in which such qualification is necessary or appropriate;

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in conjunction with our counsel, monitoring compliance with applicable laws and regulations;

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receiving notices on our behalf;

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notifying us of the institution of any action, suit or proceeding against, or regulatory investigation of, us;

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establishing and maintaining all necessary bank accounts of ours and managing our cash in accordance with the terms and provisions of our material contracts; and

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from time to time taking at our expense such actions as we may reasonably request.

YieldStreet manages the YieldStreet Investment Portal and provides a number of related services, including:
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managing, maintaining and operating the YieldStreet Investment Portal;

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managing, maintaining and operating the website at www.yieldstreet.com; and

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the payment (solely from our funds) of related fees and expenses.

Among other things, the Manager and YieldStreet assist us with the issuance and sale of the Notes, the acquisition and funding of Loan Interests and the posting of offerings on the website. (See “About the YieldStreet Investment Portal” for more information.)
In no event will the Manager nor YieldStreet be responsible to make payments from its own funds on any Notes or other obligations of ours.
Relationship with Us
We are a wholly-owned subsidiary of YieldStreet. As our sole member, YieldStreet selects all of our managers. All of our directors are officers and/or managers of YieldStreet and/or the Manager. On or prior to the consummation of the offering of Notes, we expect that Kevin J. Corrigan will be appointed as our independent manager.
We are required by our organizational documents to indemnify YieldStreet and any employee, representative, agent or affiliate of YieldStreet (collectively, the “Covered Persons”), for any Covered Loss incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on our behalf and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person, except for any act or omission that constitutes gross negligence or willful misconduct. The term “Covered Loss” includes any loss, damage or claim incurred by (i) YieldStreet solely in its capacity as our sole member (and not in its capacity as Loan and Note Servicer or otherwise pursuant to any contract) or (ii) any other Covered Person when acting on behalf of YieldStreet in its capacity as our sole member.
Covered Losses do not include any loss, damage or claim for which YieldStreet separately would be required to indemnify us under any other contract. We are required to make indemnification payments only from funds that are not required to be applied to payments on the Notes and that are not needed to make current payments to third parties.
Our organizational documents also govern our relationship with YieldStreet and will provide that we will:
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Not commingle our assets with YieldStreet’s assets, and not utilize our assets as if they were assets of YieldStreet, but instead maintain our funds and other assets separately identified and segregated from YieldStreet;

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File our own tax returns and pay our own taxes, if any, as may be required under applicable law, except to the extent that applicable law requires YieldStreet to file tax returns that include us in the consolidated tax returns of YieldStreet;

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Produce and maintain separate financial statements and reports and ensure that such financial statements and reports appropriately indicate (in the notes thereto or otherwise) the separate existence of YieldStreet and us and our and their respective assets and liabilities, and to the extent our assets and liabilities are represented in the consolidated financial statements of YieldStreet, ensure that such financial statements appropriately indicate (in the notes or otherwise) the separate existence of YieldStreet and us and our and their separate assets and liabilities;

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Ensure that all agreements, contracts and transactions between YieldStreet and us are on terms and conditions that are not materially more favorable to YieldStreet or us than the terms and conditions that would be expected to have been obtained under similar circumstances, from a party not affiliated with YieldStreet or us (particularly including terms and conditions relating to compensation or consideration payable by one to the other, indemnification, exclusivity, rights of first offer, term and termination);

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Not enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering YieldStreet’s property or to cause us to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering YieldStreet’s property; and

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Not acquire any of YieldStreet’s securities (other than the transfer of certain direct originated Loan Interests).

Our organizational documents also will provide that to avoid any confusion by third parties with respect to the separate existence, operation, assets and credit and other obligations and liabilities of YieldStreet and ours, we will conduct ourselves as follows:
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we will, at all times, in our public filings, press releases, websites and otherwise, hold ourself out to the public and all other persons and entities as a legal entity separate from YieldStreet and cause us to hold ourself out to the public and all other persons and entities as a legal entity separate from YieldStreet;

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we will conduct our business in our own name so as not to mislead third parties as to the identity of the entity with which such third parties are dealing and strictly comply with all organizational formalities to maintain our separate existence;

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To the extent that we act as an agent for or on behalf of YieldStreet pursuant to any administrative services, servicing or other agreement or arrangement, we will take reasonable steps to ensure that third parties understand that we are acting in such capacity for or on behalf of YieldStreet and not for ourself or our own account; and

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we will take prompt and reasonable action to correct any known misunderstanding regarding the separateness of our legal identity, assets, credit, obligations and liabilities from those of YieldStreet.

Portfolio Management
The Manager also manages other pooled investment vehicles of the YieldStreet Platform, as indicated below. The following table identifies, as of December 31, 2018: (i) the pooled investment vehicles managed by the Manager; and (ii) the total assets of such vehicles (based on the outstanding principal balance of Loan Interests held by such vehicles). None of such vehicles are subject to an advisory fee based on performance.
Total Assets of All Vehicles
Aggregate Assets of All Active Vehicles	$335,543,236.45
(i) Name of Vehicle	(ii) Total Assets of Vehicle
YS QS STSBF III LLC	$3,000,000.00
YS LC DiverPSP XXX LLC	$6,167,302.84
YS LC DiverPSP XXIX LLC	$4,026,861.00
YSLF LawFF VIII LLC	$5,155,000.00
YS LC DiverPSP XXVIII LLC	$5,472,003.56
YS BP CFin II LLC	$15,000,000.00
YS QS STSBF II LLC	$3,000,000.00
YS QS STSBF I LLC	$3,040,671.56
YS CF LawFF VII LLC	$15,000,000.00
YS TBG MultiREP XI LLC	$6,687,299.96
YS LC DiverPSP XXVII LLC	$2,839,066.65
YS TBG ResiProp I LLC	$3,749,999.97
YS LC DiverPSP XXVI LLC	$2,952,246.86
YS ACRE CommeProp III LLC	$6,000,000.00
YS LC DiverPSP XXV LLC	$3,170,496.74
YS ESQ LawFF VI LLC	$14,119,141.97
YS LC DiverPSP XXIV LLC	$2,396,583.50
YS Soli LawFF V LLC	$4,000,000.00
YS iBRW CommeProp I LLC	$4,500,000.00
YS TRP ComFin I LLC	$3,150,000.00
YS LC DiverPSP XXIII LLC	$2,411,301.31
YS Soli LawFF III LLC	$3,562,754.43
YS Soli LawFF IV LLC	$1,429,049.02
YS LC DiverPSP XXII LLC	$1,673,431.65

(i) Name of Vehicle	(ii) Total Assets of Vehicle
YS LC DiverPSP XXI LLC	$2,343,637.85
YS TBG MultiREP VII LLC	$704,219.88
YS LC DiverPSP XX LLC	$1,182,469.90
BP SCFin I LLC	$6,231,437.63
LC DiverPSP XIX LLC	$2,104,411.63
LC DiverPSP XVIII LLC	$1,062,759.36
YS TBG MultiREP V LLC	$1,184,999.93
LC AccelPSP VIII LLC	$2,799,088.92
TBG MultiREP IV LLC	$299,999.89
LC DiverPSP XVII LLC	$741,879.16
Soli DiverCLP I LLC	$10,000,000.00
LC DiverPSP XVI LLC	$421,304.44
LC DiverPSP XV LLC	$1,120,395.32
LC DiverPSP XIV LLC	$758,788.32
LC DiverPSP XIII LLC	$817,717.13
LC AccelPSP IV LLC	$417,314.28
LC DiverPSP XII LLC	$744,121.83
LC AccelPSP III LLC	$468,609.58
LC DiverPSP XI LLC	$209,291.06
YS LC X LLC	$783,334.74
YS LC IX LLC	$177,342.00
YS LC VIII LLC	$356,463.04
YS LC VII LLC	$322,208.05
YieldStreet Quest II LLC	$570,451.25
YS LC VI LLC	$912,317.96
YS Soli TFF LLC	$12,000,000.00
YS Single Case IV LLC	$17,583.32
YieldStreet Quest I LLC	$186,634.36
YS ALTNOTES I LLC (one issuer with several SPVs)	Total Assets of YS ALTNOTES I LLC
YS MF I LLC
YS GM MarFin V LLC
YS ASND ResiProp III LLC
YS GM MarFin IV
YS ARNA OGFin I LLC
YS YRK ResiRF I LLC
YS TBG MultiREP XIII LLC
YS TBG CommeREP VI LLC
YS GM MarFin III
YS TBG MultiProp II
YS GM MarFin II
YS GM MarFin I
Total	$164,101,244.60

INFORMATION ABOUT THE SPVs
Use of SPVs
We will fund, acquire or originate Loan Interests through one or more SPVs that are each wholly-owned by us and managed by the Manager. Each SPV owns the Loan Interests associated with a particular series of Notes. Unless otherwise stated in the Series Note Supplement for a series of Notes with regard to the SPV corresponding to that series, each SPV will be a Delaware limited liability company.
We will cause each SPV to use commercially reasonable efforts to service and collect the Loan Interests of the SPV, directly or through us, the Originator, an affiliate of ours or a third-party servicer. Such servicing and collection shall be in good faith, accurately and in accordance with industry standards customary for servicing loans or participations such as the Loans Interests. Notwithstanding the generality of the foregoing, each SPV, directly or through us, an affiliate of ours and any third-party servicer of a Loan Interest, will have the right, at any time and from time to time and subject to the foregoing servicing standard, to change the stated maturity of the principal of, or any installment of principal or interest on, such Loan Interest or reduce the principal amount thereof or the rate of interest thereon or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity date thereof, or amend or waive any term of such Loan Interest, or write off and cancel such Loan Interest without the consent of any Noteholder of the series corresponding to such Loan Interest.
The operating agreement or other charter documents for each SPV will contain provisions that ensure the separateness of the SPV from us and from YieldStreet and that prohibit the SPV from consolidating with or merging into another business entity or conveying, transferring or leasing its properties and assets substantially as an entirety to any business entity.
Each SPV will maintain its own Series Deposit Accounts, which will be separate from our deposit account and any Series Sub-Account thereof.
Each SPV may incur indebtedness under Credit Facilities and may pledge all of its assets to the related SPV Facility Provider to secure its obligations under any such Credit Facility. We may pledge our equity ownership interest in an SPV as further security for an SPV’s obligations under a Credit Facility and may enter into guarantees or security agreements as necessary in connection with such a pledge. However, the obligations of an SPV under a Credit Facility will not be cross-supported by any other SPV (or the Series Sub-Account corresponding to any other SPV) or cross-collateralized to assets of any other SPV, unless the prospectus supplements in respect of all applicable series of Notes provide otherwise.

GOVERNMENT REGULATION
Overview
The securities and lending industries are highly regulated. We, the Notes and the Loan Interests are subject to extensive and complex rules and regulations. We, our SPVs and/or the Originators with whom we transact also are subject to licensing and examination by various federal, state and local government authorities. These authorities impose obligations and restrictions on our activities and the Loan Interests made and Notes issued through the YieldStreet Investment Portal. In particular, depending on the particular Loan Interests involved, these rules limit the fees that may be assessed on Loan Interests, require extensive disclosure to, and consents from, borrowers and prohibit discrimination and impose multiple qualification and licensing obligations on marketplace activities. Failure to comply with these requirements may result in, among other things, revocation of required licenses or registration, loss of approved status, voiding of Loan Interest contracts, indemnification liabilities to contract counterparties, class action lawsuits, administrative enforcement actions and civil and criminal liabilities. These rules and regulations are subject to continuous change, however, and a material change could have an adverse effect on our compliance efforts and ability to operate.
Federal and State Laws and Regulations
Investment Company Act of 1940
The Investment Company Act contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. We believe that we have conducted, and will conduct, our business in a manner that does not result in us being characterized as an investment company. If, however, we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations. If we were deemed to be an investment company, we may also attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on our businesses.
State Securities Laws
We are subject to the securities laws of each state in which the registration or qualification to offer and sell the Notes has been approved. Certain of these state laws require us to renew the registration or qualification of Notes on an annual basis.
State Licensing Requirements
We believe that the Originators, as originators of Loan Interests that correspond to the Notes offered through the YieldStreet Investment Portal, satisfy any relevant licensing requirements with respect to the origination of such Loan Interests. In addition, as needed, we seek licenses and/or authorizations of various types so that we may conduct activities such as servicing and marketing in all states, the District of Columbia and Puerto Rico, to the extent that we or an affiliate of ours is acting as Servicer. To such extent, we may be subject to supervision and examination by the state regulatory authorities that administer these state lending laws. The licensing statutes vary from state to state and prescribe or impose different requirements, including: restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, stock ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review.
The Dodd-Frank Wall Street Reform and Consumer Protection Act
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) created many new restrictions and an expanded framework of regulatory oversight for the financial services industry. Among other things, the Dodd-Frank Act centralized responsibility for consumer financial protections by creating the Consumer Financial Protection Bureau (the “CFPB”), which has broad authority to write regulations under federal consumer financial protection laws, such as the Truth-in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, and the Fair Debt Collection Practices Act, and to enforce those laws against and examine large financial institutions for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To the extent we or an affiliate of ours is the Servicer with respect to Loan Interests that constitute consumer credit, we will be subject to the CFPB’s jurisdiction, including its enforcement authority and may become subject to their supervisory authority. In such event, the CFPB may request reports concerning our organization, business conduct, markets and activities, and also conduct on-site examinations of our business on a periodic basis.
Certain Lending Regulations
Although we and our SPVs intend to purchase Loan Interests (or portfolios thereof) that constitute consumer credit, we do not intend to directly originate such Loan Interests. As a result of our intended activities, however, we may be directly or indirectly subject to extensive federal, state and local regulation, non-compliance with which could have a negative impact on our ability to service the Notes or operate as we plan through the YieldStreet Investment Portal. Such regulations may include the following:
Equal Credit Opportunity Act.    The federal Equal Credit Opportunity Act (“ECOA”) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, or the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from applicants and from making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application. These requirements apply both to a lender as well as to a party such as us that regularly implements and communicates a credit decision. Investors may also be subject to the ECOA in their capacity as purchasers of Notes, if they are deemed to regularly participate in credit decisions. In the underwriting of relevant Loan Interests, we would seek to comply with ECOA’s provisions prohibiting discouragement and discrimination. ECOA also requires creditors to provide consumers with timely notices of adverse action taken on credit applications.
Fair Credit Reporting Act.    The federal FCRA promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies. FCRA requires a permissible purpose to obtain a consumer credit report, and requires persons to report loan payment information to credit bureaus accurately. FCRA also imposes disclosure requirements on creditors who take adverse action on credit applications based on information contained in a credit report. In purchasing Loan Interests that constitute consumer credit we would seek to ensure that the Originators have a permissible purpose for obtaining credit reports on potential borrowers and also obtain explicit consent from borrowers to obtain such reports. In addition, we would seek to ensure that such Originators as the servicer for such Loan Interests, have systems in place to report Loan Interest payment and delinquency information to appropriate reporting agencies, as well as having implemented an identity theft prevention program as required by law.
Fair Debt Collection Practices Act.    The Federal Fair Debt Collection Practices Act and similar state debt collection laws regulate debt collection practices by “debt collectors” and prohibit debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans. Some states also impose similar obligations on companies that service accounts, as well as original creditors. While we obligate the third party collection agencies and other service providers that we use to comply with applicable law in collecting Loan Interests (and we have sought and will seek to comply with such law if we undertake direct collection activity in relation to Loan Interests), it is possible that improper collection practices may occur that could adversely affect the collectability of particular Loan Interests or could result in financial penalties or operating restrictions being imposed on us that adversely affect our ability to operate or perform our respective payment and other obligations.
Servicemembers Civil Relief Act.   The federal SCRA allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA, as well as certain state laws with similar protections for military members, require the lender to adjust the interest rate of borrowers who qualify for and request relief. If a borrower with an outstanding Loan Interest qualifies for protection under the SCRA or similar state laws, the lender thereof will be required to reduce the interest rate on the Loan Interest to 6% for the duration of the borrower’s active duty. During this period, the investors who have invested in Notes corresponding to such Loan Interest will not receive the difference between 6% and the Loan Interest’s original interest rate. For a borrower to obtain an interest rate reduction on a Loan Interest due to military service, the borrower must provide their lender with a written notice and his or her military orders within 180 days of the end of the borrower’s military service. We do not take military service into account with respect to Loan Interests and we do not disclose the military status of Loan Interest obligors to investors.
Other Lending Regulations
Originators are subject to and seek to comply with other state and federal laws and regulations applicable to consumer lending, including additional requirements relating to loan disclosure, credit discrimination, credit reporting, debt collection and unfair, deceptive or abusive business practices. These laws and regulations may be enforced by state consumer credit regulatory agencies, state attorneys general, the CFPB and private litigants, among others. We or our SPVs may become subject to regulatory scrutiny or legal challenge with respect to our compliance with these requirements to the extent we are a direct lender of consumer loans.
Electronic Funds Transfer Act
The federal Electronic Fund Transfer Act (“EFTA”), and Regulation E, which implements it, provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (“NACHA”). Most transfers of funds in connection with the origination and repayment of the Loan Interests are performed by ACH. We obtain necessary electronic authorization from borrowers and investors for such transfers in compliance with such rules. Transfers of funds through the YieldStreet Investment Portal are currently executed by Evolve Bank and conform to the EFTA, its regulations and NACHA guidelines.
Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act
The federal Electronic Signatures in Global and National Commerce Act (“ESIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumer’s consent to receive information electronically. When an individual investor registers with the YieldStreet Investment Portal, we obtain his or her consent to transact business electronically and maintain electronic records in compliance with ESIGN and UETA requirements.
Privacy and Data Security Laws
The federal Gramm-Leach-Bliley Act (“GLBA”) limits the disclosure of nonpublic personal information about a consumer to nonaffiliated third parties and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information. Additional state and federal privacy and data security laws require safeguards to protect the privacy and security of consumers’ personally identifiable information, require notification to affected customers in the event of a breach, and restrict certain sharing of nonpublic personal information about a consumer with affiliated entities. Our parent, YieldStreet, has a detailed privacy policy, which complies with GLBA and is accessible from its website. We maintain participants’ personal information securely, and we do not sell, rent or share such information with nonaffiliated third parties for marketing purposes unless previously agreed to by the participant or otherwise permitted by applicable law. In addition, we take a number of measures to safeguard the personal information of our Loan Interest obligors and investors and to protect it against unauthorized access.
Bank Secrecy Act
We have implemented an anti-money laundering policy and various anti-money laundering procedures to comply with applicable federal law. We undertake to determine that new Loan Interest obligors and investors are not on the list of Specially Designated Nationals maintained by the U.S. Department of the Treasury Office of Foreign Asset Control’s pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act and its implementing regulation.
States in Which We and YieldStreet Currently Operate, and States Where Notes may be publicly offered
The YieldStreet Investment Portal operates online only. We intend to register the offer and sale of the Notes in all 50 states as well as the District of Columbia and Puerto Rico. We intend to offer the Notes in each jurisdiction where we obtain such qualification or where such registration is declared effective, subject to any applicable state suitability requirements.

MANAGEMENT
YIELDSTREET ALTNOTES LLC Management
The following table sets forth information about our executive officers and managers as of the date of this prospectus:
Name	Age	Position
Milind Mehere	46	Chief Executive Officer and Manager
Michael Weisz	30	President and Manager
Ivor C. Wolk	55	General Counsel and Secretary
Jimmy Pandhi	41	Chief Financial Officer and Treasurer
Kevin J. Corrigan	42	Independent Manager Nominee
Milind Mehere.   Mr. Mehere is the Chief Executive Officer of YieldStreet responsible for overall strategy and day-to-day operations. Prior to co-founding YieldStreet in January 2015, Mr. Mehere co-founded Yodle, which was acquired by web.com (Nasdaq: WEB) for $342 million in March 2016. He helped Yodle scale to $200 million in revenue and over 1,400 employees. During his nine years at Yodle from 2006 to 2014, Mr. Mehere created and lead several departments, including General Manager of Canada where he built a team of over 200 people, Vice President of Business Development & Channel Sales and Vice President of Client Management & Operations. Previously, Mr. Mehere held various leadership roles at OATSystems (acquired by Checkpoint Systems CKP) and i2 Technologies (acquired by JDA Software).
Michael Weisz.   Mr. Weisz is a co-founder and the President of YieldStreet. He is responsible for corporate strategy and direction, investment strategy, and sourcing and facilitating a network of Originators at YieldStreet. Mr. Weisz is a co-founder of Soli Capital, a specialty finance lender and investor with a focus on litigation finance and has served as its Chief Investment Officer since 2013. From 2009 to 2013, Mr. Weisz was Vice President at a New York-based credit opportunities hedge fund with $1.2 billion under management. Mr. Weisz and his team specialized in asset-based loan transactions between $5 million and $25 million with a niche in financing transactions for litigation and similar matters. During his career, Mr. Weisz has managed over $500 million in transactions. He brings with him 10 years of investment experience. Mr. Weisz graduated with a B.S. in Finance from Touro College.
Ivor Wolk.   Mr. Wolk has served as General Counsel at YieldStreet since October 2017. He started his career at Davis Polk & Wardwell before holding senior investment banking legal roles at WestLB, Barclays Capital and Dresdner Kleinwort. Prior to joining YieldStreet, Mr. Wolk also served as General Counsel at NewOak Capital, LLC, a broker-dealer and capital markets advisory firm from January 2012 to May 2014. In addition, Mr. Wolk was a partner at Pastore & Dailey LLC from May 2014 to November 2016 and at Cohen Tauber Spievack & Wagner P.C. from November 2016 to October 2017, where he focused his practice on corporate and securities law. Mr. Wolk graduated cum laude with a Bachelor of Commerce and law degree from the University of the Witwatersrand, South Africa, and holds a Master of Laws degree from the University of Cambridge, England.
Jimmy Pandhi.   Jimmy Pandhi has served as head of Strategic Finance at YieldStreet since July 2018. Prior to joining YieldStreet, Mr. Pandhi was a Managing Director of New York Life Investment Management from 2015 to 2017, where he focused on financial and strategic matters. In addition, Mr. Pandhi spent four years at Evercore from 2011 to 2015 where he was Head of Investor Relations among other responsibilities. Before joining Evercore, Mr. Pandhi spent six years at Fortress Investment Group, where he held various positions across finance, private equity, and credit. Mr. Pandhi received a B.S. from the University of Illinois Urbana-Champaign.
Kevin J. Corrigan.   Kevin J. Corrigan joined as Senior Vice President of Global Securitization Services, LLC (“GSS”) in April 2017. At GSS, Mr. Corrigan focuses on special purpose entity management and independent directorship services. Prior to joining GSS, Mr. Corrigan spent ten years at Fitch Ratings as a Senior Director, where he was responsible for managing credit teams within the rating agency’s Structured Finance department. His primary credit coverage areas included asset backed commercial paper programs, structured credit products, and insurance linked securities. Previous to this, Mr. Corrigan spent seven years at Goldman Sachs in the Securities and Controllers divisions. Within the Securities division, Mr. Corrigan originated short term debt products, including asset backed commercial paper conduits, and marketed them to investors. He began his career in the Controllers division supporting the investment bank’s asset management unit. While at Goldman Sachs he received both his Series 7 and Series 63 licenses. Mr. Corrigan received a Juris Doctor from Brooklyn Law School in 2013 and he is admitted to the New York State bar. He received a Bachelor of Business Administration in Finance and Business Economics from the University of Notre Dame in 1999.
Board Composition and Election of Managers
Our Board currently consists of two managers. Our goal is to assemble a board of managers that operates cohesively and works with management in a constructive way. We believe that our managers possess valuable experience and the knowledge necessary to guide its business with proven records of success in their chosen professions. They all have the highest integrity and a keen intellect. They are collegial yet independent in their thinking, and are committed to the hard work necessary to be informed about the lending industry, we, and our key constituents, including investors, stockholders and management.
Manager Compensation
We do not compensate our interested managers for service on the Board. Prior to the consummation of the offering of Notes, we expect that we, GSS, and our independent director nominee, Kevin J. Corrigan, who is an employee of GSS, will enter into a Services and Indemnity Agreement (the “GSS Agreement”), pursuant to which, among other things, (i) GSS and Mr. Corrigan will agree that Mr. Corrigan will serve as our independent manager, and (ii) we will agree to compensate GSS for providing such independent manager services.
Board Leadership
Because we are privately owned and our equity interests are not listed on a national exchange, we are not required to maintain a board of managers consisting of a majority of independent managers, or to maintain an audit, nominating or compensation committee. We do not have a lead independent manager.
Code of Ethics
Our Board is committed to a high standard of corporate governance practices and, through its oversight role, believes that it has encouraged and promoted a requisite culture of ethical business conduct among our officers and employees. To memorialize its commitment to these standards, the Manager adopted a “Code of Ethics” that applies to all of its and YieldStreet’s employees, managers and officers, including our principal executive officer, our principal financial officer and other executive officers. Our Board has adopted the Manager’s “Code of Ethics.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, certain provisions of the Code of Ethics by posting such information on the YieldStreet Investment Portal or in public filings.
Manager Independence
Because we are privately held and do not have any of our securities listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities, we are not required to maintain a board of managers consisting of a majority of independent managers or to maintain an audit committee, nominating committee or compensation committee consisting solely of independent managers.
Board Committees
Nominating Committee
We are not required to have a nominating committee comprised of independent managers. We currently do not have a standing nominating committee and accordingly, there are no charters for such committee. We believe that a nominating committee is not necessary for a company of our size with our type of business. We also believe that our managers collectively have the requisite background, experience and knowledge to fulfill the limited duties and obligations that a nominating committee may have.

Compensation Committee
We are not subject to Section 10C of the Exchange Act and are not required to have a compensation committee comprised of independent managers. We do not have a compensation committee since none of our managers or executive officers receive compensation.
Audit Committee
We are not subject to Section 10A of the Exchange Act and are not required to have a compensation committee comprised of independent managers. We do not have a compensation committee since none of our managers or executive officers receive compensation.
Limitations on Officers’ and Managers’ Liability
Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company formed under Delaware law may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. As permitted by Delaware law, our governing documents contain provisions that limit or eliminate the personal liability of our managers for breaches of duty to us. Our operating agreement limits the liability of managers to the fullest extent permitted under Delaware law.
These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Delaware law, our governing documents also provide that:
•
we will indemnify our managers and officers to the fullest extent permitted by law;

•
we may indemnify our employees, to the extent that we have any, and other agents to the same extent that we indemnify our officers and managers; and

•
we will advance expenses to our managers and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses will be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our governing documents are not exclusive.
Under the GSS Agreement, we expect to agree to indemnify Mr. Corrigan and GSS (collectively, the “Indemnitees”) against any loss, damage or claim incurred by the Indemnitees as a result of Mr. Corrigan’s service as an independent manager for us or by reason of any act or omission performed or omitted by Mr. Corrigan as our independent manager, except for any loss, damage or claim incurred by reason of Mr. Corrigan’s gross negligence, bad faith or willful misconduct. If any proceeding is asserted against the Indemnitees for which they may be indemnified under the GSS Agreement, we would retain and direct counsel to defend such action and would be responsible for paying all reasonable fees and disbursements of such counsel. The Indemnitees would have the right to approve such counsel, but may not unreasonably withhold approval. If a court of competent jurisdiction determines that an Indemnitee is not entitled to indemnification under the GSS Agreement, GSS would be required to repay any amounts paid by us to or on behalf of such Indemnitee in connection with those matters as to which it has been determined that such Indemnitee is not entitled to indemnification.
We also maintain an insurance policy that covers certain liabilities of our managers and officers arising out of claims based on acts or omissions in their capacities as managers or officers.
We believe that these provisions and agreements are necessary to attract and retain qualified persons as managers and officers. To the extent these provisions permit us to indemnify its officers and managers for liabilities arising under the Securities Act, however, we have been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION
We do not compensate any of our interested managers or officers.
TRANSACTIONS WITH RELATED PARTIES
Agreements between Us and YieldStreet
We entered into a license agreement with YieldStreet, pursuant to which YieldStreet agreed to grant us a nonexclusive, royalty free license to use the name “YIELDSTREET ALTNOTES LLC” Under this agreement, we have a right to use such name for so long as YieldStreet remains our parent company. Other than with respect to this limited license, we have no legal right to our name. This license agreement will remain in effect for so long as the license agreement is in effect.
Agreements between Us and YieldStreet Management LLC
The Loan Interests held by SPVs are managed by the Manager pursuant to the Investment Management Agreement. As compensation for its services, the Manager will receive a Management Fee (as described above in “Fees and Expenses”) pursuant to the Investment Management Agreement.
Under the Investment Management Agreement, the Manager and its affiliates (including its officers, employees, partners, members, managers and agents) will not be liable to us or any Noteholder for mistakes of judgment, for any act or omission, or for losses due to any such mistakes, action or inaction, except to the extent that such losses arose primarily from gross negligence, willful misconduct, fraud or bad faith in the conduct of its duties, and we will indemnify each such person against, and hold it harmless from, all liabilities and claims (including reasonable attorneys’ fees and expenses in defending against such liabilities and claims) arising from the performance of such duties in conformance with the terms of the Investment Management Agreement. These provisions of the Investment Management Agreement will not constitute a waiver by us of any of our legal rights under applicable U.S. securities laws or any other laws whose applicability is not permitted to be contractually waived.
Participation on the YieldStreet Investment Portal
Certain of our executive officers and managers have purchased notes through the YieldStreet Investment Portal and may do so in the future. The notes were purchased on terms and conditions that were not more favorable than those obtained by other investors.
Indemnification
Under our organizational documents, we are required to indemnify our managers and officers in certain instances. Our governing documents provide that we will indemnify our managers and officers to the fullest extent permitted by Delaware law. For more information, see “Management — Limitations on Officers’ and Managers’ Liability.”
Policies and Processes for Transactions Involving Related Parties
Our Board has not adopted a formal policy or procedure that must be followed prior to any transaction, arrangement or relationship with a related person, as defined by SEC regulations.
Our Manager has adopted the Code of Ethics that is enforced throughout all levels of management and deals with conflicts of interest, among other things. Our Board has adopted the Manager’s “Code of Ethics.” The Code of Ethics requires our managers, officers and employees (if any) to avoid any conduct or activities that conflict, or appear to conflict, with its interests, or that may make it difficult for the individual to perform his or her duties objectively. The Code of Ethics also requires managers and executive officers to disclose any actual or potential conflict of interest to our Manager’s Chief Compliance Officer.
The standards applied pursuant to the above-described procedures are to provide comfort that potential conflicts of interest or related party transactions are identified and received appropriate oversight and review.

PRINCIPAL SECURITY HOLDERS
YieldStreet is our sole member and holds a 100% interest in us. We do not have any equity compensation plans.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This management’s discussion and analysis of financial condition or MD&A, contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.
Overview
YieldStreet operates the YieldStreet Investment Portal, which has enabled accredited investors to access asset-based investment opportunities across multiple asset classes and provides borrowers with a source of affordable capital. Through the use of the YieldStreet Investment Portal, investors can browse and screen alternative investment opportunities, view details of a prospective investment and then complete the investment process online. The marketplace lending and online investment industry is an innovative and unique industry, and the application of federal and state laws in areas such as securities and commercial and consumer finance to our business is still evolving. We are a wholly-owned subsidiary of YieldStreet.
YieldStreet developed the YieldStreet Investment Portal and owns the proprietary technology that makes the operation of the YieldStreet Investment Portal possible. Since May 2018, YieldStreet has made available private investment opportunities to accredited investors, including another borrower payment dependent note issuer, YS ALTNOTES I LLC, a Delaware limited liability company and a wholly-owned subsidiary of YieldStreet (“YS ALTNOTES I”), and expects to make available additional private investment opportunities to accredited investors, through YS ALTNOTES II LLC, a Delaware limited liability company organized as a wholly-owned subsidiary of YieldStreet (collectively with YS ALTNOTES I, referred to herein as the “YS Private BPDN Issuers”), in transactions exempt from registration under the Securities Act. In addition, shares of an investment company managed by the Manager and registered under the Investment Company Act of 1940, as amended, YieldStreet Multi-Asset Fund Inc., are also available through the YieldStreet Investment Portal. We expect to offer and sell the Notes through the YieldStreet Investment Portal in a similar manner to which the YS Private BPDN Issuers have offered and sold notes through the YieldStreet Investment Portal, except that while the YS Private BPDN Issuers offer and sell notes solely to accredited investors in transactions exempt from registration under the Securities Act, we may publicly offer and sell the Notes.
Our model is predicated on working with loan originators or asset managers (collectively, “Originators”) who provide investment opportunities to investors. Our manager, YieldStreet Management LLC, a subsidiary of YieldStreet (the “Manager”) and affiliate of ours, works with and relies on Originators that it believes are experienced in their specific asset class and have a track record originating and servicing the Loan Interests. The Originators usually work with borrowers to structure and fund the Loan Interests, and the Originators are responsible for serving the Loan Interest through its life cycle. The Manager vets and conducts due diligence on the Originators, their background, credit and underwriting policies. The Manager also evaluates their loan book and performance, business policies and serving standards, among other things. When the Originator has been vetted to the satisfaction of the Manager, then the Manager evaluates potential investment opportunities that are suitable for the YieldStreet Platform. In addition, in certain circumstances, where YieldStreet has in-house expertise or has partnered with an expert in a particular asset class, we, through our SPVs, will make direct loans to borrowers.
We are an “emerging growth company” under the federal securities laws and therefore are subject to reduced public company reporting requirements. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have elected to “opt out” of this extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period is irrevocable.
Trends and Uncertainties
The Manager has operated the YieldStreet Investment Portal since 2015. The performance of the Notes and related Loan Interests may not be consistent with the historical trends demonstrated by notes previously sold by the YS Private BPDN Issuers through the YieldStreet Investment Portal or related Loan Interests. Since inception, the Manager increased its origination volume in terms of both number of investments and total dollar amounts. Upon commencement of operations, we hope to continue a similar trend of growth as our originations continue to broaden. In addition, over time we expect our investor base to grow as we gain more exposure to potential Originators, and establish our Notes as a viable investment alternative.
The online investment industry is an innovative and unique industry, and the application of federal and state laws in areas such as securities and commercial and consumer finance to our business is still evolving. Further, the application of federal and state laws in areas such as securities and consumer finance to our business is still evolving. We will continue to monitor this evolution actively in order to identify and respond quickly to any legislative or regulatory developments that may impact our platform.
Results of Operations
We are a newly formed company and have not commenced operations, and we have no operating history. We have not begun funding, acquiring or originating Loan Interests and issuing related Notes. We have not collected any interest income or fees.
Future Critical Accounting Policies and Estimates
We have not commenced operations as of the date of the balance sheet included herein. In preparing our financial statements, we are required to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the related disclosures. We have based these estimates on the historical experience of the Manager and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ from those estimates. Our significant accounting policies which may include revenue recognition and fair value measurement for Loan Interest and Notes are more fully described in the notes to our balance sheet included elsewhere in this prospectus.
Critical accounting policies are those policies that we believe present the most complex or subjective measurements and have the most potential to impact our financial position and operating results. While all decisions regarding accounting policies are important, we believe that the following policies could be considered critical.
Revenue Recognition
Upon commencement of operations, our revenue recognition policy will be in accordance with ASC Topic 605, Revenue Recognition. Under ASC Topic 605, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price of the services is fixed and determinable and collectability is reasonably assured.
Interest income (expense) on Loan Interests receivable and Notes
We recognize interest income on our Loan Interest receivable using the accrual method based on the stated interest rate to the extent that we believe it to be collectable. We record interest expense on the corresponding Note based on the contractual interest rate.
Fair Value Measurement
Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820 Fair Value Measurements and Disclosures, we determine the fair values of our financial instruments based on the fair value hierarchy established in that standard, which requires an entity to maximize the use of quoted prices and observable inputs and to minimize the use of unobservable inputs when measuring fair value. We use various valuation techniques depending on the nature of the financial instrument, including the use of market prices for identical or similar instruments, or discounted cash flow models. When possible, active and observable market data for identical or similar financial instruments are utilized. Alternatively, we may determine fair value using assumptions that we believe a market participant would use in pricing the asset or liability.
After we commence operations, our financial instruments will consist principally of cash and cash equivalents, restricted cash, Loan Interests, accounts payable and accrued liabilities and Notes. The estimated fair values of cash and cash equivalents, restricted cash, accounts payable and accrued liabilities approximate their carrying values because of their short term nature.
Upon commencement of our operations, we will begin to acquire, fund and originate Loan Interests through our wholly-owned SPVs, and issue Notes, and we will account for Loan Interests and Notes on a fair value basis.
Loan Interests and Notes
Once we begin operations, we will acquire, fund and originate Loan Interests through our wholly-owned SPVs and, except as may otherwise be determined in connection with the servicing of any Loan Interest, will hold the Loan Interests until maturity. We will also issue Notes to Noteholders to fund our purchase of Loan Interests or enter into Credit Facilities to fund the acquisition of Loan Interests. Our obligation to repay the Notes is conditioned upon the repayment of the associated Loan Interests owned by us. We will carry the Loan Interests and Notes on our balance sheet as assets and liabilities, respectively.
In conjunction with our commencement of operations, we will adopt the provisions of ASC Topic 825, Financial Instruments. ASC Topic 825 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. We apply the provisions of ASC Topic 825 to the Loan Interests and Notes issued on an instrument by instrument basis. The aggregate fair value of the Loan Interests and Notes will be reported as separate line items in the assets and liabilities sections of the balance sheet using the methods described in ASC Topic 820.
We will determine the fair value of the Loan Interests and Notes in accordance with the fair value hierarchy established in ASC Topic 820, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. As observable market prices will not be available for the Loan Interests and Notes we will hold or for similar assets and liabilities, we believe that the Loan Interests and Notes will be considered Level 3 financial instruments under ASC Topic 820.
ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.
In a hypothetical transaction as of the measurement date, we believe that differences in the principal marketplace in which the Loan Interests are originated and the principal marketplace in which we might offer those Loan Interests may result in differences between the originated amount of the Loan Interests and their fair value as of the transaction date. Changes in the fair value of Loan Interests and Notes subject to the provisions of ASC Topic 820 are recognized in earnings; fees and costs associated with the origination or acquisition of Loan Interests are recognized as incurred. We will estimate the fair value of the Loan Interests and Notes using a discounted cash flow methodology based upon a set of valuation assumptions we believe market participants would use for similar assets and liabilities. The main assumptions used to value the Loan Interests and Notes include default rates, prepayment rates, and recovery rates based upon historical data for Loan Interests and Notes originated in prior periods.
Overall, if the fair value of the Loan Interests decrease or increase due to any changes in our assumptions, there will also be a corresponding decrease or increase in the fair value of the linked Notes. As a result, the effect on our earnings of adverse changes in key assumptions is mitigated. However, the impact of these changes in fair value could have a material adverse impact on Noteholders’ investments in the Notes.

As we receive scheduled payments of principal and interest on the Loan Interests we will in turn make principal and interest payments on the Notes. These principal payments will reduce the carrying value of the Loan Interests and Notes. If we do not receive payments on the Loan Interests, we are not obligated to and will not make payments on the Notes. The fair value of a Note is approximately equal to the fair value of the corresponding Loan Interest. If the fair value of the Loan Interest decreases due to our expectation regarding both the likelihood of default of the loan and the amount of loss in the event of default, there will also be a corresponding decrease in the fair value of the Note (an unrealized gain related to the Note and an unrealized loss related to the Loan Interest).
Liquidity and Capital Resources
We will incur certain fees relating to registering or qualifying our offering and sale of Notes with federal and state securities regulators, as well as additional fees relating to obtaining any other licenses and permits that are necessary to the operation of our business. Prior to the commencement of the offering, YieldStreet will make one or more capital contributions to us in an aggregate amount that is sufficient to ensure that we are able to meet these expenses. Upon commencement of the offering, we will also incur certain recurring expenses relating to fees under the Indenture. We will pay these recurring expenses from the Administration Fees that we earn in connection with the issuance of the Notes. We expect that the combination of additional capital contributions and ongoing fee revenue will be sufficient for us to meet ongoing cash requirements and sustain our operations.
Off-Balance Sheet Arrangements
As of March 21, 2019, we have not engaged in any off-balance sheet financing activities.
Tabular Disclosure of Contractual Obligations
As of March 21, 2019, we do not have any material amounts due under contractual obligation.
LEGAL MATTERS
The validity of the Notes offered in this offering will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania.
EXPERTS
The financial statements of YIELDSTREET ALTNOTES LLC as of March 21, 2019, and the related notes to the financial statements, included in this prospectus, have been audited by Richey May & Co., LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to certain related party transactions with its direct parent, YieldStreet as well as an explanatory paragraph referring to a change in accounting principle). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

YIELDSTREET ALTNOTES LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members of Yieldstreet Altnotes LLC
We have audited the statements of financial condition of Yieldstreet Altnotes LLC (the Company), as of March 21, 2019, and the related notes to the financial statements. Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement position. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred above present fairly, in all material respects, the financial position of Yieldstreet Altnotes LLC, as of March 21, 2019 in accordance with accounting principles generally accepted in the United States of America.
Englewood, Colorado
March 25, 2019

YIELDSTREET ALTNOTES LLC
BALANCE SHEET
MARCH 21, 2019
ASSETS:
Cash	$25,000
Total assets	$25,000
LIABILITIES AND MEMBERS’ EQUITY:
Members’ equity	$25,000
Total liabilities and members’ equity	$25,000

See Notes to the Balance Sheet

YIELDSTREET ALTNOTES LLC
Notes to Balance Sheet
1. Organization and Summary of Significant Accounting Policies
Organization
YIELDSTREET ALTNOTES LLC (the “Company”), a Delaware limited liability company, was formed on January 3, 2019 and has not commenced operations as of the date of the Company’s balance sheet. Pursuant to an operating agreement dated January 20, 2019, the Company is managed by YieldStreet Management, LLC (the “Investment Manager”).
The Company was formed for the purpose of presenting prospective investors in its borrower dependent payment notes with specialty finance credit investment opportunities that are sufficiently collateralized to preserve capital and will generate income in accordance with its desired investment characteristics.
Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in United States of America (“GAAP”) and are stated in U.S. dollars.
In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services – Investment Companies (“ASC 946”), the Company has determined that it is an investment company and has applied the guidance in accordance with ASC 946.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers cash equivalents to be short-term, highly liquid investments, such as money market funds that are readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value due to changes in interest rates, which generally includes only investments with original maturities of three months or less.
Investment Transactions and Investment Income
Investment transactions are accounted for on the date the investments are purchased or sold (trade date basis). Net realized gains and losses from investment transactions are reported on an identified cost basis. Interest income is accrued and recorded as earned.
Income Taxes
The Company is organized as a single member limited liability company and is treated as a disregarded entity for tax purposes in accordance with single member limited liability company rules. The Company does not file any tax returns. Accordingly, no federal or state income tax provision has been included in the financial statements, as all items of income and expense generated by the Company are reported on the parent’s annual tax filings.
In accordance with ASC 740, Income Taxes, the Company is required to evaluate whether its tax positions taken or expected to be taken are more likely than not to be sustained upon examination by the applicable taxing authority. As of March 21, 2019, the Investment Manager has determined that no provision for income taxes is required for the Company’s financial statements based on review of the Company’s tax positions for all open years.

YIELDSTREET ALTNOTES LLC
Notes to Balance Sheet

2. Fair Value Measurements
FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not assumptions specific to the entity.
ASC 820 specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon the market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:
Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.
Level 2 Inputs – Inputs other than the quoted market prices in active markets that are both observable either directly or indirectly.
Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.
ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
While the Company believes its valuation methods are appropriate and consistent with those used by other market participants, the use of different methods or assumptions to estimate the fair value of certain financial statement items could result in a different estimate of fair value at the reporting date. Those estimated values may differ significantly from the values that would have been used had a readily available market for such items existed, or had such items been liquidated, and those differences could be material to the financial statements.
The Company will value all future investments based on the par value less all principal capital repayments as of the date of valuation. As of March 21, 2019, the Company has made no investments.
In conjunction with our commencement of operations, the Company will adopt the provisions of ASC Topic 825, Financial Instruments. ASC Topic 825 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. The Company applies the provisions of ASC Topic 825 to the Loan Interests and Notes issued on an instrument by instrument basis. The aggregate fair value of the Loan Interests and Notes will be reported as separate line items in the assets and liabilities sections of the balance sheet using the methods described in ASC Topic 820.
3. Revenue Recognition
Upon commencement of operations, the Company’s revenue recognition policy will be in accordance with ASC Topic 605, Revenue Recognition. Under ASC Topic 605, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price of the services is fixed and determinable and collectability is reasonably assured.
4. Credit Risk
The Company is subject to credit risk to the extent that the bank the Company conducts business with is unable fulfill their contractual obligations and the amounts exceed those insured by the Federal Deposit Insurance Corporation. Management of the Company monitors this counterparty and does not expect any losses.

YIELDSTREET ALTNOTES LLC
Notes to Balance Sheet

5. Related Party Transactions
The Company will enter into an investment management agreement with the Investment Manager which will oversee the daily business operations of the Company. The Investment Manager is a wholly-owned subsidiary of YieldStreet Inc. (“YieldStreet”). For its services, the Investment Manager will earn a management fee that will vary with each series of Notes that are issued by the Company. The management fee may be fixed or variable, and will be set forth in the relevant Series Note Supplement. Further, the Investment Manager may receive compensation from third parties in connection with the Company’s activities. These fees are retained by the relevant YieldStreet affiliate (including the Company), and are not paid to Noteholders except if the corresponding Series Note Supplement provides otherwise.
6. Members Equity
Members’ equity is 100% owned by YieldStreet. To date, YieldStreet has contributed cash of  $25,000 to the Company.
7. Management Indemnifications
The operating agreement of the Company provides general indemnifications to the Investment Manager and its respective affiliates, shareholders, members, partners, managers, directors, officers and employees when acting in good faith on behalf of the Company. The Company is unable to estimate any potential future payment amounts and expects the risk of any such loss to be remote, accordingly no accrual has been made for a liability as of March 21, 2019.
8. Subsequent Events
Management of the Company has evaluated subsequent events through March 25, 2019 the date on which the financial statements were available to be issued. There are no events to be reported.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by YieldStreet. All amounts are estimated except the Securities and Exchange Commission registration fee.
Securities and Exchange Commission registration fee	$30,300
Accountants’ fees and expenses	$3,500
Legal fees and expenses	$200,000
Blue Sky fees and expenses	$100,000
Miscellaneous	$16,200
Total Expenses	$350,000

Item 14. Indemnification of Managers and Officers.
Our operating agreement (the “Operating Agreement”) provides that, to the fullest extent permitted by applicable law, our managers and officers will be indemnified by us against, any loss, damage or claim incurred by reason of any act or omission performed or omitted by such officer or manager in good faith on our behalf and in a manner reasonably believed to be within the scope of the authority conferred on the officer or manager by the Operating Agreement and Delaware law, except for any loss, damage or claim incurred by reason of the officer’s or manager’s gross negligence or willful misconduct; provided, however, that any such indemnity will be provided out of and to the extent of our assets only. In addition, the Operating Agreement provides that, to the fullest extent permitted by applicable law, we may advance any expenses incurred by an officer or manager defending any claim, demand, action, suit or proceeding prior to its final disposition, upon our receipt of an undertaking by or on behalf of the officer or manager to repay such amount if it is determined that the officer or manager is not entitled to be indemnified under the Operating Agreement.
Prior to the consummation of the offering of securities pursuant to this Registration Statement, we expect to enter into a Services and Indemnity Agreement with Global Securitization Services, LLC and our proposed independent manager, Kevin J. Corrigan. Under this agreement, we will agree to indemnify Mr. Corrigan against any loss, damage or claim incurred by him as a result of serving as an independent manager for us or by reason of any act or omission performed or omitted by him as our independent manager, except for any loss, damage or claim incurred by reason of Mr. Corrigan’s gross negligence, bad faith or willful misconduct.
Item 15. Recent Sales of Unregistered Securities.
YIELDSTREET ALTNOTES LLC has not issued any equity interests in the past three years.

Item 16. Exhibits.
Exhibit No.	Description
3.1	Certificate of Formation of YIELDSTREET ALTNOTES LLC (filed herewith).
3.2*	Amended and Restated Operating Agreement of YIELDSTREET ALTNOTES LLC.
4.1*	Form of Indenture between YIELDSTREET ALTNOTES LLC and Delaware Trust Company, as trustee.
4.2	Form of Borrower Payment Dependent Note (included in Exhibit 4.1).
5.1*	Opinion of K&L Gates LLP as to the validity of the borrower payment dependent notes.
10.1*	Form of Subscription Agreement.
10.2*	License Agreement between YIELDSTREET ALTNOTES LLC and YieldStreet Inc. pursuant to which YIELDSTREET ALTNOTES LLC may use its name.
10.3*	Investment Management Agreement between YIELDSTREET ALTNOTES LLC and YieldStreet Management, LLC.
10.4*	Services and Indemnity Agreement between Global Securitization Services, LLC, Kevin J. Corrigan and YIELDSTREET ALTNOTES LLC.
23.1	Consent of Richey May & Co., LLP (filed herewith).
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages).
25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Delaware Trust Company.

*
To be filed by amendment.

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 28, 2019.
YIELDSTREET ALTNOTES LLC
By:
/s/ Milind Mehere

Name: Milind Mehere
Title:  Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned managers and officers of YIELDSTREET ALTNOTES LLC, a Delaware limited liability company, do hereby constitute and appoint Milind Mehere and Ivor C. Wolk, or either one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Milind Mehere Milind Mehere	Chief Executive Officer and Manager (Principal Executive Officer)	March 28, 2019
/s/ Jimmy Pandhi Jimmy Pandhi	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 28, 2019
/s/ Michael Weisz Michael Weisz	President and Manager	March 28, 2019